ERM

Exhibit 96.8

Keliber Lithium Project, Finland, Mineral Resource Update

Technical Report Summary

PREPARED FOR

Sibanye Stillwater KELIBER

Sibanye-Stillwater Limited, Keliber Technology Oy

DATE
21 April 2024

EFFECTIVE DATE
31 December 2023

REPORT NO.
R142.2024

REFERENCE
0694475 KTOMRE01

SSW
Keliber MRE TRS

REPORT PREPARED FOR

DOCUMENT TITLE	Keliber Lithium Project, Finland, Mineral Resource Update
DOCUMENT SUBTITLE	Technical Report Summary
PROJECT NUMBER	0694475 KTOMRE01
Report Date	21 April 2024
Effective Date	31 December 2024
Version	1.0
Coordinating Author	CSA Global South Africa (Pty) Ltd
Client name	Sibanye-Stillwater Limited, Keliber Technology Oy
Client Contact & Title	Stephan Stander - Senior VP, Group Head of MRM
Client office address	Bridgeview House Building 11, Constantia Office Park Corner 14th Ave and Hendrik Potgieter Road Weltevreden Park

REPORT ISSUED BY

OFFICE	ADDRESS
CSA Global South Africa (Pty) Ltd, and ERM Group Company	Building 27, 1st Floor, The Woodlands Office Park Woodlands Drive, Woodmead Sandton, Johannesburg Gauteng, 2148 SOUTH AFRICA T +27 11 798 4300 info@csaglobal.com

DOCUMENT HISTORY

Version	Date	Name	Purpose/Changes
0.1	26/03/2024	CSA Global	First Draft
0.2	20/04/2024	CSA Global	Second Draft
1.0	21/04/2024	CSA Global	Final Draft shared with client

DOCUMENT DETAILS

Report Number	R142.2024
File Name	Keliber_MRE_TRS_final_21 April 2024
Last edited	4/21/2024 2:52:00 PM
Report Status	Final

CSA Global Report №: R142.2024 2

SSW
Keliber MRE TRS

AUTHOR DETAILS AND SIGNATURE PAGE

Keliber Lithium Project, Finland, Mineral Resource Update

Technical Report Summary

Final

ERM Authorisation	CSA Global South Africa (Pty) Ltd	

© Copyright 2024 by The ERM International Group Limited and/or its affiliates ('ERM'). All Rights Reserved. No part of this work may be reproduced or transmitted in any form or by any means, without prior written permission of ERM.

CSA Global Report №: R142.2024 3

SSW
Keliber MRE TRS

Contents

1 EXECUTIVE SUMMARY 11
1.1 Introduction 11
1.2 Property Description and Ownership and Permitting 12
1.3 Geology and mineralization 13
1.4 Status of Exploration, development and operations 14
1.5 Metallurgy and processing 15
1.6 Mineral Resource Estimate 15
1.7 Mineral Reserves 17
1.8 Capital and operating costs 17
1.8.1 Capital costs 17
1.8.2 Operating costs 18
1.9 Qualified Person's Conclusions and Recommendations 19
2 INTRODUCTION 20
2.1 Registrant 20
2.2 Terms of Reference 21
2.3 Independence 21
Element of Risk 21
Principal Sources of Information 21
Qualified Persons 22
Qualified Person Site Inspections 22
2.4 Previous Reports on the Project 22
3 PROPERTY DESCRIPTION AND LOCATION 23
3.1 Location of Property 23
3.2 Mineral Rights 23
3.3 Property Encumbrances and Permitting Requirements 26
3.4 Significant factors and risks affecting access, title 27
4 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY 28
4.1 Topography, Elevation and Vegetation 28
4.2 Accessibility 28
4.3 Climate 29
4.4 Local Resources and Infrastructure 29
5 HISTORY 31
5.1 Previous Operators 31
5.2 Exploration and Development 31
6 GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT 33
6.1 Regional, local and project geology 33
6.1.1 Syväjärvi geology 36
6.1.2 Rapasaari geology 37
6.1.3 Länttä geology 38
6.1.4 Emmes geology 40
6.1.5 Outovesi geology 41
6.1.6 Leviäkangas geology 42
6.1.7 Tuoreetsaaret geology 42
6.2 Internal pegmatite zonation and Mineralogy 44
6.3 Weathering 45
6.4 Mineralisation Style and Deposit Type – LCT Pegmatites 45

CSA Global Report №: R142.2024 4

SSW Keliber MRE TRS CSA Global Report №: R142.2024 5 6.5 General Lithium Mineral Processing Considerations for Hard Rock Deposits .......................................... 48 6.6 Mineral Concentrates ............................................................................................................................... 49 7 EXPLORATION ...................................................................................................................................... 51 7.1 Non-invasive exploration activities .......................................................................................................... 51 7.1.1 Geological and boulder mapping .............................................................................................................. 51 7.1.2 Geochemical sampling .............................................................................................................................. 52 7.2 Drilling, logging and sampling ................................................................................................................... 53 7.2.1 Syväjärvi drilling ........................................................................................................................................ 53 7.2.2 Rapasaari drilling ...................................................................................................................................... 54 7.2.3 Länttä drilling ............................................................................................................................................ 55 7.2.4 Emmes drilling .......................................................................................................................................... 56 7.2.5 Outovesi drilling ........................................................................................................................................ 57 7.2.6 Tuoreetsaaret drilling ............................................................................................................................... 58 7.2.7 Leviäkangas drilling ................................................................................................................................... 59 7.2.8 Sampling procedures ................................................................................................................................ 60 7.2.9 Density ...................................................................................................................................................... 61 7.3 Geotechnical and hydrogeological drilling ............................................................................................... 61 7.4 Qualified Person’s Opinion on the Exploration ........................................................................................ 61 8 SAMPLE PREPARATION, ANALYSIS AND SECURITY ............................................................................... 62 8.1 Sample preparation methods and quality control measures ................................................................... 62 8.2 Sample preparation, assaying and laboratory procedures ....................................................................... 62 8.3 Quality assurance and quality control measures ..................................................................................... 63 8.3.1 Certified reference materials .................................................................................................................... 63 8.3.2 Blanks ........................................................................................................................................................ 64 8.3.3 Core replicates and lab pulp duplicates .................................................................................................... 66 8.3.4 Inter-laboratory checks ............................................................................................................................. 68 8.4 Adequacy of sample preparation, security and analytical procedures .................................................... 70 9 DATA VERIFICATION ............................................................................................................................. 72 9.1 Data verification procedures applied ....................................................................................................... 72 9.2 Site Visit .................................................................................................................................................... 72 9.2.1 Core Processing and Storage Facility ........................................................................................................ 73 9.2.2 Drill hole verification and field checks ...................................................................................................... 75 9.2.3 Site Visit Conclusion .................................................................................................................................. 77 9.3 Check logging, Database Verification and Validation ............................................................................... 78 9.3.1 Observations and comments .................................................................................................................... 80 9.3.2 Database checks ....................................................................................................................................... 80 9.3.3 Observations and comments .................................................................................................................... 82 9.3.4 Review of Historic Drilling against Keliber drilling .................................................................................... 82 9.4 Qualified Person Opinion and Recommendations ................................................................................... 85 10 MINERAL PROCESSING AND METALLURGICAL TESTING ........................................................................ 86 10.1 Metallurgical Testing ................................................................................................................................ 86 10.1.1 Historical metallurgical test work ............................................................................................................. 86 10.1.2 Recent mineral processing test work ........................................................................................................ 86 10.1.3 Recent conversion test work .................................................................................................................... 93 10.1.4 Recent hydrometallurgical testing for production of lithium carbonate and lithium hydroxide .............. 94 10.1.5 Recovery dependencies in mineral processing of Syväjärvi, Rapasaari and Länttä .................................. 97 10.2 Adequacy of data ...................................................................................................................................... 99 10.2.1 Ore Sorting ................................................................................................................................................ 99 10.2.2 Desliming .................................................................................................................................................. 99 10.2.3 Flotation .................................................................................................................................................... 99 10.2.4 Conversion .............................................................................................................................................. 100 SSW Keliber MRE TRS CSA Global Report №: R142.2024 6 10.2.5 Soda leaching and final product production ........................................................................................... 100 10.3 Summary and Conclusion ....................................................................................................................... 100 11 MINERAL RESOURCE ESTIMATES ........................................................................................................ 102 11.1 Introduction ............................................................................................................................................ 102 11.2 Database ................................................................................................................................................. 102 11.3 Database Validation................................................................................................................................ 103 11.4 Topography ............................................................................................................................................. 103 11.5 Geological Interpretation ....................................................................................................................... 103 11.5.1 Lithology ................................................................................................................................................. 103 11.5.2 Mineralisation ......................................................................................................................................... 103 11.6 Geological Modelling .............................................................................................................................. 104 11.6.1 Lithology ................................................................................................................................................. 104 11.6.2 Mineralisation ......................................................................................................................................... 104 11.6.3 Rapasaari ................................................................................................................................................ 107 11.7 Compositing ............................................................................................................................................ 109 11.8 Exploratory Data Analysis ....................................................................................................................... 109 11.9 Top Caps ................................................................................................................................................. 109 11.10 Variography ............................................................................................................................................ 109 11.11 Block Model ............................................................................................................................................ 112 11.12 Grade Estimation .................................................................................................................................... 112 11.13 Validation................................................................................................................................................ 115 11.13.1 Global Statistics....................................................................................................................................... 115 11.13.2 Swath Analysis ........................................................................................................................................ 115 11.13.3 Localised Visual Validation ...................................................................................................................... 115 11.14 Density .................................................................................................................................................... 118 11.15 Mineral Resource Classification .............................................................................................................. 120 11.16 Reasonable Prospects for Economic Extraction (RPEE) .......................................................................... 122 11.17 Mineral Resource Statement .................................................................................................................. 123 11.17.1 Conversions ............................................................................................................................................ 124 11.18 Comparison with the previous MRE ....................................................................................................... 125 11.19 Risk ......................................................................................................................................................... 129 12 MINERAL RESERVE ESTIMATE ............................................................................................................. 130 13 MINING METHODS ............................................................................................................................. 131 13.1 Geotechnical ........................................................................................................................................... 131 13.2 Hydrogeology and hydrology ................................................................................................................. 132 14 PROCESSING AND RECOVERY METHODS ............................................................................................ 133 15 INFRASTRUCTURE............................................................................................................................... 134 15.1 General Infrastructure ............................................................................................................................ 134 15.2 Electrical Infrastructure .......................................................................................................................... 138 16 MARKET STUDIES ............................................................................................................................... 140 16.1 Supply and demand ................................................................................................................................ 140 16.2 Forecast Prices ........................................................................................................................................ 143 17 ENVIRONMENTAL STUDIES, PERMITTING AND PLANS, NEGOTIATIONS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS ............................................................................................................................... 144 17.1 Environmental Impact Studies Results ................................................................................................... 144 17.1.1 Groundwater Studies .............................................................................................................................. 144 17.1.2 Biodiversity ............................................................................................................................................. 145 17.1.3 Air Quality ............................................................................................................................................... 145 SSW Keliber MRE TRS CSA Global Report №: R142.2024 7 17.1.4 Noise ....................................................................................................................................................... 145 17.2 Water Management ............................................................................................................................... 145 17.2.1 Surface waters and groundwater ........................................................................................................... 146 17.2.2 Effects on surface waters ........................................................................................................................ 146 17.2.3 Potentially Sulphate Soils ........................................................................................................................ 146 17.2.4 Acid-producing waste rock ..................................................................................................................... 147 17.2.5 Waste Disposal........................................................................................................................................ 147 17.2.6 Closure Plan ............................................................................................................................................ 147 17.2.7 Environmental Site Monitoring ............................................................................................................... 148 17.2.8 Social and Community Aspects ............................................................................................................... 148 17.2.9 Recreational Use ..................................................................................................................................... 149 17.2.10 Land Use, Economic Activity and Population .......................................................................................... 149 17.3 Environmental and social risks ............................................................................................................... 149 17.4 Environmental, social and governance summary ................................................................................... 150 18 CAPITAL AND OPERATING COSTS ....................................................................................................... 151 18.1 Capital Costs ........................................................................................................................................... 151 18.2 Operating Costs ...................................................................................................................................... 152 19 ECONOMIC ANALYSIS ......................................................................................................................... 154 20 ADJACENT PROPERTIES ...................................................................................................................... 155 21 OTHER RELEVANT DATA AND INFORMATION ..................................................................................... 156 21.1 Project Implementation Plan .................................................................................................................. 156 21.2 Exploration Programme and Budget ...................................................................................................... 156 21.3 Risk review .............................................................................................................................................. 157 21.3.1 Tenure ..................................................................................................................................................... 157 21.3.2 Geology and Mineral Resources ............................................................................................................. 157 21.3.3 Processing ............................................................................................................................................... 157 21.3.4 Opportunities .......................................................................................................................................... 158 22 INTERPRETATION AND CONCLUSIONS ................................................................................................ 159 22.1 Geology, exploration, sampling and Mineral Resources ........................................................................ 159 22.2 Metallurgical testing ............................................................................................................................... 161 23 RECOMMENDATIONS ......................................................................................................................... 162 23.1 Exploration and Mineral Resources ........................................................................................................ 162 24 REFERENCES ....................................................................................................................................... 164 25 RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT ........................................................... 166 26 DATE AND SIGNATURE DATE .............................................................................................................. 167 27 GLOSSARY AND ABBREVIATIONS........................................................................................................ 168 27.1 Abbreviations and Units of Measurement ............................................................................................. 168 27.2 Glossary of Terms ................................................................................................................................... 169 SSW Keliber MRE TRS CSA Global Report №: R142.2024 8 List of Figures Figure 1-1: Locality plan of the Keliber Lithium Project elements. ................................................................... 12 Figure 2-1: Simplified SSW corporate structure ................................................................................................ 20 Figure 3-1: Locality plan of the Keliber Lithium Project elements. ................................................................... 24 Figure 3-2: Map of Keliber Tenements as at 31 December 2023 ...................................................................... 26 Figure 6-1: Regional geological map of the Kaustinen Lithium Province within the Pohjanmaa Belt. ............. 34 Figure 6-2: Map showing the location of the various pegmatite groups within the broader Pohjanmaa Belt. Note: The yellow box around the Kaustenin Province in the north is host to the albite-spodumene pegmatites that form part of the Keliber Project. The complex pegmatite group (red) may also host lithium mineralisation. .................................................................................................................... 35 Figure 6-3: Geology of the Keliber Project showing the map pegmatite deposits ............................................ 36 Figure 6-4: Syväjärvi – 3D view of modelled pegmatites looking southwest. ................................................... 37 Figure 6-5: Rapasaari – 3D view of modelled pegmatites looking northwest. .................................................. 38 Figure 6-6: Länttä – 3D view of modelled pegmatites looking northeast. ........................................................ 39 Figure 6-7: Emmes – 3D view of modelled pegmatite looking north-northwest. Note the reverse fault displacing the pegmatite. ................................................................................................................ 40 Figure 6-8: Outovesi – 3D view of modelled pegmatite looking north-northwest. .......................................... 41 Figure 6-9: Leviäkangas – 3D view of modelled pegmatite looking north-northwest. ..................................... 42 Figure 6-10: Tuoreetsaaret – Plan view of modelled pegmatites. ...................................................................... 43 Figure 6-11: Tuoreetsaaret – 3D view of modelled pegmatites looking south. .................................................. 44 Figure 6-12: Example of weathered pegmatite from Rapasaari (Hole RA14 – Box 1 (~11 – 15 m depth). Although the core is broken, the spodumene looks largely unaltered and lithium grades through this zone (samples 40582 to 40584) range from 0.52 – 0.86% Li (or 1.13% to 1.86% Li2O) and average 0.64% Li (1.38% Li2O). ................................................................................................................................ 45 Figure 6-13: Idealised schematic model in profile or plan the showing the regional zonation in a pegmatite field around a parental granite intrusion. Note: The rare-element suites of the most enriched pegmatites in each zone are indicated with the most prospective pegmatites located in distal areas compared to the parental granite. ................................................................................................................... 47 Figure 6-14: Sketches showing the shapes of (A) vertical en chelon series of intrusions which are joined at depth (Fossen, 2010) and (B) a more shallowly dipping series of veins exposed and surface, with blind intrusions at depth. ......................................................................................................................... 48 Figure 6-15: Spodumene-quartz intergrowth seen in thin section. .................................................................... 49 Figure 7-1: Geological map showing distribution of mapped spodumene pegmatite boulders in relation to pegmatites. 51 Figure 7-2: Regional distribution of Li in till in relation to known lithium deposits. ......................................... 52 Figure 7-3: Map showing historical, GTK and Keliber drilling at Syväjärvi. ....................................................... 54 Figure 7-4: Map showing GTK and Keliber drilling at Rapasaari. ...................................................................... 55 Figure 7-5: Map showing historical, GTK and Keliber drilling at Länttä. ........................................................... 56 Figure 7-6: Map showing historical and Keliber drilling at Emmes. .................................................................. 57 Figure 7-7: Map showing Keliber’s drilling at Outovesi. .................................................................................... 58 Figure 7-8: Map showing GTK and Keliber drilling at Tuoreetsaaret. ............................................................... 59 Figure 7-9: Map showing historical, GTK and Keliber drilling at Leviäkangas. .................................................. 60 Figure 8-1: Reference material control charts from 2010 to 2020 in analytical order for the Keliber reference materials. ........................................................................................................................................ 65 Figure 8-2: Observations of AMIS0355 values since its introduction to laboratory internal QC protocol in 2016. Blue dashed line is uncertified value for fusion method, and green dashed line is certified value for 4-acid digestion. .............................................................................................................................. 66 Figure 8-3: Summary of core replicate results for the period 2010-2023 using fusion method 720P. ............. 67 Figure 8-4: Summary of laboratory pulp duplicate pairs for the period 2010-2023 using fusion method 720P. 67 Figure 8-5: Absolute value of relative difference between pulp re-assays and reference sample vs. Li% for the period 2010-2023 using fusion method 720P. ................................................................................ 68

SSW Keliber MRE TRS CSA Global Report №: R142.2024 9 Figure 8-6: Inter-laboratory checks conducted in 2014 Labtium (fusion method 720P) vs. ALS (4 acid method). 69 Figure 8-7: A) Plot of 2022 inter-laboratory check - Kuopio (blue) & Oulu (orange). B) Normal distribution of 2022 inter-laboratory check showing relative difference of paired samples. ................................ 70 Figure 9-1: A) Keliber’s core processing facility at Kaustine. B) Angled core racks used for core processing and logging. ............................................................................................................................................ 73 Figure 9-2: Keliber’s core receipt and storage facility adjoining the processing facility. A) Stacked core boxes and B) sealed crates of coarse and pulp rejects received back from the laboratory. ..................... 74 Figure 9-3: A) Core saw and B) cut sample in baskets prior to density measurements and packing. ............... 74 Figure 9-4: Photo of drill hole S76 (Syväjärvi) checked in July 2023. ................................................................ 76 Figure 9-5: Host rock outcrops from Syväjärvi: A) Plagioclase-bearing porphyrite (metavolcanic) (WPT840) and B) sulphide-bearing mica schist (metasediment) (WPT844). .......................................................... 76 Figure 9-6: Photo looking east of host schists and thin northerly dipping pegmatite veins in hanging wall to main spodumene pegmatites exposed in water-filled pit at entrance to the portal at Syväjärvi... 77 Figure 9-7: Tuoreetsaaret: A) Erratic of spodumene bearing pegmatite in forest with B) large spodumene lathes (>20 cm long) showing uniform crystal orientation (interpreted to be perpendicular to host rock contacts) (WPT848). ................................................................................................................ 77 Figure 9-8: Hole RA-14 (Box 32) with an interval of unsampled pegmatite logged as spodumene pegmatite (SPG) and host rock. ........................................................................................................................ 79 Figure 9-9: Hole S-22 Box 19 showing samples 30371 (60.3 - 61.2m) logged as muscovite pegmatite and 30372 (61.2 - 62.5m) logged as spodumene pegmatite (SPG) with high lithium content. ........................ 79 Figure 9-10 Comparison of recent (blue) and historic (green) Li2O% assay data within the interpreted spodumene pegmatite zones at Rapasaari (top), Syväjärvi (middle) and Emmes (bottom). .......... 84 Figure 10-1: Variability in Rapasaari flotation recovery. ..................................................................................... 90 Figure 10-2: Lithium recovery at 4.5% Li2O in the concentrate vs lithium grade in the feed. ............................ 98 Figure 11-1: Modelled pegmatites for Emmes, Länttä, Leviakangas and Outovesi (INT = internal xenolith, MPEG = muscovite pegmatite, SPEG = spodumene pegmatite ............................................................... 105 Figure 11-2: Plan view of the modelled pegmatites at Syväjärvi (blue = internal xenolith, yellow = muscovite pegmatite, red = spodumene pegmatite). .................................................................................... 105 Figure 11-3: View looking west showing the modelled pegmatites at Syväjärvi (blue = internal xenolith, yellow = muscovite pegmatite, red = spodumene pegmatite) and topography (green). ......................... 106 Figure 11-4: Plan view of the modelled pegmatites at Tuoreetsaaret (blue = internal xenolith, yellow = muscovite pegmatite, red = spodumene pegmatite). ................................................................... 106 Figure 11-5: View looking west showing the modelled pegmatites at Tuoreetsaaret (blue = internal xenolith, yellow = muscovite pegmatite, red = spodumene pegmatite) and topography (green). ............. 107 Figure 11-6: Plan view showing pegmatites at Rapasaari from numeric modelling (left hand side) and pegmatite zones (right hand side) (INT = internal xenolith, MPEG = muscovite pegmatite, SPEG = spodumene pegmatite); cross section location in green. ................................................................................. 108 Figure 11-7: Cross section looking north showing pegmatite zones at Rapasaari relative to drill holes (INT = internal xenolith, MPEG = muscovite pegmatite, SPEG = spodumene pegmatite). ...................... 108 Figure 11-8: Variogram mode for lithium oxide at Rapasaari. .......................................................................... 111 Figure 11-9: Variogram mode for lithium oxide at Syväjärvi............................................................................. 111 Figure 11-10: Swath plot for lithium oxide at Rapasaari, composites as orange line, block estimates as black line. ...................................................................................................................................................... 116 Figure 11-11: Swath plot for lithium oxide at Syväjärvi, composites as orange line, block estimates as black line. ...................................................................................................................................................... 117 Figure 11-12: Scatterplot of Li2O grade vs SG at Rapasaari. ................................................................................ 118 Figure 11-13: Regression of Li2O grade bins vs average SG at Rapasaari. ........................................................... 119 Figure 11-14: Mineral Resource classification at Rapasaari with drill hole collar locations. .............................. 121 Figure 11-15: Mineral Resource classification at Syväjärvi with drill hole collar locations. ................................ 122 Figure 15-1: General Proposed Layout of the Länttä Mine Site. Source: SRK, 2023. ........................................ 134 Figure 15-2: General Proposed Layout of the Rapasaari Mine Site. Source: SRK, 2023. ................................... 135 Figure 15-3: General Proposed Layout of the Syväjärvi Mine Site. Source: SRK, 2023. .................................... 136 Figure 15-4: General Proposed Layout of the Outovesi Mine Site. Source: SRK, 2023. .................................... 137 SSW Keliber MRE TRS CSA Global Report №: R142.2024 10 Figure 16-1: Current and future lithium demand and supply by source. .......................................................... 141 Figure 16-2: Relationship between the lithium carbonate and lithium hydroxide prices from January 2018 to January 2024. ................................................................................................................................ 141 Figure 16-3: Global share of mined lithium by country in 2022 ........................................................................ 142 Figure 16-4: Global share of refined lithium by country in 2022 ...................................................................... 142 List of Tables Table 1-1: Summary of drilling completed over the Keliber Lithium Project (Source: SRK, 2023) .................. 14 Table 1-2 Keliber Mineral Resources, exclusive of Mineral Reserves, at a 0.5% Li2O cut-off as at 31 December 2023 are reported on a 79.82% ownership basis ............................................................................ 16 Table 1-3: Keliber Project Capital Summary. Source: SRK, 2023 ...................................................................... 17 Table 3-1: Co-ordinates of the Keliber Lithium Project elements (ETRS-TM35FIN) ......................................... 23 Table 3-2: Keliber Tenements as at 31 December 2023 (Source: Keliber, 2023) ............................................. 24 Table 5-1 Previous operators .......................................................................................................................... 31 Table 5-2 Previous geophysical programmes ................................................................................................. 32 Table 6-1: Summary of chemical composition and density of the main lithium minerals associated with pegmatites ...................................................................................................................................... 46 Table 7-1: Summary of drilling completed over the Keliber Lithium Project (Source: Keliber) ....................... 53 Table 8-1: Summary of expected values for Keliber’s internally sources reference materials and commercially sourced AMIS0355. Source: Keliber, 2023 ...................................................................................... 63 Table 8-2: Performance of AMIS0355 and Keliber’s reference materials over the period 2016 to 2023 at Labtium (Source: Keliber) ................................................................................................................ 64 Table 9-1: List of drill holes field checked during site visit. .............................................................................. 75 Table 9-2: List of drill holes (geological and sample logs and assay certificates) checked against drill holes during site visit. ............................................................................................................................... 78 Table 9-3: Checks conducted on drill holes from various campaigns. ............................................................. 80 Table 9-4: Summary of historic drill data review within interpreted spodumene pegmatite zone. ................ 85 Table 11-1: Microsoft Access® databases by date ........................................................................................... 102 Table 11-2: Microsoft Access® databases - drilling and assay summary ......................................................... 103 Table 11-3: Example from Rapasaari of grouping simplified lithologies for modelling ................................... 104 Table 11-4: Naive statistics for Li2O%............................................................................................................... 109 Table 11-5: Composite Statistics for Li2O%. ..................................................................................................... 109 Table 11-6: Variogram parameters for Li2O%. ................................................................................................. 110 Table 11-7: Block model parameters. .............................................................................................................. 112 Table 11-8: Search Parameters ........................................................................................................................ 114 Table 11-9: Comparison between the input composites and ordinary kriged estimates ................................ 115 Table 11-10: Conceptual parameters used to determine RPEE. ........................................................................ 123 Table 11-11: Keliber Mineral Resources, exclusive of Mineral Reserves, at a 0.5% Li2O cut-off as at 31 December 2023, and reported on a 79.82% ownership basis. ....................................................................... 124 Table 11-12: Lithium product conversion matrix ............................................................................................... 125 Table 11-13: Comparison between the 2023 and 2022 Mineral Resource estimates at 0.5% cut-off .............. 127 Table 16-1: Price forecast (Roskill, 2021) ......................................................................................................... 143 Table 18-1: Keliber Project Capital Summary. Source: SRK, 2023 .................................................................... 151 SSW Keliber MRE TRS CSA Global Report №: R142.2024 11 1 Executive Summary 1.1 Introduction Sibanye Stillwater Limited (SSW, also referred to as Sibanye-Stillwater, the Company or the Registrant) holds an 79.82% share in the Keliber Lithium Project (Keliber), which is located in Central Ostrobothnia, Finland, through its 100% interest in Keliber Lithium (Pty) Ltd. Keliber is in the developed stage and is currently undergoing construction, with both the concentrator and lithium hydroxide refinery under construction. This technical report summary (TRS) specifically relates to the Mineral Resources at Keliber and was produced by CSA Global South Africa (Pty) Ltd (CSA Global) on behalf of SSW according to the United States Securities and Exchange Commission’s (SEC’s) Subpart 1300 of Regulation S-K (SK-1300). This TRS was prepared exclusively to update the Mineral Resource estimates previously disclosed in the amended Keliber technical report summary for the year ended 31 December 2022 produced by SRK Consulting (South Africa) (Pty) Ltd (SRK) and filed on 13 December 2023 by SSW (the Amended 2022 Keliber TRS). Furthermore, this TRS supports the disclosure of updated Mineral Resources as at 31 December 2023, which are disclosed in SSW's 2023 annual report filed on Form 20-F (the 2023 Form 20-F) and are based on the economics of the production of spodumene concentrates produced from open pit mining of the deposits. The principal reason for SSW’s decision to produce a technical report summary that only updates Keliber’s Mineral Resource estimates is the timing of the Mineral Resource update, which only became available during December 2023. Conversion of Mineral Resources to Minerals Reserves is a lengthy and iterative process including the application of Modifying Factors which are dependent on the Company’s business plan and other departments including finance, processing, geotechnical and mine planning. Given the time intensive process required to determine Mineral Reserves from Mineral Resource data, there was insufficient time available to conduct the Mineral Reserve estimate update prior to the filing of the 2023 Form 20-F, to which this TRS is an exhibit. SSW believes that the inclusion of historic Mineral Reserve estimates from the Amended 2022 Keliber TRS in this TRS, which were based on the previous Mineral Resource estimate, would result in the disclosure of Mineral Reserve data that is technically disconnected from the updated Mineral Resource estimates being presented here and could create the false impression that the Mineral Reserves are supported by the updated Mineral Resources estimates. As a result, Mineral Reserve estimates have not been included in this TRS. SSW expects to file an updated technical report summary for Keliber next year as an exhibit to its 2024 annual report on Form 20-F that will both reflect the Mineral Resource estimates presented in this TRS and an update to the Mineral Reserve estimates set out in the Amended 2022 Keliber TRS. This TRS is presented in the format of an initial assessment (as defined under SK-1300), which is required for disclosure of Mineral Resources only. In line with the disclosure requirements set out under SK-1300 for an initial assessment, this TRS includes appropriate assessments of reasonably assumed technical and economic factors together with the other relevant operational factors that were necessary to demonstrate that there were reasonable prospects for economic extraction as at the effective date of this TRS. Given that the economic potential of the Mineral Resources had already been demonstrated as evidenced by the previous TRSs filed, and that this Mineral Resource update represents a material increase in Keliber’s Mineral Resources, both in tonnage and grade, this TRS cannot be technically SSW Keliber MRE TRS CSA Global Report №: R142.2024 12 considered as an initial assessment (as defined by SK-1300). As a result, this TRS also includes additional information regarding Keliber’s infrastructure, mining methods, processing, environmental compliance and permitting, marketing, pricing assumptions and capital and operating expense assumptions, which are not required for an initial assessment under SK-1300. SSW believes that with this additional information, this TRS provides an accurate description of Keliber’s updated Mineral Resources as at 31 December 2023. For a comprehensive understanding of Keliber’s Mineral Resources and Mineral Reserves during the transition period between the filing of this TRS and the expected filing of a TRS for Keliber next year, this TRS should be read in conjunction with the Mineral Reserve related disclosure presented in the Amended 2022 Keliber TRS, which is incorporated by reference into the 2023 Form 20-F as Exhibit 96.7. 1.2 Property Description and Ownership and Permitting The Keliber Lithium Project is located in Central Ostrobothnia, Finland, approximately 385 km north- northwest of Helsinki, in the municipalities of Kaustinen, Kokkola and Kruunupyy (Figure 1-1). The Keliber Lithium Project consists of operations around Kaustinen, the Keliber Lithium Concentrator at Päiväneva near Kaustinen, the Keliber Lithium Hydroxide Refinery at Kokkola and ongoing exploration activities. There are nine elements to the project, including: • Seven spodumene exploration or mining properties at Syväjärvi, Rapasaari, Länttä, Outovesi, Emmes, Leviakangas and Tuoreetsaaret; • The Keliber Lithium Concentrator at Päiväneva; and • The Keliber Lithium Hydroxide Refinery at the Kokkola Industrial Park (KIP). Figure 1-1: Locality plan of the Keliber Lithium Project elements. Source: SRK, 2023

SSW Keliber MRE TRS CSA Global Report №: R142.2024 13 All the permits – both mining and exploration – are wholly-owned by the operating company, Keliber Technology Oy and have been applied/granted for lithium. Compensation to the landowners according to the Mining Act applies to all legally valid mining and exploration permits; compensation for all permit applications or the granted exploration permits will only become due once the permits are legally valid. Keliber holds the following tenements, as at 31 December 2023: • Three mining permits including Länttä, Syväjärvi and Rapasaari, with a total area of 712.7 hectares • Eight exploration permits, with a total area of 1,354.6 hectares • One reservation with a total area of 3,915.2 hectares • 29 applications for exploration permits, with a total area of 8,028.8 hectares 1.3 Geology and mineralization The Keliber Project is located in the Kaustinen Lithium Pegmatite Province of western Finland, covering an area of about 500 km2. The underlying geology comprises Palaeoproterozoic (1.95-1.88 Ga) supracrustal rocks of the northern Pohjanmaa Belt which forms a 350 km long and 70 km wide arcuate belt between the Central Finland Granitoid Complex to the east and the Vaasa Granitoid Complex in the West. The Pohjanmaa Belt is host to several pegmatite groups/provinces and the northern parts of the belt have been intruded by several Lithium-Caesium-Tantalum (LCT) type pegmatites with a majority of those belonging to the Kaustinen lithium province being of the albite/spodumene type. At least ten individual pegmatite deposits have been discovered to date within the KLP, with most having subsequently been evaluated by drilling methods only, as outcropping pegmatites and their host rocks are rare, most being covered by 3 – 18 m of overburden comprising surficial sediments (mostly glacial till) Historical exploration comprised identification and mapping of spodumene-bearing pegmatite boulders as outcropping pegmatites and their host rocks are rare, most being covered by 3 – 18 m of overburden comprising surficial sediments (mostly glacial till) followed by drill testing of the targets. Historical drilling in the period 1960-1980 and more recently by GTK and Keliber (ongoing) has resulted in the delineation of seven discrete LCT pegmatite deposits to a relatively high level of confidence, namely Syväjärvi, Rapasaari, Länttä, Emmes, Outovesi, Tuoreetsaaret and Leviäkangas. All of the pegmatites that have been discovered and evaluated to date within the Kaustinen area have very similar mineralogy and are dominated by albite (37 – 41%), quartz (26 – 28%), K-feldspar (10 – 16%), spodumene (10 – 15%) and muscovite (6 – 7%). Internal pegmatite zonation as seen in many other similar LCT-type pegmatites is poorly developed to absent from the Kaustinen pegmatites, with spodumene being the only lithium-bearing mineral that is of economic interest and is generally homogeneously distributed throughout most of the pegmatites. Several deposits display frequent inclusion or incorporation of host rock xenoliths within the modelled pegmatites and represent a form of internal dilution to the pegmatites. At most of the deposits, no weathering is observed, however at the Rapasaari deposit, partial weathering or fracture oxidation occurs to a depth of 20 – 30 m but it is understood this is rare and does not appear to significantly alter the spodumene or affect the lithium grades. SSW Keliber MRE TRS CSA Global Report №: R142.2024 14 1.4 Status of Exploration, development and operations With the exception of some shallow surface reverse circulation drilling completed by GTK over the Syväjärvi and Leviäkangas deposits, all drilling (Table 1-1) on the project has been completed using diamond core drilling methods. Diamond core drilling has been the only exploration method used to generate the geological, structural and analytical data over the deposits which has been used as the basis for Mineral Resource estimation over each of the deposits defined to date. Keliber’s systematic hard rock-focussed lithium exploration programme in Kaustinen area has successfully delineated the seven discrete spodumene-bearing LCT pegmatite deposits for which Mineral Resource estimates have been reported. Older drilling phases from the 1960s to early 1980s was executed by Suomen Mineraali Oy and Partek Oy targeting the Emmes, Länttä, Leviäkangas and Syväjärvi deposits. This was followed by GTK who completed drilling over the Syväjärvi and Rapasaari deposits between 2004 and 2012. Since 1999, Keliber has completed extensive drilling programmes focusing on delineating Mineral Resource estimates over each of these deposits, including the Outovesi deposit that Keliber discovered in 2010 and Tuoreetsaaret discovered in 2020. The work completed to date has captured all the important variables (mineralogical, structural, lithological) required to properly define host pegmatite/s attitude and importantly, spodumene or grade distribution within the various pegmatites that host each deposit. The drilling by Keliber has also served to validate the historical drilling completed. Table 1-1: Summary of drilling completed over the Keliber Lithium Project (Source: SRK, 2023) Deposit Historical & GTK Keliber Total Number of drill holes Length (m) Number of drill holes Length (m) Number of drill holes Length (m) Syväjärvi 37 4 078 155 16 109 192 20 187 Rapasaari 26 3 653 263 44 482 289 48 135 Länttä 27 2 931 73 6 136 100 9 067 Emmes 84 8 891 23 2 939 107 11 830 Outovesi - - 31 2 613 31 2 613 Tuoreetsaaret - - 50 10 617 50 10 617 Leviäkangas 99 6 821 24 5 174 123 11 994 Total 273 26 374 619 88 069 892 114 443 In January 2022, Keliber issued a draft Definitive Feasibility Study (DFS) (WSP Global Inc., 2022c) based on the production of 15,000 tpa of battery-grade lithium hydroxide. This DFS used the DFS issued in February 2019 as basis for most of the technical work. The final DFS was issued on 1st February 2022. In 2022 SRK reviewed this DFS and classified it as a pre-feasibility study (PFS) in the Amended 2022 Keliber TRS. As part of the Amended 2022 Keliber TRS, Mineral Resources as at 31 December 2022 were reported for Syväjärvi, Rapasaari, Länttä, Emmes, Outovesi, Tuoreetsaaret and Leviäkangas. None of the properties have previously been mined, although the mining rights to the Länttä, Emmes and Syväjärvi deposits were first owned by Suomen Mineraali Oy, then by Paraisten Kalkkivuori Oy and from the early 1960s to the early 1980s by Partek Oy. These rights expired in 1992 and the areas were unclaimed until 1999, when Olle Siren, together with private partners, claimed the Länttä deposit and later the Emmes deposit. SSW Keliber MRE TRS CSA Global Report №: R142.2024 15 From 2003 to 2012, the Geological Survey of Finland (GTK) held the ownership of the Syväjärvi and Rapasaari deposits. Keliber’s involvement in the project began in 1999, when a group of investors, led by Mr Olle Siren, began evaluation of the Länttä deposit, where drilling commenced in 2004. Keliber then extended its exploration efforts to the rest of the Kaustinen region where it has completed acquisition of exploration rights and extensive drilling programs over all of the deposits including the discovery of the Outovesi deposit in 2010 and Tuoreetsaaret in 2020. The Keliber Lithium Project does consist of the Mineral Resource properties around Kaustinen, the Keliber Lithium Concentrator at Päiväneva near Kaustinen, the Keliber Lithium Hydroxide Refinery at Kokkola and ongoing exploration activities. 1.5 Metallurgy and processing Keliber has conducted a number of phases of processing test work as part of their work to inform previous technical studies (DFS, 2018 and WPS, 2022) as well as recent technical studies (SRK, 2023). Test work included mineral processing, conversion, hydrometallurgy and recovery. A series of tests were completed to determine the production parameters of lithium hydroxide from spodumene ore. Engineering studies were undertaken to produce 12,500 tpa of battery-grade lithium hydroxide via the following unit processes: • Concentration comprising crushing, optical sorting, grinding and flotation to produce a spodumene concentrate; • Conversion of the spodumene concentrate from alpha to beta-spodumene by roasting in rotary kiln; and • Soda leaching in an autoclave and hydrometallurgical processing including solution purification, crystallisation and dewatering to produce lithium hydroxide. As part of the 2022 DFS, Keliber conducted technical engineering studies that produced 15,000tpa of battery-grade LiOH (WPS, 2022). The LiOH production process is separated into two locations including mined ore beneficiation at Päiväneva concentrator located near Rapasaari Mine and concentrate from flotation to be transported to the Keliber Lithium Hydroxide Refinery where the final product to be produced is lithium hydroxide monohydrate. The flowsheet comprises a conventional spodumene concentrator including crushing, ore sorting, grinding and spodumene recovery by flotation. Flotation concentrate is then calcined to convert alpha- spodumene to beta-spodumene. The converted spodumene concentrate will then be processed through the Metso-Outotec soda pressure leach to produce lithium hydroxide monohydrate. 1.6 Mineral Resource Estimate The Mineral Resources Estimate (MRE) were updated for the Keliber project; the Rapasaari and Syväjärvi deposits are at the most advanced stage of exploration and have had extensive infill drilling since the previous estimation. The five smaller targets (Tuoreetsaaret, Länttä, Emmes, Leviakangas and Outovesi) were either updated from fewer additional drill holes or were not drilled at all. The estimation process involved the following workflow: • Database validation. SSW Keliber MRE TRS CSA Global Report №: R142.2024 16 • Geological modelling. • Construction of a block model coded with interpreted geological domains. • Regression analysis of drilling density data to derive a formula for assigning density values to the block model was carried out at Rapasaari and Syväjärvi. The formula for Rapasaari was used for block density assignment in the smaller deposits. • Exploratory data analysis of the drilling assay data to derive estimation parameters. • OK estimation of lithium oxide. • Validation of the estimates visually on cross section, on swath plots and by comparison of the mean grade of the composites against the estimated block grades. The estimates for all deposits validated well and there is less than 5% variance between the mean estimated and composite lithium oxide grades in all cases. • Classification categories were applied to blocks in the resource models to qualify risk on the estimated grade which are based on and quantity of data and geological understanding and continuity. • A long-term LiOH price of US$35,000/t and conceptual costs and mining parameters were used to derive an optimised pit shell representing the reasonable prospects for economic extraction (RPEE). • The MRE is reported using a 0.5% Li2O cut-off per the classification categories within the RPEE pit shell for each deposit on a 79.82% ownership basis (Table 1-2) Table 1-2 Keliber Mineral Resources, exclusive of Mineral Reserves, at a 0.5% Li2O cut-off as at 31 December 2023 are reported on a 79.82% ownership basis Deposit Mineral Resource Classification Tonnage (Mt) Grade (% Li) Grade (% Li2O) LCE (kt) Rapasaari Measured 0.21 0.61 1.31 6.9 Indicated 1.82 0.54 1.17 52.8 Measured + Indicated 2.03 0.55 1.19 59.7 Inferred 1.01 0.58 1.26 31.5 Syväjärvi Measured 0.11 0.55 1.19 3.3 Indicated 0.37 0.60 1.29 11.7 Measured + Indicated 0.48 0.59 1.27 15.0 Inferred 0.21 0.56 1.20 6.1 Tuoreetsaaret Measured - - - - Indicated 0.33 0.43 0.94 7.6 Measured + Indicated 0.33 0.43 0.94 7.6 Inferred 1.38 0.40 0.87 29.5 Länttä Measured 0.16 0.56 1.20 4.7 Indicated 0.55 0.54 1.17 15.8 Measured + Indicated 0.70 0.55 1.18 20.5 Inferred 0.35 0.54 1.16 10.0 Emmes Measured - - - - Indicated 0.67 0.62 1.33 21.9 Measured + Indicated 0.67 0.62 1.33 21.9 Inferred 0.29 0.61 1.31 9.5 Outovesi Measured - - - -

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Deposit	Mineral Resource Classification	Tonnage (Mt)	Grade (% Li)	Grade (% Li_2O)	LCE (kt)
	Indicated	0.13	0.64	1.38	4.4
	Measured + Indicated	**0.13**	**0.64**	**1.38**	**4.4**
	Inferred	0.12	0.67	1.44	4.3
Leviakangas	Measured	0.01	0.65	1.41	0.5
	Indicated	0.01	0.65	1.41	0.5
	Measured + Indicated	**0.02**	**0.67**	**1.45**	**0.7**
	Inferred	0.02	0.67	1.45	0.7
TOTAL	Measured	0.50	0.58	1.25	15.4
	Indicated	3.87	0.56	1.20	114.7
	Measured + Indicated	**4.36**	**0.56**	**1.20**	**129.9**
	Inferred	3.38	0.51	1.10	91.6

Notes:

- *Mt is million tonnes, kt is thousand tonnes, LCE is lithium carbonate equivalent. (conversions used: Li2O = Li x 2.153; LCE = Li x 5.324)*
- *Figures have been rounded to the appropriate level of precision for the reporting of Mineral Resources.*
- *Mineral Resources are stated as in-situ dry tonnes; figures are reported in metric tonnes.*
- *The Mineral Resource has been classified under the guidelines of SK-1300.*
- *The Mineral Resource has demonstrated reasonable prospects for economic extraction based on conceptual mining and costs parameters.*
- *Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.*
- *Mineral Resources are reported on a 79.82% ownership basis.*

1.7 Mineral Reserves

Mineral Reserve estimates have not been included in this TRS due to the timing of the Mineral Resource update, which only became available during December 2023. Given the time intensive process required to determine Mineral Reserves from Mineral Resource data, there was insufficient time available to conduct the Mineral Reserve estimate update prior to the filing of the 2023 Form 20-F, to which this TRS is an exhibit.

1.8 Capital and operating costs

1.8.1 Capital costs

For an initial assessment, an accuracy level of ±50% is assumed for the capital and operating costs. CSA Global reviewed the capex provided in the 2022 DFS, which was classified by SRK (2023) as PFS level. Therefore, the estimates used in the initial assessment can potentially be achieved within the ±50% accuracy level on an initial assessment.

The capital includes the establishment of the open pits, the capital for the Päiväneva Concentrator and the Kokkola LiOH Chemical Plant. All data provided in this chapter is sourced from SRK, 2023. The high-level summary of the total initial capital is EUR582m (Table 1-3).

Table 1-3: Keliber Project Capital Summary. Source: SRK, 2023

Item	Total (EURm)
Syväjärvi Mine	8.1
Concentrator Plant (Päiväneva Site)	156.6
Lithium Hydroxide Plant, Kokkola Site	276.3
Engineering & Construction Services	48.1
Site Facilities During Construction	5.9

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Construction Equipment	7.2
Other Construction Services and Costs	0.7
Owners' Cost	23.5
Contingency	56.0
Total Initial Capex	**582.5**

The pre-development capex is for the initial establishment of the Syväjärvi Mine, the Päiväneva Concentrator site and Lithium Hydroxide plant, as well as the Kokkola site in preparation for construction.

This capex includes activities such as:

- surface water management;
- road construction;
- architectural work;
- provision of bulk power supply for the process plants;
- the EPCM, and Owner's costs.

Direct owner's costs include:

- property and land acquisitions;
- construction permits;
- pre-ramp-up salaries and pre-ramp-up social costs.

Indirect Owner's costs include:

- research and development (R&D);
- legal and permits;
- and insurances.

The initial capex is expended for the construction of the Syväjärvi Mine, the Päiväneva Concentrator Plant and the Kokkola Lithium Hydroxide Plant.

Sustaining Capital is all capital from 2024 onward and includes the sustaining capital for the concentrator and the Chemical Plant, the establishment and stay-in-business capital for the open pit mines (Rapasaari, Länttä, and Outovesi), as well as closure provisions.

1.8.2 Operating costs

The operating cost estimate is divided into seven different areas:

- Mining;
- Päiväneva Concentrator;
- Kokkola Conversion and Lithium Chemical plant;
- Other variable costs;
- Freight and Transportation;
- Fixed costs; and
- Royalties and Fees.

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The open pit mining costs vary between the mining areas and at depth. The average waste direct mining unit cost varies between USD2.67/t and USD5.31/t and the average ore direct mining unit cost varies between USD3.74/t and USD9.51/t, based on contractor quotes from the 2019 FS which has been increased by 25% and seem a reasonable assumption at this stage. The unit costs for open pit mining (excluding processing) and accounting for the planned stripping ratios averages USD26/t ore mined.

1.9 Qualified Person's Conclusions and Recommendations

CSA Global was not involved in any of the exploration conducted but has conducted a site visit and reviewed the exploration completed to date and the supporting documentation provided by SSW.

In CSA Global's opinion, the exploration data that has been captured to date (consisting primarily of drilling data) is of sufficient quality to be used in Mineral Resource estimation and for the purposes used in this TRS. Overall, CSA Global consider the data used to prepare the geological models and MRE is accurate and representative and has been generated with industry accepted standards and procedures.

CSA Global considers the MRE to be representative of the informing data, and that the data is of sufficient quality to support the MRE for each of the deposits classified into the Measured, Indicated and Inferred categories.

CSA Global notes that there are some areas for improvement in the exploration process and include implementation of a fit-for-purpose relational database with timely backups will ensure a robust and secure database going forward and relevant workflows. Investigation into the use of hyperspectral core scanning to aid geological logging and material characterisation (from a geological, processing and environmental perspective) should also be considered. CSA Global also recommends some improvements to the QAQC protocols and these include resolving the apparent under reporting of Keliber's reference materials through additional certification, inclusion of additional certified reference materials across a broader lithium grade range, and more frequent check lab assays.

Other considerations include the sampling and assay protocols for sampling of pegmatite and host rock to compile a robust dataset of deleterious elements from an environmental and processing perspective.

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2 Introduction

2.1 Registrant

SSW, a limited public company with its registered office in South Africa, is involved in the exploration, development, mining and processing of lithium spodumene mineral deposits in Central Ostrobothnia, Finland.

SSW holds a share in the mineral rights to the Keliber Lithium Hydroxide Project (Keliber Lithium Project) through its wholly-owned subsidiary, Sibanye Battery Metals (Pty) Ltd, which owns 100% of Keliber Lithium (Pty) Ltd, which in turn owns 79.82% of Keliber Oy (Keliber) (Figure 2-1).


Sibanye Stillwater Limited
Sibanye Stillwater
Sibanye Gold Proprietary Limited
100%
100%
Sibanye Platinum Proprietary Limited
7.12%
Ioneer
100%
Sibanye Battery Metals Proprietary Limited
100%
100%
Keliber Lithium Proprietary Limited
Sibanye BM Brazil Proprietary Limited
79.82%
Keliber OY
100%
Sibanye BM France Proprietary Limited

Figure 2-1: Simplified SSW corporate structure

Source: modified from SSW, 2023

This Technical Report Summary (TRS) was prepared for SSW and relates to the updated Mineral Resources of the Keliber Lithium Project, which consists of exploration and planned mining operations around Kaustinen, a planned mineral processing plant at Kaustinen (the Keliber Lithium Concentrator) and a planned conversion plant at Kokkola, the Keliber Lithium Hydroxide Refinery.

Keliber is a combination of two businesses – the mine and the refinery with the concentrator being considered as part of the mine. Both businesses are run as standalone entities. The Mineral Resources have been declared based on the economics of the production of lithium hydroxide monohydrate from spodumene concentrates produced from open pit mining of the deposits.

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2.2 Terms of Reference

CSA Global South Africa (Pty) Ltd (CSA Global), an ERM Group company (ERM), was commissioned by Sibanye-Stillwater Limited (Sibanye or SSW) to prepare a technical report for the Keliber Lithium Project (the Project). This TRS which summarises the findings of the updated Mineral Resource estimate (MRE) in accordance with the disclosure requirements set out under SK-1300. The purpose of the TRS is to report updated exploration results and Mineral Resources. No Mineral Reserves have been reported.

The effective date of this report is 31 December 2023, and the report is based on technical information known to CSA Global at that date.

The quality of information, conclusions, and estimates contained herein is consistent with the level of effort involved in CSA Global's services, based on:

- Information available at the time of preparation;
- Data supplied by the client; and
- The assumptions, conditions, and qualifications set forth in this report.

SSW has reviewed draft copies of this report for factual errors and omissions. Any changes made as a result of these reviews did not include alterations to the interpretations and conclusions made. Therefore, statements and opinions expressed in this document are given in good faith and the belief that such statements and opinions are not false and misleading at the date of this report.

2.3 Independence

This report has been authored by CSA Global employees who have no material present or contingent interest in the outcome of this report, nor do they have any pecuniary or other interest that could be reasonably regarded as being capable of affecting their independence in the preparation of this report. CSA Global has prepared this report in return for professional fees based upon agreed commercial rates and the payment of these fees is in no way contingent on the results of this report. No member or employee of CSA Global is or is intended to be, a director, officer, or other direct employee of SSW or related companies. No member or employee of CSA Global has or has had, any shareholding in SSW. Furthermore, there is no formal agreement between CSA Global and SSW as to CSA Global providing further work for SSW.

Element of Risk

The interpretations and conclusions reached in this report are based on current geological theory and the best evidence available to the author at the time of writing. It is the nature of all scientific conclusions that they are founded on an assessment of probabilities and, however high these probabilities might be, they make no claim for absolute certainty. Any economic decisions which might be taken on the basis of interpretations or conclusions contained in this report will therefore carry an element of risk.

Principal Sources of Information

CSA Global is relying on information provided by Sibanye-Stillwater and its advisors concerning legal, political, or environmental matters relating to the Project. This information has been supplied to CSA Global through personal communications with Sibanye-Stillwater staff, provision of technical information and data, and the uploading of relevant information to a project dataroom, over the period July to December 2023. Technical conversations via email and online teleconferencing have been held

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with various Sibanye-Stillwater staff, primarily Grönholm Pentti, Antonio Umpire and Kurtti Joonas from July to December 2023.

The specific sources of information for the work conducted are listed in Section 24 (References) and from information provided by SSW. Based on the data supplied by SSW, CSA Global has prepared the TRS for the Keliber Project.

SSW has confirmed in writing that to its knowledge, the information provided by it to CSA Global was complete and not incorrect, misleading or irrelevant in any material aspect. CSA Global has no reason to believe that any material facts have been withheld. CSA Global has also made all reasonable endeavours to confirm the authenticity and completeness of this data.

Qualified Persons

This report was prepared by CSA Global, a third-party consulting firm comprising mining experts in accordance with §229.1302(b)(1). SSW has determined that CSA Global meets the qualifications specified under the definition of Qualified Person in SK-1300.

References to the Qualified Person, or QP, in this report are references to CSA Global South Africa (Pty) Ltd and not to any individual employed by CSA Global or ERM.

Qualified Person Site Inspections

A site visit was conducted by CSA Global from 11 to 13 July 2023. During the trip, the following sites were visited the:

- Geology office and core processing and storage facility in Kaustinen;
- Surface area in the vicinity of some the deposits that form the Project; and
- Head office on Kokkola.

The site visit is further detailed in Section 9.2.

2.4 Previous Reports on the Project

This TRS serves as an update only to the Mineral Resources disclosed in the amended TRS for the Keliber Lithium Project for the year ended 31 December 2022, which was filed by SSW on 13 December 2023 and prepared by SRK (the Amended 2022 Keliber TRS). As a result, the Mineral Reserve estimates and Mineral Reserve related data disclosed in SSW's 2023 annual report filed on Form 20-F are based on the Amended 2022 Keliber TRS.

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3 Property Description and Location

3.1 Location of Property

The Keliber Lithium Project is located in Central Ostrobothnia, Finland, approximately 385 km north-northwest of Helsinki, in the municipalities of Kaustinen, Kokkola and Kruunupyy.

The Keliber Lithium Project consists of operations around Kaustinen, the Keliber Lithium Concentrator at Päiväneva near Kaustinen, the Keliber Lithium Hydroxide Refinery at Kokkola and ongoing exploration activities.

There are nine elements to the project, including:

- Seven spodumene exploration or mining properties at Syväjärvi, Rapasaari, Länttä, Outovesi, Emmes, Leviakangas and Tuoreetsaaret;
- The Keliber Lithium Concentrator at Päiväneva; and
- The Keliber Lithium Hydroxide Refinery at the Kokkola Industrial Park (KIP).

The co-ordinates for Keliber in Finnish national grid co-ordinates (ETRS-TM35FIN) are shown in Table 3-1; the location of the different project elements is shown in Figure 3-1.

Table 3-1: Co-ordinates of the Keliber Lithium Project elements (ETRS-TM35FIN)

Type	Area	Latitude (N)	Longitude (E)
Exploration/mine property	Syväjärvi	7,063,218	341,875
	Rapasaari	7,061,966	343,691
	Länttä	7,057,934	358,386
	Outovesi	7,063,902	338,547
	Emmes	7,065,038	330,803
	Leviäkangas	7,060,472	338,085
	Tuoreetsaaret	7,061,929	342,665
Concentrator	Päiväneva	7,060,429	343,076
Planned lithium hydroxide refinery	KIP, Kokkola	7,086,600	306,020

3.2 Mineral Rights

The Finnish Mining Authority (Tukes) is the responsible authority for granting of mining and exploration permits. Once a permit is granted, there is a 37-day period during which an appeal against the permit may be lodged with the Administrative Court. If no appeals are lodged, the permit then becomes legally valid. If an appeal is lodged, resolution of the appeal may delay operations by up to 18 months, or longer should the appeal is escalated to the Supreme Administrative Court (therefore potentially up to 30 months). Any person, company or organisation may lodge an appeal, which are normally environmental-related (i.e. noise, pollution, dust, increased traffic, etc.).

SSW has confirmed to CSA Global that all legal information in this TRS is correct and valid and that the Company in which it has the shareholding (Keliber) has title to the mineral rights and surface rights for the Keliber Lithium Project through its subsidiary Keliber Technology Oy.

All the permits – both mining and exploration – are wholly-owned by the operating company, Keliber Technology Oy and have been applied/granted for lithium. Compensation to the landowners according

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to the Mining Act applies to all legally valid mining and exploration permits; compensation for all permit applications or the granted exploration permits will only become due once the permits are legally valid.


Keliber Lithium Hydroxide Refinery
Kokkola
Outovesi mine area
Syväjärvi mine area
Emmes mine area
Rapasaari mine area
Päiväneva concentrator
Läntä mine area
Kaustinen
0
10
20
km
N
Kokkola
Kaustinen
Helsinki
0 200 400
km

Figure 3-1: Locality plan of the Keliber Lithium Project elements.

Source: SRK, 2023

Keliber holds the following tenements, as at 31 December 2023:

- Three mining permits including Länttä, Syväjärvi and Rapasaari, with a total area of 712.7 hectares;
- Eight exploration permits, with a total area of 1,354.6 hectares;
- One reservation with a total area of 3,915.2 hectares; and
- 29 applications for exploration permits, with a total area of 8,028.8 hectares.

The Keliber permits are shown in Table 3-2 and Figure 3-2.

Table 3-2: Keliber Tenements as at 31 December 2023 (Source: Keliber, 2023)

Permit name	***Permit ID***	***Permit type***	***Permit status***	***Area (ha)***
Länttä	7025 / KL2016:0002 / KL2021:0002	Mining permit	Valid	37.49
Syväjärvi	KL2018:0001	Mining permit	Valid	166.3
Syväjärvi (apualue)	KL2021:0003	Mining permit	Valid	19.95
Rapasaari	KL2019:0004	Mining permit	Valid	488.97
Emmes 1	ML2015:0031-02	Exploration permit	Valid	19.86
Emmes 2	ML2019:0052-01	Exploration permit	Valid	58.10
Outoleviä	ML2019:0011-01	Exploration permit	Valid	444.65
Outovedenneva	ML2011:0019-02	Exploration permit	Valid	68.75
Roskakivi	ML2016:0020-01	Exploration permit	Valid	227.18

CSA Global Report №: R142.2024 24

SSW Keliber MRE TRS CSA Global Report №: R142.2024 25 Permit name Permit ID Permit type Permit status Area (ha) Haukkapykälikkö ML2011:0002-02 Exploration permit Valid 350.32 Rytilampi ML2011:0020-02 Exploration permit Valid 163.21 Pässisaarenneva ML2018:0040-01 Exploration permit Valid 22.53 Total Valid Permits 2,067.31 Peräneva VA2022:0020 Reservation Valid 3,915.16 Total Reservations 3,915.16 Arkkukivenneva ML2021:0045-01 Exploration permit Application 83.78 Buldans ML2020:0001-01 Exploration permit Application 105.57 Hassinen ML2018:0034-01 Exploration permit Application 300.39 Heikinkangas ML2012:0156-02 Exploration permit Application 42.55 Hyttikangas ML2018:0035-01 Exploration permit Application 238.08 Karhusaari ML2012:0157-03 Exploration permit Application 137.91 Kellokallio ML2019:0032-01 Exploration permit Application 182.19 Keskusjärvi ML2018:0033-01 Exploration permit Application 211.08 Kokkoneva ML2018:0055-01 Exploration permit Application 278.61 Leviäkangas 1 ML2013:0097-03 Exploration permit Application 90.7 Länkkyjärvi ML2018:0036-01 Exploration permit Application 361.56 Matoneva ML2018:0041-01 Exploration permit Application 511.54 Orhinselkä ML2018:0042-01 Exploration permit Application 222.05 Outovesi ML2018:0089-02 Exploration permit Application 157.89 Palojärvi ML2018:0091-01 Exploration permit Application 35.55 Paskaharju ML2016:0044-02 Exploration permit Application 131.71 Peikkometsä ML2018:0023-01 Exploration permit Application 770.04 Peuraneva ML2018:0032-01 Exploration permit Application 152.67 Päiväneva ML2012:0176-03 Exploration permit Application 52.02 Rapasaari ML2018:0121-02 Exploration permit Application 64.9 Ruskineva ML2020:0002-01 Exploration permit Application 739.35 Syväjärvi 2 ML2016:0001-02 Exploration permit Application 71.53 Syväjärvi 3-4 ML2018:0120-02 Exploration permit Application 115.75 Timmerpakka ML2019:0010-02 Exploration permit Application 53.68 Timmerpakka 2 ML2020:0025-01 Exploration permit Application 174.96 Valkiavesi ML2018:0031-01 Exploration permit Application 1,037.56 Vanhaneva ML2019:0002-01 Exploration permit Application 368.12 Vehkalampi ML2018:0022-01 Exploration permit Application 1,132.12 Östersidan ML2018:0056-01 Exploration permit Application 204.95 Total Applications 8,028.81 Note: Syväjärvi (apualue) is the auxiliary area of the Syväjärvi mining area. SSW Keliber MRE TRS CSA Global Report №: R142.2024 26 Figure 3-2: Map of Keliber Tenements as at 31 December 2023 Source: modified from Keliber, 2023 3.3 Property Encumbrances and Permitting Requirements Keliber’s operations will be governed by framework legislation that includes several laws, acts, decrees, and permits. The legislation and permits that steer Keliber operations are listed in Keliber’s compliance register. There are six Regional State Administrative Agencies (AVI) in Finland, of which four issue environmental permits. The AVI operate as state permit authorities according to the Water Act and the Environmental Protection Act. Under the Environmental Protection Act, they are responsible for processing environmental permit applications for projects that have a major impact on the environment, and they handle all permit applications under the Water Act. The AVI for Western and Inland Finland is responsible for matters related to environmental permits for Keliber. Keliber has completed all relevant environmental impact assessment (EIA) procedures to proceed with the Project, as discussed below. Keliber holds a valid environmental permit for the Syväjärvi mining operations and a water permit for dewatering lake Syväjärvi and lake Heinäjärvi. A valid permit states that the permit decision issued by AVI was appealed and appeals were processed in the Vaasa Administrative Court. The Court ruled against appeals and kept AVI’s permit decision in force on June 16th, 2021. There were no appeals made SSW Keliber MRE TRS CSA Global Report №: R142.2024 27 to SAC against the Vaasa Administrative Court Decision. The Syväjärvi environmental permit became final in July 2021. Keliber holds an environmental permit for Länttä, issued in 2006. The permit is valid for mining and operations described in the permit application. If operations or excavation volumes increase, Keliber may need to apply for a new environmental permit. The Länttä mine is not scheduled to commence before 2037 so detailed engineering has not been started yet. The Rapasaari Mine environmental permit application was submitted to AVI on 30th June 2021. The Päiväneva concentrator environmental permit was submitted to AVI on 30th June 2021. Concentrator operations require a water permit for raw water intake from Köyhäjoki River and that permit application was also submitted to AVI on 30th June 2021. The permit decisions (Environmental permit 208/2022 number: LSSAVI/10481/2021, LSSAVI/10484/2021) from AVI were received on 28th December 2022. The Rapasaari and Päiväneva environmental permits were appealed by other parties, and the appeals are in progress with the Vaasa Administrative Court. A decision by AVI is expected in the summer or fall of 2024. There is risk with the uncertainty of the appeals process with the authorities as the operations at Rapasaari might be delayed with effects to the project. The appeals process can take between 12 to 36 months and due to Rapasaari currently scheduled after commencement at Syväjärvi, may delay operations for up to 18 months. For the Lithium Hydroxide Refinery located in Kokkola, an environmental permit application was submitted to AVI on December 4th, 2020. The environmental permit was approved on June 28th, 2022. The environmental permit of the Lithium Refinery was not appealed and is therefore legally valid. There are no known encumbrances to the Kokkola Refinery. 3.4 Significant factors and risks affecting access, title There are no known risks affecting access to the Keliber Lithium Project. The Rapasaari and Päiväneva environmental permits were appealed at AVI. Operational delays may be up to approximately 18 months. Appeals may be extended to the Supreme Administrative Court, in which case, the delays could be extended for a further 12 months. SSW Keliber MRE TRS CSA Global Report №: R142.2024 28 4 Accessibility, Climate, Local Resources, Infrastructure and Physiography 4.1 Topography, Elevation and Vegetation The average altitude for Central Ostrobothnia is 75 mamsl; the topography of the project area is relatively flat with the total difference in elevation between the various sites being in the order of 40 m. The lowest site is Rapasaari at 82.7 mamsl while the highest is Länttä at 122.0 mamsl. The Perhonjoki River flows north-northeast through the area, decanting into the Gulf of Bothnia north of Kokkola. Numerous streams and lakes of all sizes occur throughout the area. The land is cultivated, especially along the river courses, with most of the remaining land covered with forest. There is no permafrost at these latitudes. The overburden thickness at the mine sites varies in thickness from zero at Syväjärvi and Länttä to 20 m at Rapasaari: • Syväjärvi: 0 – 10 m; • Rapasaari: 4 – 20 m; • Länttä: 0 – 8 m; • Outovesi: 7 - 13 m; • Leviäkangas: to be determined; and • Tuoreetsaaret: to be determined. 4.2 Accessibility The chemical plant is situated in KIP, 6 km northeast of the city centre of Kokkola and two kilometres from Kokkola port on the Gulf of Bothnia; the road and rail links between the two are good. Kokkola- Pietarsaari Airport is approximately 13 km south of the city and is serviced by regular Finnair flights as well as charter flights. The Päiväneva concentrator and the proposed mining areas are located to the north, northeast and east of the city of Kaustinen, in the municipalities of Kruunupyy, Kokkola and Kaustinen in the Central Ostrobothnian region. KIP and the concentrator are approximately 68 km apart. Kokkola and Kaustinen are connected by national road 13 and are approximately 46 km apart. The various mine sites are located close to the Päiväneva concentrator; distances and directions are given from the concentrator site: • Syväjärvi (Kokkola and Kaustinen municipalities) – 3 km north-northeast; accessible via paved national road 63 and gravel forestry road; • Rapasaari (Kokkola and Kaustinen municipalities) – 1.5 km northeast; accessible via paved national road 63 and gravel forestry road; • Länttä (Kokkola municipality) – 25 km east-southeast; accessible via paved national road 63 and local road 18097 (approximately first two kilometres are gravel);

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- Outovesi (Kaustinen municipality) -10 km northwest; accessible via paved national road 63 and gravel forestry road;
- Emmes (Kruunupy municipality) – 20 km west-northwest; accessible via gravel forestry road, paved national road 63, Emmeksentje road and gravel local road 17947;
- Leviäkangas; (Kokkola and Kaustinen municipalities) – 4.5 km northwest; accessible via paved national road 63 and gravel forestry road; and
- Tuoreetsaaret (Kokkola and Kaustinen municipalities) – 1.5 km northeast; accessible via paved national road 63 and gravel forestry road.

4.3 Climate

The climate in Central Ostrobothnia is categorized as subarctic with severe winters, cool summers and precipitation throughout the year; it is classified as Dfc, subarctic, in the Köppen climate classification system. Winters are long, freezing, snowy and overcast while summers are short and partly cloudy. The coldest month is January (average temperature of -8° C) and the warmest July (average temperature of 19° C).

Average annual precipitation is approximately 35 mm with July-August being the wettest (~43 mm) and the driest is March-April (~25 mm). Rain is most common between March and January, while snow occurs frequently between October and April, with the most snow falling in January (average of 20 cm).

The windier part of the year is from September to March, with the windiest month being December and the least windy being July.

Daylight hours vary from four hours in December-January to 20 hours in June-July.

Typically, in Nordic countries operations continue in subarctic conditions at temperatures below -20° C. It is thus expected that Keliber will operate continually during the year.

4.4 Local Resources and Infrastructure

Kokkola is the largest city of Central Ostrobothnia with approximately 48,000 people; the Kaustinen municipality has around 4,200 people (2022 data).

There are two institutes of tertiary education in Kokkola, namely: the Kokkola University Consortium Chydenius (Chydenius) and the Centria University of Applied Sciences (Centria).

High-level research in materials chemistry including lithium-ion battery materials is undertaken in the Department of Applied Chemistry at Chydenius. Centria offers a Bachelor-level degree programme in Environmental Chemistry and Technology, amongst others. Seven vocational schools and an adult education unit can be found in Kokkola, under the Federation of Education in Central Ostrobothnia, which arranges vocational upper secondary education in the region, such as in process technology.

The Keliber chemical plant will be located in the KIP, which has a significant concentration of chemical industry installations: at least 17 industrial operators and more than 60 service companies. Seven hundred hectares of the KIP is zoned for use by the heavy chemical industry. Service enterprises provide commodity and sewage networks, pipe bridges, railways, a factory fire brigade and security. The chemical plant will be immediately adjacent to several important resources such as water, steam, electricity, heat, gas (e.g., CO_2) and acids (for example, sulphuric acid), which are all produced in the KIP. CSA Global is not aware of any known supply constraints.

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The Port of Kokkola is the largest port serving the mining industry in Finland and Ies general port facilities for containers, breakbulk cargos and so-called light bulk, such as limestone. The port is open all year round and has an All-Weather Terminal (AWT) mainly for containers and breakbulk cargo and a Deep-Water Port for bulk cargoes.

Potable water is available from the Kaustinen municipality water pipeline and the Pirttikoski hydroelectric power plant on the Perhonjoki River in Kaustinen supplies power to the main 110 kV power line.

The area is also serviced by mobile phone networks from all the main Finnish service providers, as well as a fibre optic network from a local service provider.

The planned staffing levels at the various parts of the project are largely expected to be filled locally as follows:

- Mine: 6 (the bulk of the activities will be done by a contractor);
- Concentrator: 33;
- Chemical plant: 51;
- Maintenance: 18;
- Other production (e.g., laboratory, procurement, etc): 23;
- Exploration and geology: 6; and
- Management, support and administration: 17;
- **Total: 154.**

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5 History

5.1 Previous Operators

None of the properties have previously been mined, although the mining rights to the Länttä, Emmes and Syväjärvi deposits were first owned by Suomen Mineraali Oy, then by Paraisten Kalkkivuori Oy and from the early 1960s to the early 1980s by Partek Oy. These rights expired in 1992 and the areas were unclaimed until 1999, when Olle Siren, together with private partners, claimed the Länttä deposit and later the Emmes deposit (Table 5-1).

From 2003 to 2012, the Geological Survey of Finland (GTK) held the ownership of the Syväjärvi and Rapasaari deposits.

Table 5-1 Previous operators

Deposit	Date	Operator
Länttä, Emmes, Syväjärvi, Leviäkangas	1960 to 1968	Suomen Mineraali Oy
Länttä, Emmes, Syväjärvi, Leviäkangas	1963 to 1999	Paraisten Kalkkivuori Oy (later Partek Oy)
All	1992 to 1999	Unclaimed
Länttä	1999	Olle Siren and private partners
Emmes	After 1999	Olle Siren and private partners
Syväjärvi, Leviäkangas, Rapasaari	2003 to 2012	GTK
Länttä, Emmes, Rapasaari, Syväjärvi, Outovesi, remaining exploration areas*	2003 to 2012	Keliber (previously known as Keliber Resources Ltd.)
Tuoreetsaaret	2020 to 2022	Keliber (previously known as Keliber Resources Ltd.)

5.2 Exploration and Development

Since the discovery of spodumene and beryl mineralisation in the Kaustinen region in the late 1950s, the area began to see systematic exploration being initiated in the 1960s by Suomen Mineraali Oy and Paraisten Kalkkivuori Oy (SRK, 2023). Due to the lack of outcrop throughout most of the area, surface exploration methods were restricted to spodumene/pegmatite boulder hunting and then using these results to delineate the source of origin for the boulder fans using palaeo-glacial directions. Apart from the Länttä deposit (discovered as outcrop), this method proved highly successful in the discovery of the Emmes, Leviäkangas and Syväjärvi deposits by early operators.

Between 2003 and 2012, GTK were also active in the area, with exploration work including boulder mapping, geophysical surveys, till sampling, re-analysis of historical regional till samples, percussion drilling and diamond core drilling. This work was successful in the discovery of the Rapasaari deposit as well as further delineation of the Syväjärvi deposit. Keliber's involvement in the project began in 1999, when a group of investors, led by Mr Olle Siren, began evaluation of the Länttä deposit, where drilling commenced in 2004. Keliber then extended its exploration efforts to the rest of the Kaustinen region where it has completed acquisition of exploration rights and extensive drilling programs over all of the deposits including the discovery of the Outovesi deposit in 2010 and Tuoreetsaaret in 2020.

GTK carried out an extensive areal geochemical till sampling programme covering the whole of Finland during the 1970s and 1980s. At that time, no analysis for lithium was conducted. Later, GTK re-analysed the old till samples and large geochemical anomalies were discovered in the Kaustinen area. Some of

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the known deposits are reflected in lithium anomaly maps, but spotty anomalies extend far outside of the known deposits, especially to the northwest (WSP, 2022b).

From 2004 to 2011, GTK carried out 15.5 line kilometres of gravity survey and 4.4 km^2 of gravity and magnetic ground geophysical surveys in seven different exploration areas (Table 5-2). A slingram survey was also conducted at Rapasaari. Ground geophysics was surveyed to support geological mapping and to define the borders of the spodumene pegmatites. High-resolution, low-altitude airborne geophysics data for 2004 were also used (Ahtola et al, 2015). The pre-2004 exploration results are limited and historical sampling data and exploration was not directly for lithium and results thereof are therefore are not considered relevant for inclusion in this TRS.

Table 5-2 Previous geophysical programmes

Target	Period	Holes	Ground Geophysics			Till Samples	RC Drilling Samples
			Length (m)	Line (km/km^2)	Method		
Leviäkangas	2004-2008	22	2,032	1	Magnetic, gravity		60
Syväjärvi	2006-2010	24	2,547	1	Magnetic, gravity		56
Rapasaari	2009-2012	26	3,653	2.2	Magnetic, gravity, slingram	508	
Total		**72**	**8,232**	**4.4**		**508**	**116**

The first drilling programmes were undertaken by Suomen Mineraali Oy in 1961 and were executed using small drill rigs. From 1966 to 1981, a core diameter of 32 mm was used by Suomen Mineraali Oy and Partek Oy. These small diameter drilling programmes were executed at Emmes, Länttä, Leviäkangas and Syväjärvi in the 1960s, 1970s and at the beginning of the 1980s (WSP, 2022b). The historical drilling activities undertaken by these operators are summarized in Table 7-1, along with the work undertaken under the ownership of Keliber.

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6 Geological Setting, Mineralization and Deposit

6.1 Regional, local and project geology

The Keliber Project is located in the Kaustinen Lithium Pegmatite Province (KLP) of western Finland, covering an area of about 500 km^2 (SRK, 2023 and references therein). The underlying geology comprises Palaeoproterozoic (1.95-1.88 Ga) supracrustal rocks of the northern Pohjanmaa Belt (also referred to as the Ostrobothnia Schist Belt) which forms a 350 km long and 70 km wide arcuate belt between the Central Finland Granitoid Complex to the east (Vaasjoki et al., 2005) and the Vaasa Granitoid Complex in the West (Aviola et al., 2001). The supracrustal rocks of the Pohjanmaa Belt comprising micas schists/metasediments, gneisses, metavolcanics (ranging from felsic and intermediate to mafic in composition) have metamorphosed to grades ranging from lower to upper amphibolite facies and locally granulite facies conditions 1.89-1.88 Ga ago. Metamorphic grades are lowest in the central and eastern parts of the belt and increases towards the Vaasa Migmatite Complex and also southwards in the southern part of the belt (Figure 6-1) (Alviola et al., 2001).

The Pohjanmaa Belt is host to several pegmatite groups/provinces, ranging from dominantly complex pegmatites (which may contain spodumene) in the southeast, beryl/beryl-columbite(+phosphate)-type pegmatites in the central regions, beryl-(topaz/andalusite) bearing pegmatites along the southern margin of the Vaasa Complex and the several Lithium-Caesium-Tantalum (LCT), albite-spodumene-type (Cerny and Ercit, 2005) pegmatites of the Kaustinen Province in the north (Figure 6-2) (Aviola et al., 2001 and Ahtola et al., 2012).

The pegmatites of the KLP, dated at 1.79 Ga, were intruded into the Pohjanmaa metasediments just after peak regional metamorphism, with the source rocks of the pegmatites considered to be the contemporaneous large pegmatitic granites and granites found within the Kaustinen region (Figure 6-1 and Figure 6-3).

Approximately ten individual pegmatite deposits have been discovered to date within the KLP, with most having subsequently been explored exclusively by drilling methods, due to the paucity of outcropping pegmatites and host rocks, most being covered by 3 – 18 m of overburden comprising surficial sediments (mostly glacial till) (Ahtola et al., 2015). The majority of the pegmatites have been intruded at high angles or subparallel to host supracrustal rock foliations. Most pegmatites have a similar mineralogy, dominated by feldspar, quartz, spodumene and muscovite. The pegmatites are generally poorly zoned often with a variably developed outer border and marginal zone of quartz-feldspar-muscovite (with little to no spodumene mineralisation) and a mineralised core of quartz-feldspar-spodumene(±muscovite).

Historical exploration comprised identification and mapping of spodumene-bearing pegmatite boulders and supported by more recent drilling by GTK and Keliber (ongoing) has resulted in the delineation of seven discrete LCT pegmatite deposits, namely Syväjärvi, Rapasaari, Länttä, Emmes, Outovesi, Tuoreetsaaret and Leviäkangas (Figure 6-3). Each of the deposits is characterised by a series of pegmatite veins and dykes with an intrusion geometry controlled by regional structural controls as well as host rock rheology contrasts. The ubiquitous overburden, comprising till and sediments, which covers most of the region, project and regional scale geological maps, stratigraphic columns and regional geological cross sections are not available. However detailed drilling by both GTK and Keliber have been able to delineate most of the larger individual pegmatites to a relatively high level of confidence.

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It is noted that it is a SEC requirement to include a stratigraphic column and regional geological cross section of the project area/s. The intrusion type and style of deposit being considered, i.e., vein pegmatite and dyke intrusions, means that the inclusion of a stratigraphic column and regional geological cross section in this TRS are not considered relevant nor would they provide any real technical guidance within the context of the project geological setting being described in this TRS.


N
Kaustinen Li Province
Vaasa granitoid complex
Pohjanmaa Belt
Pohjanmaa Belt
Central Finland granitoid complex
Legend
Geology
Impact Crater
Metasediments/volcanics
Granite
Vaasa Granite
Metavolcanic Rocks
Diorite/Gabbro
Granodiorite
Granite
Lineaments
Structures
0 3 6 12 18 24 30 Kilometers

Figure 6-1: Regional geological map of the Kaustinen Lithium Province within the Pohjanmaa Belt.

Source: SRK, 2023 (modified after Ahtola et al., 2015.

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23° 00'
SWEDEN
Archaean rocks
RUSSIA
Vaasa Migmatite Complex
Ostrobothnia
FINLAND
Central Finland Granitoid Complex
Gulf of Bothnia
100 km
Svecofennian schists
Microcline granites
Helsinki
Kokkola
Kalviä
Kruunupyy-Ullava
Veteli
Evijärvi
Vimpeli
Gulf of Bothnia
Vaasa
Vähäkyrö
Isokyrö
Korvenniemi
Alajärvi
63° 00'
Grt-Crd in
Sil in
Orisberg
Seinäjoki
Kuortane
Jurva
Ilmajoki
Tarikko
Haapaluoma-Kaatiala
Luopa
Alavus
Ähtäri
LEGEND
Vaasa Migmatite Complex
Diatexite
Metatexitic garnet-mica gneiss
Ostrobothnia Schist Belt
Pegmatitic granite
Granodiorite
Orthopyroxene gneiss
Andalusite-staurolite-muscovite-biotite schist
Supracrustal rocks (mostly metapelites)
Central Finland Granitoid Complex
Post-kinematic quartz monzonite
Late- to post-kinematic granite
Synkinematic tonalite and granodiorite
Rare-element granitic pegmatites
Beryl pegmatites
Beryl pegmatites (topaz- or andalusite-rich)
Complex pegmatites
Albite-spodumene pegmatites
REE pegmatites
N
S
50 km
Other symbols
Major fault or shear zone
Direction of increasing metamorphic grade
Regional metamorphic isograds
Sillimanite-in isograd
Isograd of garnet-cordierite mica gneiss
Isograd of garnet-cordierite-sillimanite mica gneiss

Figure 6-2: Map showing the location of the various pegmatite groups within the broader Pohjanmaa Belt. Note: The yellow box around the Kaustenin Province in the north is host to the albite-spodumene pegmatites that form part of the Keliber Project. The complex pegmatite group (red) may also host lithium mineralisation.

Source: Alviola et al., 2001

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Emmes Deposit
Outovesi Deposit
Syväjärvi Deposit
Rapasaari Deposit
Janislampi
Toureetsaarat
Päiväneva
Leviäkangas
Heikinkangas
Läntta Deposit
Matoneva
Kaustinen
Legend
Li Deposits & Occurrences
Spodumene_boulders
Spodumene_boulders
Keliber Exploration Licenses
Bedrock Geology
Metasediments/volcanics
Metasediments/volcanics
Felsic volcanic rock
Felsic volcaniclastic conglomerate
Gabbro
Gabbronorite
Granite
Granodiorite
Graphite sulphide paraschist
Intermediate volcanic rock
Mafic volcanic rock
Peridotite
Plagioclase porphyrite
Kilometers
330000
335000
340000
345000
350000
355000
360000
7065000
7060000
7055000
7050000
7045000

Figure 6-3: Geology of the Keliber Project showing the map pegmatite deposits

Source: SRK, 2023 (modified aftern Ahtola et al., 2015)

6.1.1 Syväjärvi geology

The Syväjärvi lithium pegmatite deposit (Figure 6-3) is overlain by an average of 8m (ranging from <1 m to approximately 20 m) of sandy till cover (SRK, 2023 and reference therein). Outcrop within the project is limited to an isolated exposure of a host rock comprising plagioclase porphyrite (porphyritic metavolcanic). The geological model used to define the morphology, attitude and thicknesses of the various pegmatites and contact relationships with host rocks, was derived entirely from surface drilling. At Syväjärvi five modelled spodumene-bearing pegmatites veins are intruded into mica schists, metagreywackes and metavolcanics following a broad antiformal structure forming "saddleback" type reefs. This has resulted in a series of shallow northerly dipping pegmatite veins, the largest of these attaining thicknesses of up to 20 m in places. The strike length totals 365 m for all veins, extending approximately 810 m down dip and to a maximum depth below surface of 170 m. Due to variability of the pegmatite/s strikes and dips, true pegmatite thicknesses were generally 70 – 80% of drill length. The main pegmatite is relatively flat-lying with shallow to horizontal dips (10° – 30°) to the north-northwest (Figure 6-4). Pegmatite contacts are typically sharp with the frequent development of weakly mineralised or un-mineralised zones of muscovite-rich pegmatite within and along the margins of the pegmatites.

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In 2016, Keliber developed an inclined tunnel into the deposit in order to provide a bulk sample for metallurgical test work. Total length of the tunnel was 71 m, including a 17 m intersection of the main pegmatite. Here the pegmatite comprised coarse-grained spodumene, light grey to green in colour with individual spodumene laths displaying lengths varying from 3 cm to as much as 70 cm. Mineralogical analyses by GTK (Ahtola et al., 2015) has shown that the pegmatites are comprised of albite (37 – 41%), quartz (27%), potassium feldspar (16%), spodumene (13%) and muscovite (6 – 7%). Accessory minerals are apatite (fluorapatite), Nb-Ta-oxides (Mn- and Fe-tantalite), tourmaline (schorl), garnet (almandine), arsenopyrite and sphalerite.


Plunge 00
Azimuth 234
0
50
100
150
200

Figure 6-4: Syväjärvi – 3D view of modelled pegmatites looking southwest.

Source: CSA Global

6.1.2 Rapasaari geology

The Rapasaari lithium pegmatite deposit (Figure 6-3) is covered by a variable cover of till and overburden averaging 12.5 m, ranging from 2.5 m to 30 m in thickness, and outcrops are rare. In places the till is overlain by peat which can reach up to 2m in thickness. The pegmatites that make up the Rapasaari deposit are intruded as a series of curvilinear, structurally controlled pegmatites with variable thicknesses, resulting in a series of bifurcating lenses and veins that follow a south-westerly plunging synformal structure. This has resulted in a series of northwest-southeast striking and steeply dipping (>60°) south-westerly dipping pegmatites (Rapasaari East) that become more west – east striking, south dipping (~30°) pegmatites in the north (Rapasaari North). A few small flat lying pegmatites occur to the east of the main concentration of pegmatites (Figure 6-5). Pegmatites are generally intruded parallel to the host rocks that are primarily composed of mica schists, metagreywackes and metavolcanics. In certain places the mica schists are graphitic and sulphide-bearing, but these are generally isolated.

Pegmatite contacts are typically sharp, with the frequent development of weakly mineralised or un-mineralised zones of muscovite-rich pegmatite within and along pegmatite margins. The style of pegmatite emplacement has also resulted in the frequent inclusions/xenoliths/rafts of country rocks

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throughout all the modelled pegmatites at Rapasaari, with these representing internal dilution to the modelled pegmatites.

The three largest modelled pegmatites vary in thickness from 10 m to 30 m, with most of the minor (modelled) pegmatites having thicknesses of less than 10 m. The strike extent totals 1,300 m for all veins – approximately 700 m in the primary dip orientation (east – west) – and to a maximum depth below surface of 330 m. Due to variability of the strike and dip of the pegmatite/s, true pegmatite thicknesses were generally 70 – 90% of the drill intercept length.

Mineralogical analyses by GTK (Ahtola et al., 2015) have shown that the pegmatites comprise albite (37 – 41%), quartz (26%), potassium feldspar (10%), spodumene (15%) and muscovite (6 – 7%). Accessory minerals are apatite (fluorapatite), zinnwaldite, Nb-Ta-oxides (Mn- and Fe-tantalite), beryl, tourmaline, fluorine, garnet (grossular), andalusite, calcite, chlorite, Mn-Fe-phosphate, arsenopyrite, pyrite, pyrrhotite and sphalerite. In general, spodumene crystals are light greyish-green in colour, with the lengths of minerals varying from 2 cm to 10 cm.


Legend
MUSCOVITE PEG
SPODUMENE PEG
Plunge +27
Azimuth 324
0
125
250
375
500

Figure 6-5: Rapasaari – 3D view of modelled pegmatites looking northwest.

Source: CSA Global

6.1.3 Länttä geology

The Länttä lithium pegmatite deposit is covered by a thin veneer of sediments and till averaging 5.5 m and ranging from 2 m to 10 m in thickness (Figure 6-3). The deposit was discovered during road excavation work in the 1950s. Subsequent drilling completed by historical operators (Suomen Mineraali

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Oy and Partek Oy) and Keliber delineated three parallel-trending pegmatite veins with a 420 m north-easterly strike and steep south-easterly dips (>60°) to a maximum depth of 220 m below surface, extending approximately 100 m southeast of the outcrop location (Figure 6-6). The pegmatites reach an individual maximum thickness of 10 m, and often show localised bifurcating and “boudinaging” (SRK, 2023 and reference therein) (pinching and swelling), as a result xenoliths of metavolcanic host rocks into the pegmatites is common. Due to variability of the strikes and dips of the pegmatite/s, true pegmatite thicknesses were generally 80 – 90% of intercepted drill length. Overburden stripping, completed in 2010, has exposed the pegmatite veins on surface and confirmed the variable widths. Host rocks to the pegmatites are metavolcanic rocks containing lenses of metagreywacke schists and plagioclase porphyrite rocks, with pegmatites intruding parallel to schistosity/cleavage and bedding of the host rocks. The pegmatite - host rock contacts are sharp and are typically characterised by the development of a tourmaline-rich band at the contact.

Mineralogical analyses by GTK shows that the pegmatites comprise albite (40%), quartz (15%), potassium feldspar (15%), spodumene (15%) and muscovite (2%). Accessory minerals include apatite, garnet, beryl, tourmaline, and columbite-tantalite. Spodumene crystals are coarse grained, elongated and lath-shaped, with lengths ranging from 3 cm to 10 cm, but often reaching 30 cm.




Plunge -01
Azimuth 054
0
50
100
150
200

Figure 6-6: Länttä – 3D view of modelled pegmatites looking northeast.

Source: CSA Global

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6.1.4 Emmes geology

The Emmes lithium pegmatite deposit (Figure 6-3) is largely located under Lake Storträsket, close to the village of Emmes. Overburden thickness is highly variable ranging from 2.5 – 17m, reaching 17 m thickness under the lake and 10 m closer to the village, and average overburden thickness is approximately 8 m. Exploration drilling completed to date has identified and delineated a single 400m long pegmatite vein, striking southeast-northwest extending down dip for 260m and dipping at ~45 – 50° to the southwest and a depth of 225 m below surface (Figure 6-7). A curvilinear reverse fault displaces the lower dip extent of the pegmatite with a throw of about 30m. The fault strikes northwest in the south and becomes more north-northwest striking to the north and dipping steeply, ranging from 60° to the northeast in the south to 70° to the east-southeast in the north. The Emmes pegmatite reaches a maximum thickness of 20 m in places and is intruded into mica schists containing occasional graphitic and sulphidic phases as well as metagreywackes. Spodumene is distributed evenly throughout the central part of the pegmatite and a spodumene-poor muscovite-bearing margin. Contacts with the host rocks are sharp, with true pegmatite thicknesses being generally 70 – 90% of the intercepted drill length.

The spodumene, which is similar to that observed in the other pegmatites, is light grey to green in colour as is modal mineralogy which is dominated by feldspar, quartz, spodumene and muscovite. No of country/host rock inclusions or xenoliths have been identified within the Emmes pegmatite.


Legend
MUSCOVITE PEG
SPODUMENE PEG
Plunge 00
Azimuth 345
S
0
50
100
150

Figure 6-7: Emmes – 3D view of modelled pegmatite looking north-northwest. Note the reverse fault displacing the pegmatite.

Source: CSA Global

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6.1.5 Outovesi geology

The Outovesi deposit was discovered by Keliber in 2010 and is covered by surficial till sediments that range from 8.5 m to 18.5 m and average 14 m in thickness (Figure 6-3). The deposit was subsequently drilled and comprises a single pegmatite vein striking northeast-southwest for approximately 550 m long and reaching a maximum thickness of 10 m (Figure 6-8). The vein has a variable dip to the southeast at between ~40° - 80° to a depth of 100 m below surface. Host rocks are dominated by homogenous mica schists and metagreywackes, with the northern parts of the deposit being hosted by more graphite-rich schists. The Outovesi pegmatite has intruded almost at right angles to the host rock fabric, which is different to that at Länttä and Rapasaari deposits, where the pegmatites have generally intruded parallel to host rock fabrics. Contacts with the host rocks are sharp, with true pegmatite thicknesses being generally 90% of drill length.

Despite no detailed mineralogy having been completed over Outovesi, the modal mineralogy is anticipated to be very similar to the other deposits, being dominated by albite, quartz, potassium feldspar, spodumene and muscovite (SRK, 2023) and is supported by observations of the drill core. Spodumene crystals are generally light grey-green in colour with individual spodumene minerals reaching lengths of between 2 cm to 10 cm. It is noted that a later stage, possibly hydrothermal, overprint has resulted in a variable zone of alteration close to the pegmatite contacts, and this has resulted in the alteration of spodumene to a lower tenor Li-bearing muscovite.


Legend
MUSCOVITE PEG
SPODUMENE PEG
Plunge 00
Azimuth 036
0
25
50
75

Figure 6-8: Outovesi – 3D view of modelled pegmatite looking north-northwest.

Source: CSA Global

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6.1.6 *Leviäkangas geology*

The Leviäkangas lithium pegmatite deposit is located in the Kaustinen Municipality of western Finland approximately 10 km north of Kaustinen town (Figure 6-3).

Exploration drilling has identified a single sigmoidal shaped spodumene pegmatite with a strike length of 500 m along a north-northwest strike and dips at between 45° and 60 ° to the west. The pegmatite is conformably intruded into host rocks comprising mica schists interlayered with metagreywacke and black schist layers and locally, plagioclase porphyritic rocks units are present (PL Mineral Reserve Services, 2016 and SRK, 2023). The thickness of the pegmatite varies from a few metres to approximately 20 m (Figure 6-9). The overburden is formed by till with some peat at the surface at Leviäkangas and varies in thickness from 3.5 m to 14 m, averaging 7.5 m.

Close to, and at the contact with the host rocks, the spodumene in the pegmatite is altered to muscovite. This persists for a few tens of centimetres up to one and a half metres. In addition, there are a few narrow (0.5 – 3 m) internal waste zones in the pegmatite comprising mica-schist xenoliths or where the spodumene is replaced by muscovite resulting in low Li_2O grades.

Spodumene typically occurs as coarse grained, light greyish-green lath-shaped crystals between two and 10 cm long and orientated perpendicular to the contacts of the veins with the wall rock. The pegmatite consists predominantly of albite (37 – 41%), quartz (28%), potassium feldspar (orthoclase) (15%), spodumene (10%) and muscovite (6 – 7%) with accessory minerals comprising apatite, cassiterite, cookeite, garnet, graphite, Mn-Fe phosphate, montebrasite, Nb-Ta oxides, sphalerite, tourmaline, zeolite (Ahtola et al., 2015).


Legend
MUSCOVITE PEG
SPODUMENE PEG
Plunge +07
Azimuth 350
S
0
50
100
150

Figure 6-9: Leviäkangas – 3D view of modelled pegmatite looking north-northwest.

Source: CSA Global

6.1.7 *Tuoreetsaaret geology*

The Tuoreetsaaret lithium pegmatite deposit, also located in the Kaustinen Municipality of western Finland (Figure 6-3) was discovered by Keliber using a combination of geological, geochemical and geophysical data and led to the first intersection by diamond core drilling in March 2020 (SRK, 2023). The deposit comprises three north-south striking, and one northwest striking, lithium-bearing pegmatite vein-like bodies intruded into country rocks comprising intermediate meta-tuffite, plagioclase

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porphyrite, mica schist and sulphide-bearing mica schist. The hanging wall is generally formed by intermediate meta-tuffite and the footwall by mica schist and sulphide-bearing mica schist. Plagioclase porphyrite generally forms the middling between the pegmatite veins. The pegmatite veins and their wall rocks are covered by 10 m to 35 m, averaging 22 m of glacial till with peat at the top.

The pegmatites range in true thickness from <3 m to 40 m, and range in strike length from 350 m to 900 m. The dip is steep (80°-90°) and to the east but is locally variable (Figure 6-10 and Figure 6-11). Xenoliths of country rock are common within the pegmatite bodies.

The lithium grains (1 mm to 3 mm in length) are significantly smaller than at Leviäkangas, but the grain size does not differ much between the different veins intersected (SRK, 2023 and references therein).


Legend
COUNTRY ROCK
MUSCOVITE PEG
SPODUMENE PEG


Plunge +89
Azimuth 180
Looking South
0
100
200
300

Figure 6-10: Tuoreetsaaret – Plan view of modelled pegmatites.

Source: CSA Global

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Figure 6-11: Tuoreetsaaret – 3D view of modelled pegmatites looking south.

Source: CSA Global

6.2 Internal pegmatite zonation and Mineralogy

The pegmatites that have been discovered and evaluated to date within the Kaustinen area have very similar mineralogy and are dominated by albite (37 – 41%), quartz (26 – 28%), K-feldspar (10 – 16%), spodumene (10 – 15%) and muscovite (6 – 7%) (Ahtola et al., 2015). Internal pegmatite zonation, as seen in many other similar LCT-type albite spodumene pegmatites, is poorly developed to absent from the Kaustinen pegmatites, with spodumene being the only lithium-bearing mineral that is of economic interest. The poorly-developed internal zonation from the contact to the pegmatite centre is variable and may include:

- a thin fine-grained rim and coarser grained wall zone of variable thickness comprising quartz, K-feldspar (graphic intergrowth may be present) and muscovite; and
- a coarse grained spodumene-bearing inner/core zone that contains varying ratios of quartz, K-feldspar, albite and minor muscovite along with a variety of accessory minerals; and
- banded aplite layers comprising fine grained quartz, feldspar and mica are also present within the spodumene bearing inner zones.

It is also noted that this zonation is not symmetrical about the centre of the pegmatite and while broad zones are recognised and the spodumene mineralisation being generally homogeneously distributed throughout most of the pegmatites, there is a fair amount of local variation in the mineral composition and textures within individual pegmatites. The inclusion or incorporation of host rock xenoliths and wall rock material through dilution will impact the recovery of spodumene during flotation and metallurgical processing. This will require careful selective mining supported by optical or density sorting methods to mitigate the impacts of dilution on the recovery of spodumene.

Other lithium-bearing minerals such as petalite ($LiAlSi_4O_{10}$), lepidolite ($K(Li,Al)_3(Al,Si,Rb)_4O_{10}(F,OH)_2$), montebrasite-amblygonite ($LiAl(PO_4)(OH,F)$ – $LiAl(PO_4)F$), lithiophilite ($Li(Mn,Fe)PO_4$: $LiFePO_4$ –

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$LiMnPO_4$), Zinnwaldite ($KLiFeAl(AlSi_3)O_{10}(OH,F)_2$) and elbaite (tourmaline) ($NaLi_{2.5}Al_{6.5}(BO_3)_3Si_6O_{18}(OH)_4$) have been only found in minor or trace quantities.

6.3 Weathering

Surficial weathering and alteration of the pegmatite minerals to clays can result in alteration and leaching of the lithium from spodumene and other lithium-bearing minerals, largely depleting the upper weathered portions of pegmatites of lithium or alteration of spodumene to other lithium-bearing minerals that are largely unrecoverable. Incipient alteration may result in partial alteration of spodumene and physical breakdown of spodumene crystals which tends to make recovery of this material difficult due to the production of fine.

At most of the deposits, no weathering is observed, however at the Rapasaari deposit, partial weathering or fracture oxidation occurs to a depth of 20 – 30 m (PayneGeo, 2019a). An example of the deeper weathering from Rapasaari is shown in Figure 6-12, but it is understood this is rare and does not appear to significantly alter the spodumene or affect the lithium grades.


DIP: 45°
11.00 – 20.50
11,60
SH 0.10
HUKKAA
0.30 M
13,70
SH 0.40
HUKKAA
1,30 m
16,70
11.07.2023 14:17
SH 0.20

Figure 6-12: Example of weathered pegmatite from Rapasaari (Hole RA14 – Box 1 (~11 – 15 m depth). Although the core is broken, the spodumene looks largely unaltered and lithium grades through this zone (samples 40582 to 40584) range from 0.52 – 0.86% Li (or 1.13% to 1.86% Li_2O) and average 0.64% Li (1.38% Li_2O).

6.4 Mineralisation Style and Deposit Type – LCT Pegmatites

A pegmatite is defined as "*an essentially igneous rock, commonly of granitic composition, that is distinguished from other igneous rocks by its extremely coarse but variable grain size or by an abundance of crystals with skeletal, graphic, or other strongly directional growth habits. Pegmatites occur as sharply bounded homogenous to zoned bodies within igneous or metamorphic host rocks.*" (London, 2008).

The main rock-forming minerals in a granitic pegmatite include feldspar, mica (muscovite and biotite), and quartz. Other minerals may occur in economic concentrations and include, but not limited, to various lithium minerals (Table 6-1), beryl, tourmaline, cassiterite, columbite-tantalite, topaz, garnet,

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and various rare earth minerals. Commercially, spodumene and petalite are the two most important lithium minerals mined from LCT pegmatites. Spodumene concentrates are largely used to produce lithium carbonate or lithium hydroxide for the battery industry whereas petalite, as well as some of the spodumene production, is mostly utilised in the glass and ceramics industry. The feldspar, muscovite and quartz from the pegmatites also has a number of industrial and commercial applications.

Table 6-1: Summary of chemical composition and density of the main lithium minerals associated with pegmatites

Mineral	Chemical composition	Maximum* Li % (calculated)	Maximum* Li_2O % (calculated)	Density range g/cm^3 (average)
Spodumene	$LiAl(Si_2O_6)$	3.7	8.0	3.15
Lepidolite	$K_2(Li,Al)_{5-6}(Si_{6-7}Al_{2-1}O_{20})(OH,F)_4$	1.39–3.6	3–7.9	2.8–2.9 (2.84)
Petalite	$LiAl(Si_4O_{10})$	1.6–2.27	3.4–4.9	2.39–2.46 (2.42)
Amblygonite-montebrasite	$(Li,Na)Al(PO_4)(F,OH)$ – $LiAl(PO_4)(F,OH)$	3.4–4.7	7.4–10.2	3.0
Hectorite	$Na_{0.3}(Mg,Li)_3Si_4O_{10}(OH)_2$	0.54	1.17	2–3 (2.5)
Eucryptite	$LiAl(SiO_4)$	2.1–5.5	4.5–11.8	2.67
Lithiophilite-triphylite	$LiMnPO_4$ – $LiFePO_4$	4.4	9.53	3.34–3.5
Zinnwaldite	$K(Al,Fe,Li)_3(Si,Al)_4O_{10}(OH)F$	1.59	3.42	2.9–3.1 (3.0)
Cookeite (alteration product of spodumene or petalite)	$LiAl_4(Si_3Al)O_{10}(OH)_8$	1.33	2.86	2.67

**Note that the actual lithium concentrations presented represent maximum theoretical lithium content and may be lower due to natural variations in the mineral chemistry.*

Conversion factor from Li % to Li_2O % = Li % x 2.153.

Source: www.webmineral.com; BGS, 2016

Most pegmatites occur in swarms or pegmatite fields and occupy areas ranging from tens to hundreds of square kilometres. Pegmatites are classified according to several geological, textural, mineralogical, and geochemical parameters and the accepted classification scheme is described in Černy and Ercit (2005) and London (2008). Three broad pegmatite families are recognised based largely on geochemical (i.e. composition) data namely, LCT; Niobium-yttrium-fluorine (NYF); and Mixed LCT-NYF families.

Traditional models considered pegmatites to be the product of extreme fractional crystallisation of granites and usually a close association with a parental granite referred to as RMG (residual melts of granitic magmatism) pegmatites (Müller et al., 2022). Often there is also an increase in the complexity of the internal pegmatite zonation with increasing fractionation.

Granites (S-type) derived from melting of metasedimentary rocks in continental collision zones (Černy and Ercit, 2005) often give rise to LCT pegmatites fields that often show a broad geochemical zonation pattern, with pegmatites most enriched in incompatible elements like Li, Cs, Ta typically the furthest away from their cogenetic granite and represent the last phase of crystallisation (Figure 6-13). These pegmatites are often hosted within supracustal rocks (e.g. greenstone belts) comprising mafic volcanics, and igneous equivalents, intercalated with sedimentary rock where peak metamorphic conditions attained are usually upper greenschist to amphibolite facies (London, 2008; Bradley and McCauley, 2016).

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300°C
200°C
km
400°C
500°C
600°C
700°C
K* decrease
K* increase
Li-Cs-Ta
lithium
beryl-columbite
beryl
granite
"barren"

Figure 6-13: Idealised schematic model in profile or plan the showing the regional zonation in a pegmatite field around a parental granite intrusion. Note: The rare-element suites of the most enriched pegmatites in each zone are indicated with the most prospective pegmatites located in distal areas compared to the parental granite.

Source: London, 2016.

More recently, pegmatite models also include pegmatite formation by anatexis (melting) of suitable metasedimentary (e.g. metasedimentary rocks with evaporite sequences: Simmons and Webber, 2008; London, 2008, 2018; Knoll et al., 2023) and/or meta-igneous rocks (Duuring, 2020; Koopmans et al., 2023) referred to as direct products of anatexis (DPA) type pegmatites (Müller et al., 2022). These pegmatite fields show no systematic zonation and are often restricted to specific structural zones and/or lithologies.

Pegmatites sizes may vary from a few metres to hundreds of metres (and sometimes >1 km) in length with variable widths ranging from <1 m to tens of metres (or even hundreds of metres in some rare examples) and may have simple to complex internal structure.

The Kaustinen pegmatites are considered to belong to the rare-element pegmatite class, of the LCT family, of the albite-spodumene type. The albite-spodumene type of pegmatites are characterised by a general absence of a systematic internal zonation, although crude zones can be defined on the basis of mineralogy and texture and fine grained and/or layered aplite zones are commonly distributed within the pegmatite but often towards the lower half of the intrusion.

The pegmatites' shape is usually controlled by existing faults, fractures, foliation and bedding in country rocks (Duuring, 2020) and often form a series separate to semi-contiguous en échelon and crosscutting bodies, with sub-horizontal to vertical dips, intruded along extensional fracture sets (Figure 6-14).

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A
Dike segments
(fringes)
σ_3
Dike
σ_3
B

Figure 6-14: Sketches showing the shapes of (A) vertical en 48chelon series of intrusions which are joined at depth (Fossen, 2010) and (B) a more shallowly dipping series of veins exposed and surface, with blind intrusions at depth.

Source: unknown

The Kaustinen pegmatites are considered to be the products of extreme fractionation of the the numerous granites (many being pegmatitic granites) in the Kaustinen area, although the is no clear or well-defined zonation observed within the pegmatite groups to date to prove this and more accurate age determination of the granites and pegmatites is required (Ahtola et al., 2015).

6.5 General Lithium Mineral Processing Considerations for Hard Rock Deposits

Lithium minerals such as spodumene and petalite are generally separated from other pegmatite minerals by flotation and gravity separation methods. Hand sorting may be used for very coarse-grained lithium minerals or ore sorting technologies for finer grained minerals. Low intensity magnetic separation can be used to remove tramp iron (from grinding balls), while paramagnetic minerals such as tourmaline or garnet may be removed using high-intensity magnetic separators (Garrett, 2004).

Downstream processing lithium mineral concentrates may follow several routes. Typically, to extract lithium from spodumene, the crystal structure of spodumene must be converted from the naturally occurring monoclinic α-form to the tetragonal β-form by roasting to about 1,000°C. This makes the spodumene amenable to leaching with sulphuric acid, which forms soluble lithium sulphate, from which lithium carbonate may be precipitated using soda ash.

An evaluation of lithium mineral processing for any specific project should address the following points:

- What minerals are present in the mineralised rock – if there are several lithium minerals, can they be recovered and processed economically?
- How pure are the lithium minerals? For example, there could be small quartz intergrowths that reduce concentrate purity, as with spodumene quartz intergrowths, which typically form as a replacement of petalite (Figure 6-15).
- What liberation methods may be applied, e.g. gravity, flotation and cleaning to produce concentrates of acceptable size distribution and purity?

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- How does the liberation grind size affect other minerals such as niobium-tantalum minerals that may also be of potential economic interest?


200 µm
Spodumene
Quartz

Figure 6-15: Spodumene-quartz intergrowth seen in thin section.

Source: Scogings et al., 2016

As alluded to above, spodumene and other lithium minerals are sold as mineral concentrates. The following general specifications for spodumene concentrates are provided below only as an example. Technical grade SC5 refers to a technical grade spodumene concentrate with a Li_2O content of plus 5% Li_2O. Technical-grade lithium concentrates are commonly used in the manufacture of glass, ceramics, where discoloration from iron is a concern, and metallurgical powders. Compositions of technical grade spodumene concentrates range from 4.0% to 7.5% Li_2O and requires ultra-low levels of iron (<0.05% Fe_2O_3). Alkaline content for ceramics is also important with <1% combined K_2O and Na_2O requested by many end-users.

Chemical grade SC6 refers to a chemical grade spodumene concentrate with a 6% Li_2O content. Chemical grade concentrates are sold to lithium chemical producers who convert the mineral concentrates into lithium carbonate, lithium hydroxide or lithium metal. The lithium content of these concentrates ranges from 4% to 6% Li_2O and no firm iron (but generally <1% Fe_2O_3), feldspar or other impurity ranges.

6.6 Mineral Concentrates

Spodumene concentrates are traditionally the preferred feedstock into the lithium-ion battery supply chain, however future demand is looking to petalite and lepidolite concentrates as a feedstock to meet demand.

Petalite concentrates, although lower grade, between 4.0% and 4.5% Li_2O, compared to spodumene concentrates, which are >5.5% Li_2O, follow the same processing route to either lithium carbonate or lithium hydroxide (i.e. calcination petalite or spodumene converts to β-spodumene which is then leached and processed to the relevant Li-chemical product).

The Chinese have and are currently using lepidolite as a feedstock for some of their chemical convertors. There are also a number of technologies and processes that have been developed by some of the lithium explorers to process lepidolite and potentially other feedstocks (e.g. lithium-phosphates and also

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recycling of lithium-ion batteries); examples include Lepidico's L-Max® and LOH-Max® technologies (https://lepidico.com/technology#our-technologies) and Lithium Australia's LieNA® and SciLeach® technologies (www.lithium-au.com/lithium-chemicals/) and can also handle deleterious elements like fluorine that is associated with the processing of lepidolite and other lithium-bearing micas.

In summary, the current lithium market is being driven by forecast demand for the battery market and while grade and tonnage are important metrics to consider for lithium deposits; other important aspects to consider are mineralogy, mineral textures and variability of these within individual pegmatites and between pegmatites within a particular project, and how these translate into the production of a mineral concentrate and feedstock for either the chemical or technical market.

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7 Exploration

7.1 Non-invasive exploration activities

7.1.1 Geological and boulder mapping

The lack of outcrop throughout most of the Kaustinen region has necessitated the use of mapping of erratics (glacier transported boulders and rock fragments) as the primary pegmatite exploration method instead of traditional mapping and outcrop sampling methodologies . This type of litho-geochemical sampling and mapping has been used since the 1960s and remains an effective method to discovering hidden or buried pegmatites. Since Keliber started exploration in 2010, more than 1,500 spodumene pegmatite boulders have been mapped, and the distribution of the boulders and boulder fans have been used to vector to potential pegmatite source areas. All the pegmatite deposits, with the exception of the Länttä deposit (which was discovered through a road excavation), have been discovered through tracing of boulder fans to the northwest (being the regional direction of palaeo-glacial ice movement). The subsequent drilling progammes were then focused and designed around the areas around the northwest end of these boulder fans (Figure 7-1).


330000
335000
340000
345000
350000
355000
360000
7070000
7065000
7060000
7055000
7050000
N
Emmes
Outovesi
Syväjärvi
Janislampi
Rapasaari
Leviäkangas
Päiväneva
Heikinkangas
Länttä
Matoneva
Timmerpakka
Legend
Li Deposits & Occurrences
Spodumene_boulders
Spodumene_boulders
Keliber Exploration Licenses
Bedrock Geology
Metasediments/volcanics
Metasediments/volcanics
Felsic volcanic rock
Felsic volcaniclastic conglomerate
Gabbro
Gabbronorite
Granite
Granodiorite
Graphite sulphide paraschist
Intermediate volcanic rock
Mafic volcanic rock
Peridotite
Plagioclase porphyrite
0 0.5 1 2 3 4 5
Kilometers

Figure 7-1: Geological map showing distribution of mapped spodumene pegmatite boulders in relation to pegmatites.

Source: SRK, 2023 (Keliber)

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7.1.2 Geochemical sampling

GTK carried out extensive regional scale till sampling covering the entire country in the 1970's and 1980's, resulting in the collection of over 22,420 samples in the Kaustinen area (Ahtola et al., 2015; Chudasama and Sarala, 2022). The samples were collected from an average depth of 2.4 m and along 500 – 2,000 m-spaced lines, with sample intervals varying from 100 m – 400 m. Sample lines were orientated perpendicular to the direction of glacial drift (i.e., southwest – northeast). At the time, lithium was not analysed, and only in 2010 when GTK reanalysed 9,658 samples from the Kaustinen area was the presence lithium anomalies around known deposits confirmed (Figure 7-2). These results demonstrated the effectiveness of till geochemistry coupled with boulder mapping an exploration tool for pegmatite-hosted lithium mineralisation in this environment.


Li ppm
135.00001 - 1160.00000
66.00001 - 135.00000
< 66
Li deposits 2013
3320000
3340000
3360000
7080000
7060000
Rasmus
Rita
Alikylä
KRONOBY
Kaitfors
Emmes
Outovesi
Syväjärvi
Rapasaaret
Jänislampi
Leviäkangas
Läntta
KAUSTINEN
Kortjärvi
Tunkkari
Liedes
VETELI
HALSUA
0
10 km
Sisältää Maanmittauslaitoksen Maastotietokannan 3/2013 aineistoa © MML ja HALTIK
Contains 03/2013 data from the Topographic Database of the National Land Survey of Finland © NLS and HALTIK

Figure 7-2: Regional distribution of Li in till in relation to known lithium deposits.

Source: Ahtola et al., 2015

A recent study by Chudasama and Sarala (2022) conducted prospectivity mapping of lithium-bearing spodumene pegmatites in the Kaustinen area using regional till geochemical and LiDAR-based glacial geomorphological data. They used Li-pegmatite pathfinder elements (As, Be, Bi, K, Li, Sb and Zr) for spatial data analysis from the regional till geochemical data and an interpreted NNW-SSE trend of glacial transportation. They made use of three prospectivity methods (weights-of-evidence, logistic regression and fuzzy models) for mapping the potential of Li-enrichment in the study area. The results of the weights-of-evidence and logistic regression methods were found to be the most accurate and useful for potentially to locating areas for detailed ground exploration activities and identification of new Li-rich pegmatites in the Kaustinen area.

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7.2 Drilling, logging and sampling

With the exception of shallow surface reverse circulation drilling completed by GTK over the Syväjärvi and the Leviäkangas deposits, all drilling on the project has been completed using diamond core drilling. Diamond core drilling has been the only method used to generate geological, structural and analytical data and these have been used as the basis for Mineral Resource estimation over each of the deposits defined to date (SRK, 2023).

Earlier drilling phases conducted in the 1960s to early 1980s, executed by Suomen Mineraali Oy and Partek Oy, focussed the Emmes, Länttä, Leviäkangas and Syväjärvi deposits. GTK subsequently completed drilling over the Syväjärvi and Rapasaari deposits between 2004 and 2012. Since 1999, Keliber has completed extensive drilling programmes focusing on delineating Mineral Resource estimates over each of these deposits, including the Outovesi deposit that Keliber discovered in 2010 and Tuoreetsaaret discovered in 2020.

The recent drilling completed by Keliber at Syväjärvi, Rapasaari, Länttä, Leviäkangas and Emmes has been as infill and extensional drilling to the historical drilling and served to validate the historical datasets. Furthermore, drilling has been carried out at new target areas and for sterilisation drilling in areas where infrastructure in planned.

The historical drilling completed in the 1960s through to the 1980s was completed using 32 mm diameter core drilling, with GTK drilling using a 42 mm diameter and Keliber a 50.7 mm core diameter, respectively. The majority of the drill holes were directed to intersect pegmatites at right angles to their orientations, with holes inclined at an average of 45˚, and the average mean vertical drilling depth of 85 m below surface. Table 7-1 shows details of historical, GTK and Keliber drilling over each of the deposits. Core recoveries across all deposits for drilling conducted by Keliber are in excess of 98%, with slightly high losses expected in the top portions of holes from were weathering is present (e.g. Rapasaari, see section 6.3) but is not considered to materially impact the accuracy or representativeness of the data.

Table 7-1: Summary of drilling completed over the Keliber Lithium Project (Source: Keliber)

	Historical & GTK		Keliber		Total	
	Number of drill holes	**Length (m)**	**Number of drill holes**	**Length (m)**	**Number of drill holes**	**Length (m)**
Syväjärvi	91*	4,197	170	19,385	261	23,582
Rapasaari	26	3,655	321	56,651	347	60,306
Länttä	54	3,494	54	5,691	105	9,185
Emmes	31	3,348	23	2,937	54	6,285
Outovesi	-	-	24	1,816	24	1,816
Tuoreetsaaret	2	270	103	24,143	105	24,413
Leviäkangas	106**	5,850	49	5,127	155	10,977
Total	**310**	**20,814**	**744**	**115,750**	**1,051**	**136,564**

* includes 57 shallow percussion holes
** includes 60 shallow percussion holes

7.2.1 Syväjärvi drilling

Suomen Mineraali Oy discovered the Syväjärvi deposit following boulder mapping, and the first drilling was subsequently completed in 1961 and followed by drilling by Partek Oy until the 1980s. Close-spaced drilling was then completed by GTK between 2006 and 2010 (SRK, 2023). Following Keliber's acquisition

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of the project in 2012, several drilling campaigns have been completed between 2013 and 2023, with the focus of declaring a high-confidence Mineral Resource estimate. A total of 261 holes have been drilled over the project, totalling 23,582 m (Table 7-1 and Figure 7-3).

Due to the project's location close to and partly under Lake Syväjärvi, drilling was only possible during the winter months when the lake froze and access on to it could be achieved. Keliber's surface drilling was completed on a drill hole spacing ranging from 20m to 50m, with most drill holes having easterly azimuths in order to intersect the shallowly dipping pegmatites as close to their true width/attitude as possible (Figure 7-3). Following completion of the exploration tunnel, an additional six underground holes were drilled along the plane of the pegmatite to test and validate its up-dip continuity.


Legend
Company
GTK
GTK, PD
Keliber
Historical
300 150 0 300 Meters
1:6 000

Figure 7-3: Map showing historical, GTK and Keliber drilling at Syväjärvi.

Source: Keliber, 2023

7.2.2 Rapasaari drilling

Rapasaari was discovered in 2009 following a boulder mapping, till sampling and geophysical programme by GTK. During 2009 and 2011, GTK completed a 26-hole drilling programme. Since Keliber's acquisition of the project in 2014, numerous drilling campaigns over the period 2014 to 2023 have been completed. The focus has been on accurately delineating the Rapasaari deposit geology and structure. A total of 347 holes have been drilled on the project, totalling 60,306 m (Figure 7-4). Keliber's surface drilling was completed on a semi regular grid with holes spaced at between 30 m and 60 m, although there are some closer spaced holes in areas, with Rapasaari East drill holes having easterly azimuths and

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some of the Rapasaari North drill holes having southerly azimuths in order to intersect pegmatites as close to their true width/attitude as possible.


Rapasaari North
Toureetsaaret
Rapasaari East
Legend
Company
GTK
Historical
Keliber
450
225
0
450 Meters
1:9 000

Figure 7-4: Map showing GTK and Keliber drilling at Rapasaari.

Source: Keliber, 2023

7.2.3 *Länttä drilling*

The Länttä deposit was discovered when a mineralised pegmatite was exposed during a road working in the 1950s and was initially drilled by Suomen Mineraali Oy. This initial exploration work included bulk sampling and metallurgical testing in the late 1970s, but no additional work was completed as the project was considered uneconomic at the time. Keliber acquired the mineral rights to the project in 1999 and completed more detailed exploration in collaboration with GTK, and in 2010, overburden stripping and exposure of both pegmatite veins was completed. Bulk samples for metallurgical test work, as well as for samples to generate internal certified reference material (CRM) for the project, were taken (SRK, 2023). A total of 105 diamond core drill holes have been drilled over the project, totalling 9,185 m (Figure 7-5). Keliber's surface drilling was completed on 40 m-spaced section lines with all drill holes having north-westerly azimuths to intersect pegmatites as close to their true width/attitude as possible (Figure 7-5). Most of the Keliber drilling was done along strike to the southwest of the GTK and historical drilling. Overall drill hole spacing ranges between 10 m and 50 m.

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Legend
Company
GTK
Historical
Keliber
250
125
0
250 Meters
1:5 000
N

Figure 7-5: Map showing historical, GTK and Keliber drilling at Länttä.

Source: Keliber, 2023

7.2.4 Emmes drilling

The Emmes deposit was discovered following boulder mapping completed by Suomen Mineraali Oy in the 1960s. A number of historical drilling phases by Suomen Mineraali Oy, as well as Partek Oy, were completed through to 1981. Following Keliber's acquisition of the mineral rights in 2012, three drilling programs, including several ice drilling programs to validate historical holes as well as to further delineate the extent of the pegmatite beneath Lake Storträsket, have been completed. A total of 54 holes of diamond drill core have been drilled over the project, totalling 6,285 m (Figure 7-6). Keliber's surface drilling was completed using a drill hole spacing ranging from 20 tm to 50 m along variable spaced lines, largely as infill to the historical drilling, with drill holes having north and north-easterly azimuths to intersect pegmatites as close to their true width/attitude as possible.

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Legend
Company
Historical
Keliber
250 Meters
1:5 000

Figure 7-6: Map showing historical and Keliber drilling at Emmes.

Source: Keliber, 2023

7.2.5 Outovesi drilling

The Outovesi deposit was discovered in 2010 by Keliber and all 31 diamond core drill holes totalling 2,613 m, were completed in that year (Figure 7-7). Keliber's surface drilling was completed on nominal 40 m-spaced section lines, with overall drill hole spacing ranging from 30-50m, along a northeasterly strike. All drill holes having easterly azimuths to intersect pegmatites as close to their true width/attitude as possible.

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Legend
Company
Keliber
250
125
0
250 Meters
1:5 000
N

Figure 7-7: *Map showing Keliber's drilling at Outovesi.*

Source: Keliber, 2023

7.2.6 Tuoreetsaaret drilling

The Tuoreetsaaret deposit, located between the Syväjärvi and Rapasaari deposits, and despite 2 poorly directed GTK holes drilled between 2005 and 2009, the deposit was only discovered in 2020 by Keliber and subsequently drilled during 2021, 2022 and 2023. The drilling is directed towards the east and west and is approximately perpendicular to the orientation of the steeply dipping pegmatites. A total of 103 holes totalling 24,143 m has been completed. The sub-vertical veins are intersected through both east and west oriented drill holes, on approximately 40 m-spaced fence lines with a nominal 50-60m spacing along the fences. The veins are reasonably closely spaced, at between 10 m to 50 m apart.

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Toureetsaaret
Legend
Company
GTK
Historical
Keliber
350 175 0 350 Meters
1:7 000

Figure 7-8: Map showing GTK and Keliber drilling at Tuoreetsaaret.

Source: Keliber, 2023

7.2.7 Leviäkangas drilling

The Leviäkangas deposit was initially identified through boulder mapping and later confirmed by percussion and diamond drilling by Partek. Infill drilling by Keliber was guided by Partek's results and focussed on the better mineralised areas intersected. The percussion drilling by Partek is not used in the Mineral Resource estimation. The drill hole spacing is fairly close for the shallowest pegmatite with fence lines spaced at approximately 20 m and oriented towards the east, perpendicular to the strike of the veins. For the two deeper mineralised pegmatites the spacing is significantly wider at 50 to 100 m. Of the 155 drill holes in the vicinity of the deposit (including the percussion drilling), 31 holes have intersected the modelled mineralised pegmatites.

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Legend
Company
GTK
GTK, PD
Historical
Keliber
400 Meters
1:8 000

Figure 7-9: Map showing historical, GTK and Keliber drilling at Leviäkangas.

Source: Keliber, 2023

7.2.8 Sampling procedures

The logging and sampling of diamond drill core by Keliber was completed at Keliber's core processing and sampling facility in Kaustinen and guided by their Standard Operating Procedures (SOP) that are aligned with industry accepted best practice. Lithological logging criteria focused on mineralogical, lithological and structural variables, with sample intervals varying from 0.2 m to 2.5 m.

Mineralogical logging focused on documenting spodumene crystal size, orientation, colour, and estimated quantity. Earlier drilling phases the core was orientated by drillers (every 10 – 15 m) using the "wax stick method". However, in more recent phases, post-2016, core orientation has been done using a digital Reflex Act III tool that measures the orientation of drill core for each three-metre run.

Once the core has been logged, the core boxes were photographed dry and wet. After core had been marked up for sampling, it was split in half along the long axis using an automatic diamond saw, with half of the core being subject to drying, weighing, measurement of specific gravity (SG), further drying and then packing into sample bags for dispatch to the laboratory for preparation and analysis.

All lithological, structural, mineralogical, density, rock quality designation (RQD) and sampling data was captured into Microsoft Excel® spreadsheets and then compiled into a Microsoft Access® database.

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7.2.9 Density

Keliber carried out density determinations using the water displacement (Archimedes) method and included the use of two standards that were measured at every 10th sample. The majority of Keliber's density measurements were collected from pegmatite material and also included non-mineralised material (host rock inclusions/xenoliths). There is a strong correlation with Li_2O grade (i.e., spodumene content) and density and depending on grade (usually 10 - 20 % spodumene) the density can vary between 2.65 and 2.80 g/m^3. See section 11.14 for further information.

7.3 Geotechnical and hydrogeological drilling

To date, no oriented geotechnical drilling was done for any of the sites, with geotechnical logging carried out on geology drill core (SRK, 2023). As part of the 2022 DFS, geotechnical logging was conducted during the exploration drilling programmes.

The current geotechnical environment at Rapasaari, Syväjärvi and Länttä sites are understood to PFS study level. The intact rock strength parameters for the Syväjärvi site were inferred from those determined from the Rapasaari due to their close proximity to each other in comparison to other mining areas.

Geotechnical conditions vary across the different sites, with open pit reserves having higher geotechnical data confidence due to existing exposures and laboratory test work.

Separate hydrology and hydrogeology studies were conducted as part of the 2022 DFS and are discussed at a high level in the mining methods section 13 of this TRS.

7.4 Qualified Person's Opinion on the Exploration

The Qualified Person considers that the drilling and recovery methods employed by Keliber are suitably aligned with industry practice and is not aware of any factors that could affect the reliability or accuracy of the results of the recent exploration targeting the pegmatite-hosted lithium mineralisation. The historical data has undergone a thorough verification process as described in Section 9.

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8 Sample Preparation, Analysis and Security

8.1 Sample preparation methods and quality control measures

The sample material used for analyses on the project was sourced from diamond drill core that was split in half using an electric diamond core saw, or, in the case of the historical drill core samples, a guillotine. All core handling and sampling was completed at Keliber's secure core logging and sampling facility in Kaustinen. To monitor the accuracy and precision of the of the results, Keliber has, since 2013, implemented a quality assurance and quality control (QAQC) SOP for all its drilling programs on the Keliber Project. The pegmatite sample lengths vary from a nominal 0.5 m to 1.5 m, but based on geological contacts and at the geologist's discretion may be <0.5 m and up to 2+ m in places (Sandberg, c.2013). Sampling of the host rocks has also been conducted for rock characterisation for environmental and general exploration purposes, but this data has not been used for Mineral Resource estimation purposes.

The Quality Control (QC) policy includes the insertion of Keliber's in-house locally sourced Certified Reference Material (CRM), blanks and duplicates into the sampling sequence at a frequency of one in every 20 samples (5%). Duplicate QC samples included replicate samples (quarter core samples) and pulp duplicate samples.

Keliber generated three separate in-house CRMs from samples drawn from the Länttä deposit, as well as a certified blank material drawn from the Lumppio granite, which outcrops in the area. These CRMs (including the blank material) were prepared by independent laboratory Eurofin Labtium Group (Labtium) in Finland. Labtium is ISO/IEC 17025 accredited by FINAS (Finnish accreditation service. Testing laboratory T025) and the routine ICP-OES analytical methods discussed below have accreditation status. A commercially available CRM (AMIS0355) has also been used by Labtium as part of its internal QC when analysing Keliber's samples.

All sealed samples were delivered to Labtium's independent laboratory in Kuopio, Finland, which has carried out all primary sample preparation and assay for the project since 2014.

8.2 Sample preparation, assaying and laboratory procedures

All sample preparation and analyses were completed at Labtium's laboratory facility in Kuopio, Finland. The sample preparation comprises weighing, drying and crushing to a nominal -6 mm, and a 0.7 kg split of the coarse crush that is taken using a rotary splitter. The coarse-crush split is then pulverised, and an aliquot of 0.2 g is used for analyses. Pulp and coarse reject samples have been retained for reference purposes, future analysis and possible metallurgical testing. The analytical process used by Labtium (method code 720P) is sodium peroxide fusion (700°C/5 min) followed by dissolving in HCl plus dilution with HNO_3 and analysis by ICPOES. A 27-element suite is routinely assayed using this method with a lithium detection limit of 0.001%.

During 2013, samples from Leviäkangas, Länttä, Syväjärvi and Outovesi were assayed by 4-acid digest (also an accepted and suitable method also used in pegmatite-hosted lithium exploration, but may under report the lithium slightly, usually within 5 - 10% of results produced by the peroxide fusion method). Considering this, samples within mineralised spodumene-bearing pegmatite zones from

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Leviäkangas and Syväjärvi were subsequently re-assayed by peroxide fusion (720P). Länttä and Outovesi samples assayed by 4-acid were not re-analysed.

Check sample assays carried out by ALS Ltd in 2013, using the 4-acid digestion, showed some variance between results, which has been attributed to the efficiency of the 4-acid digest used by ALS Ltd versus the sodium peroxide fusion method used by Labtium. Keliber have therefore used the sodium peroxide fusion digest (Labtium code 720P) methodology for all sample analyses, as this method provides a more complete digest, and therefore more accurate analytical results.

Multi-element lithogeochemical data generated from sampling of non-pegmatite rocks has been used for rock characterisation for environmental and general exploration purposes. Assay methods used for this work were not used for the Mineral Resource estimate and included an aqua regia digest (method 511P) during 2016, and was replaced in 2019 by a 4-acid digestion (method 306P/M)

8.3 Quality assurance and quality control measures

Keliber's QAQC programme included the insertion of four internal CRMs (comprising 3 reference materials and a blank material), and quarter-core replicates into the sample batches submitted to the laboratory. The analytical laboratory (Labtium) conducted internal QC through use of one CRM (AMIS0355) and pulp duplicate samples, which are also monitored by Keliber. Small batches of samples pulps have also been sent to check laboratories at various stages.

8.3.1 Certified reference materials

Keliber has relied on the use of 4 internal reference materials prepared by Keliber and one external CRM AMIS0355 supplied by African Mineral Standards (AMIS). The Keliber reference materials comprise three prepared from mineralised pegmatite (CRM's KEL2010-A, -B & -C) spanning a range in grade from 0.62 - 1.05% Li (1.33-2.26 % Li_2O) and a blank material locally-sourced and prepared from unmineralised Lumppio granite (CRM KEL2010-D). The Keliber CRMs were prepared and certified by Labtium (Myöhänen, 2011). The AMIS0355 CRM was included as part of Labtium's internal QAQC program and monitored by Keliber (Table 8-1).

Table 8-1: Summary of expected values for Keliber's internally sources reference materials and commercially sourced AMIS0355. Source: Keliber, 2023

Reference material	Source	Digest Method	Expected Li value (%)	2xSD (%)	Expected range (±2SD)
Keliber A	Keliber	Fusion	1.0504	0.0683	0.9821-1.1187
Keliber B			0.7502	0.0315	0.7187-0.7817
Keliber C			0.6227	0.0262	0.5965-0.6489
AMIS0355	African Mineral Standards (Volte Grande, Brazil)	Fusion (uncertified)	0.8063	0.1627	0.6436-0.9690
		4-acid (certified	0.7268	0.0836	0.6432-0.8074

The CRM samples are selected randomly for insertion in sample stream at a ratio of 1 in 20. Figure 8-1 is a summary of the performance of the Keliber CRM observations assayed by fusion method during period from 2010 to 2023 related to Syväjärvi, Rapasaari, Emmes, Länttä, Outovesi, Tuoreetsaaret and Leviäkangas.

The performance of the three in-house CRMs (A, B and C) is consistently within a narrow range but below the expected reference values and some below the lower limit of -2xSD (particularly for B), with a few

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values above the expected value (Figure 8-1). The scatter of the data for each of the materials since 2014 has been attributed to potential sample inhomogeneity within all three of these CRMs.

AMIS0355 has been included in the internal laboratory QAQC program since 2016 and monitored by Keliber (Figure 8-2). The performance of AMIS0355 is slightly above the expected mean and within the 2xSD limits of the 4-acid method (Figure 8-2). However, when compared against the uncertified fusion value is it consistently lower, but also within the 2xSD range for the fusion method; similar to the trend observed with the Keliber reference materials (see also Table 8-2).

It is also noted that the "step down" in reported values from late 2021 (observed in both the Keliber reference material and AMIS0355) is attributed to some organisational changes in laboratory service from Kuopio Eurofins-Labtium to Oulu Eurofins-Ahma due to closing of Eurofins-Labtium Kuopio in September 2021.

This negative bias of the reference materials would suggest that grades reported by Keliber are potentially on the conservative side. It also suggests that the original certified values reported by Labtium in 2011 need to be relooked at, and a more robust recertification of the material needs to be conducted. Despite these variances from the expected CRM's values, they fall within a narrow range (Table 8-2) and is not considered significant to the impact the quality (accuracy) of analyses generated to date.

Although this under reporting may be regarded as minor and the variability low, it is more pronounced in the data reported by the Oulu Laboratory and mainly affects the Tuoreetsaaret samples submitted since 2021. This has been brought to the attention of the exploration team and various actions are being investigated to resolve the matter going forward.

Table 8-2: Performance of AMIS0355 and Keliber's reference materials over the period 2016 to 2023 at Labtium (Source: Keliber)

Reference material	Labtium Kuipio for period 23/09/2016 to 06/08/2021				Oulu for period 30/09/2021 to 28/08/2023			
	N	Mean	2xSD	Relative difference from expected value%	N	Mean	2xSD	Rel difference from expected value%
Keliber A	73	1.010	0.062	-3.88	25	0.965	0.096	-8.10
Keliber B	70	0.719	0.042	-4.13	31	0.696	0.076	-7.17
Keliber C	63	0.606	0.028	-2.74	31	0.580	0.062	-6.88
AMIS0355	414	0.758	0.04	-5.95	66	0.717	0.044	-11.11

The variance from the expected values and changes in the reported Li contents of the reference materials over time have also been observed by other Qualified Persons in the past (Payne, 2022 and SRK, 2023).

8.3.2 Blanks

Blank pulp (samples containing negligible amounts of the element of interest) are inserted into the sample stream in order to assess whether any potential contamination has been introduced during the sample preparation stages. The blank used by Keliber was also part of the same suite of in-house CRMs prepared by Labtium. However, results from this CRM do not show any significant contamination throughout all batches prepared by Labtium (Figure 8-1).

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Keliber CRM values 2010-2023 Drilling
1.2
1.0
0.8
0.6
0.4
0.2
0.0
-0.2
Li%
1.1.2010
1.1.2011
1.1.2012
31.12.2012
1.1.2014
1.1.2015
1.1.2016
31.12.2016
1.1.2018
1.1.2019
1.1.2020
31.12.2020
1.1.2022
1.1.2023
1.1.2024
31.12.2024
1.1.2026
1.1.2027
Date
A
B
C
D
A Expected
B Expected
C Expected
D Expected
A+2SD
A -2SD
B +2SD
B -2SD
C +2SD
C -2SD

Figure 8-1: Reference material control charts from 2010 to 2020 in analytical order for the Keliber reference materials.

Source: Keliber, 2023

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QCAMIS0355 (2016-2023)
Li%
1.000
0.950
0.900
0.850
0.800
0.750
0.700
0.650
0.600
fusion +2SD
4-acid +2SD
fusion -2SD
4-acid -2SD
26.4.2015
23.10.2015
20.4.2016
17.10.2016
15.4.2017
12.10.2017
10.4.2018
7.10.2018
5.4.2019
2.10.2019
30.3.2020
26.9.2020
25.3.2021
21.9.2021
20.3.2022
16.9.2022
15.3.2023
11.9.2023
9.3.2024
5.9.2024
QCAMIS0355
Expected Fusion value (uncertified)
4-acid -2SD
fusion -2SD
4-acid +2SD
fusion +2SD
4-acid_MICP certified value

Figure 8-2: *Observations of AMIS0355 values since its introduction to laboratory internal QC protocol in 2016. Blue dashed line is uncertified value for fusion method, and green dashed line is certified value for 4-acid digestion.*

Source: Keliber, 2023

8.3.3 *Core replicates and lab pulp duplicates*

Core replicates comprising quarter core samples were taken randomly for insertion in the sample stream at a ratio of 1 in 20 and has been cut from the remaining half core, replicating the half core sample preceding the replicate in the sample sequence. Results are plotted in Figure 8-3. The replicates show reasonable repeatability. The variance observed between the replicate pairs is expected and attributed to a combination of the different sample sizes (i.e. half core vs ¼ core), and the coarse-grained and heterogenous nature of the spodumene mineralisation. Annual paired T-tests replicates by Keliber show no statistical significance for difference of their means (Kurtti, 2019, 2020, 2021 & 2022; Grönholm & Lamberg, 2018).

As part of Labtium's internal laboratory protocol, pulps were selected at a frequency of approximately 1 in 20 as a pulp duplicate for re-assay. The results show an acceptable level of repeatability of laboratory analysis with no observable bias (Figure 8-4). Relative differences of pulp re-assays vs the primary/reference sample show typical scatter to form Horwitz's trumpet towards the method detection limit (Figure 8-5).

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CSA


Core Replicate vs. Reference observations
Replicates
10 %
-10 %
Y=X
Lin. (Replicates)
y = 0.9904x + 0.005
R² = 0.9432
Core Replicate Li%
Reference Li%
0
0.2
0.4
0.6
0.8
1
1.2
1.4
1.6

Figure 8-3: Summary of core replicate results for the period 2010-2023 using fusion method 720P.

Source: Keliber, 2023



Duplicate vs. Reference observations
Duplicate vs. Reference
10%
-10%
Expected
Lin. (Duplicate vs. Reference)
y = 0.9928x + 0.0013
R² = 0.9988
Pulp Duplicate Li%
Reference Li%
0
0.2
0.4
0.6
0.8
1
1.2
1.4
1.6

Figure 8-4: Summary of laboratory pulp duplicate pairs for the period 2010-2023 using fusion method 720P. Source: Keliber, 2023

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Reference-Pulp Duplicate relative difference% vs. Li%
abs. Val. Of rel. Diff. % vs. concentration
Horwitz's 'Trumpet'
Absolute value of relative difference% (pulp duplicate)
Li %
0
10
20
30
40
50
60
0.2
0.4
0.6
0.8
1
1.2
1.4
1.6

Figure 8-5: Absolute value of relative difference between pulp re-assays and reference sample vs. Li% for the period 2010-2023 using fusion method 720P.

Source: Keliber, 2023

8.3.4 Inter-laboratory checks

Inter-laboratory checks were conducted in 2014 (Sandberg, 2014), 2022 and 2023 (Kurtti, internal report) based on anomalous reference material results.

During 2013, ALS laboratory was used for analysis of exploration samples using a 4-acid digestion method Li-ICP61. However, Keliber QC reference materials used reported significantly lower than expected results and an inter-laboratory check was conducted by Sandberg (2014). A total of 510 samples, comprising 417 from Syväjärvi and 93 from Leviäkangas were re-assayed. The selected samples represented the majority of the samples from the spodumene pegmatite (SPG) zones and with grades >0.5% Li_2O (>0.23% Li) from these two pegmatites. The results showed the Labtium fusion results for Li_2O to be 13,8 % (Syväjärvi) and 10,4 % (Leviäkangas) higher than the ALS 4-acid digest (Li-ICP61) results (Figure 8-6) (Sandberg, 2014). As a consequence, the assay laboratory and method was changed to Labtium Rovaniemi using fusion digestion method 720P. The small number samples not re-analysed at the time were and are not considered to be material to the overall database integrity (Sandberg, 2014).

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Li2O / ALS
0
1
2
3
4
0
1
2
3
4
Syväjärvi
Leviäkangas
Li2O % / Labtium

Figure 8-6: Inter-laboratory checks conducted in 2014 Labtium (fusion method 720P) vs. ALS (4 acid method). Source: Sandberg, 2014

Inter-laboratory checks conducted in 2022 were done as a result of the observed changes in reported reference material values after laboratory change from Eurofins Labtium Kuopio to Eurofins Ahma Oulu (Figure 8-1 and Figure 8-2). Two batches pulp rejects were selected, one from samples originally assayed in Kuopio and the other from samples originally sent to in Oulu, and sent for re-assay by fusion to ALS (Ireland). The results are plotted in Figure 8-7 and show that the change to Ahma Oulu resulted in under reporting of lithium by about 6.3% relative with less precision to ALS and results reported by Labtium Kuopio are on average 1.85% higher relative to ALS (Keliber comms, 13 Mar. 2024). Additional batches were subsequently sent to CRS Laboratories Oy in Kempele, Finland, and the results showed a similar trend to those reported by ALS.

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A
Eurofins vs. ALS Li%
ALS Li%
Labtium Li%
0
0,2
0,4
0,6
0,8
1
1,2
KEL_720P-056
KEL_720P-077
Lin. (KEL_720P-056)
Lin. (KEL_720P-077)
B
Normal Distribution


0,12
0,1
0,08
0,06
0,04
0,02
0
Probability
-30,00
-25,00
-20,00
-15,00
-10,00
-5,00
0,00
5,00
10,00
15,00
Relative difference
KEL_720P-056
KEL_720P-077

Figure 8-7: A) Plot of 2022 inter-laboratory check - Kuopio (blue) & Oulu (orange). B) Normal distribution of 2022 inter-laboratory check showing relative difference of paired samples.

8.4 Adequacy of sample preparation, security and analytical procedures

Keliber has developed and implemented well-defined core processing, logging, sampling and analytical procedures since 2013. The core processing, sampling and core storage facility in Kaustinen is considered a secure facility with the sample preparation and analytical methodologies considered appropriate for pegmatite hosted lithium mineralisation.

The internal reference materials (which were certified by Labtium) as well as the commercially available CRM AMIS0355 used consistently, under report within a relatively narrow range with respect to lithium

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for the fusion method relative to the expected values and, although not considered material to the reliability and accuracy of the assays results, suggests a number of potential issues that warrant further investigation and resolution going forward. These issues could be one or a combination of:

- The original certified values reported by Labtium in 2011 need to be relooked at and a more robust recertification of the material conducted.
- Changes and tweaks in the analytical methodology by the assay laboratory.
- Some of the variance may be attributable to inhomogeneity the Keliber reference sample material.

It should also be noted that the 2xSD limits determined by Labtium represents a very small error tolerance ranging from ±4.2% (Keliber-B and C) to ±6.5% (Keliber-A) when assessing their performance compared to the commercially available AMIS0355, which ranges from ±11.5% for the 4-acid method (certified) to 20.2% for the uncertified fusion method. Other AMIS lithium CRMs also have 2xSD limits/tolerances that range from 7 - 12%.

However, in contrast, recent inter-laboratory checks using ALS (Ireland) suggest that the results up to September 2021, i.e. samples assayed at Labtium, are very similar and subsequent samples assayed at Ahma Oulu under report lithium by around 6%.

As such, the lithium values reported are potentially slightly conservative but of sufficient quality and accuracy for Mineral Resource estimation purposes. The sample database is also considered to be of sufficient quality and accuracy for use in Mineral Resource estimation.

The QP recommends the following:

- Keliber engages an umpire/check laboratory to analyse an additional subset of the previously analysed samples spread across various deposits and time periods representative of the grade range of the deposits. This should provide a better understanding of whether the apparent under reporting of lithium in the internal reference material and AMIS0355 is related to the lab performance or improperly determined expected reference values and ranges for these materials or a combination of the above.
- Inclusion of additional commercially available CRMs as part of its QC programme in the future across a broader lithium range.
- Inclusion of coarse-crush blank material, to monitor potential cross contamination in the crushing stage of the sample preparation, in addition to the pulp blanks currently used by Keliber.
- Further round-robin testing of the in-house reference materials at other laboratories is recommended, should Keliber wish to continue using these. Alternatively, Keliber should consider engaging a commercial laboratory or company (e.g. AMIS) to prepare and certify material from the Keliber deposits.
- Continue to engage with Ahma Oulu Laboratory with regards to the performance of the 720P fusion method or look to engage an alternative laboratory for analysis of exploration samples.

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9 Data Verification

9.1 Data verification procedures applied

The verification of the Keliber exploration data comprises the following exercises:

- A site visit during which Keliber offices in Kokkola and the exploration office and core handling and sampling facility in Kaustinen where visited. During the site visit, a review of Keliber's exploration history, operating procedures, drill core intersections and data was conducted and various of the project sites visited (Syväjärvi, Rapasaari, Tuoreetsaaret and proposed concentrator site).
- Review of Keliber's operating procedures during the site visit; this included documentation and discussions with Keliber staff that guide the core handling, logging, sampling and QAQC, assay methods, logging, and sampling data, and covered both historical and current exploration.
- Review of selected drill hole logs (geological, sample and assay) from all deposit databases against available drill core photography.
- Comparison of historical and current assay and geological data (see Section 9.3.4 and completed as part of the geological modelling process discussed in Section 11).
- Review of company reports summarising the geology, exploration and QAQC results.
- A review of Keliber's QAQC protocols and implementation thereof related to the monitoring assay laboratory performance and review of the of the relevant QAQC data (see Section 8). CSA Global has relied on Keliber to provide the necessary assay QAQC plots and compilation of the drilling history).
- A review of public domain literature including GTK reports and academic papers covering the exploration history, geology and evaluation of LCT pegmatites in the Kaustinen area, many of which include references to the deposits referenced in this study.
- Review of Keliber's reports related to the historical and current exploration specific to the deposit data used to inform the MRE. This included a review of the verification process of the data by SRK (2023).

Relevant aspects of the above are detailed below.

9.2 Site Visit

A site visit was conducted by the CSA Global Qualified Person from 11 to 13 July 2023. The project site was visited on 11 - 12 July 2023 and included:

- A visit to Keliber's geology office and core processing and storage facility in Kaustinen where a selection of drill holes was reviewed against the logs and assay certificates and a review of the logging and sampling protocols.
- A field visit to three of the deposits were visited namely Syväjärvi, Rapasaari, Tuoreetsaaret during which the location and field confirmation of a selection of drill holes and a number of outcrops around these deposits was completed.

Discussions with Keliber geologists, Pentti Grönholm (Senior Manager Geology) and Joonas Kurtti (Exploration Geologist), regarding the project exploration history, geology, core processing, operating procedures and data collection processes.

Keliber's main office in Kokkola was visited on 13 July 2023.

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9.2.1 Core Processing and Storage Facility

The core processing (Figure 9-1 and Figure 9-2) and storage facility in Kaustinen was inspected with regards to core and sample receipt, and the flow of core through the various processing stations to sample despatch.

The facility comprises a secure weatherproof storage warehouse and adjoining office and work area split into discrete areas to accommodate Keliber's workflows namely a core receiving and storage, core logging, sample splitting, sample packing and density measurement areas. Signage and summaries of key processes are well displayed. During the visit the facility was clean and orderly.


A
B
11.07.2023 07:34

Figure 9-1: A) Keliber's core processing facility at Kaustine. B) Angled core racks used for core processing and logging.

When core arrives at the facility, the core is loaded onto ergonomically-designed, angled, well-lit core racks (Figure 9-1) and inspected and depth check and core mark-up is done. The core is then logged (collecting lithological, mineralogical, structural and geotechnical data) onto paper logs and marked-up for sampling. Structural logging is currently done using a Reflex IQ-Logger™; previously this data was captured using a goniometer. The core boxes are then photographed wet and dry. The core to be sampled, comprising pegmatites intervals (includes spodumene-bearing and muscovite pegmatite) and selected host rock intervals, is split with a diamond saw in a separate room (Figure 9-3A) and samples are put into baskets (Figure 9-3B) to dry. Every 10th sample is then taken and density measurements, using a standard Archimedes-type technique of weighing the core dry and wet, is completed.

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A
B

Figure 9-2: Keliber's core receipt and storage facility adjoining the processing facility. A) Stacked core boxes and B) sealed crates of coarse and pulp rejects received back from the laboratory.

Samples are then packaged and QAQC samples inserted into the sample sequence as per the operating procedure and then submitted for assay. Pegmatite samples are assayed by a peroxide fusion method (method 720P) for lithium and a selection of elements at the assay laboratory in Oulu; host rock samples are assayed by a multi-acid digest for a multi-element suite.

The logged core is then packed and stored in the adjacent core storage facility (Figure 9-2A). All coarse and pulp reject material is also returned from the analytical laboratory and stored in crates at the Kaustinen facility (Figure 9-2B). The facility also contains some of the historical core. However, the majority of the older core is stored offsite at a facility in the town of Kemi (300km north-northeast of Kaustinen) and the core drilled in the period 1960 - 1980 is stored and curated by GTK.

Cores from various drill holes were examined on the logging tables and verified against the geological logs, and assay data and summarised below.


A
B

Figure 9-3: A) Core saw and B) cut sample in baskets prior to density measurements and packing.

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9.2.2 Drill hole verification and field checks

A number of drill hole locations and sites of geological interest at Syväjärvi, Rapasaari and Tuoreetsaaret sites were visited during the site visit. The drill hole locations were collected by handheld global positioning satellite (GPS) (Figure 9-4) and hole orientation measured off the casing left in the top of the holes to mark the holes and compared well with the data in Keliber's databases; all holes checked were within 2.5 - 7.5 m of surveyed locations. The list of holes with the surveyed locations and measured locations tabulated (Table 9-1).

Table 9-1: List of drill holes field checked during site visit.

Hole ID	Deposit	Surveyed		GPS		Difference (m)	Orientation	Comments
		X (m)	Y (m)	Long (DD) / X (m)	Lat (DD) / Y (m)			
S-75	Syväjärvi	2490444.2	7062516.6	23.8034 / 2490446.2	63.6637 / 7062516.4	2.0	Measured 64/252 Surveyed 65/270	
S-76		2490475.0	7062516.7	23.8041 / 2490478.2	63.6637 / 7062515.7	3.4	Measured 56/260 Surveyed 64/270	
S-93		2490443.1	7062500.0	23.8034 / 2490444.4	63.6635 / 7062499.7	1.3	Measured 43/083 Surveyed 45/089	
S-160		2490458.1	7062579.7	23.8037 / 2490460	63.6642 / 7062579.4	1.9	Measured 50/090 Surveyed 51/090	Casing removed
S-161		2490441.9	7062680.4	23.8034 / 2490443.5	63.6651 / 7062677.8	3.1	Measured 65/090 Surveyed 65/087	
RA-17	Rapasaari	2492433.9	7060980.0	23.8436 / 2492431.8	63.65 / 7060985.1	5.5	Measured 48/076 Surveyed 45/090	
RA-31		2492370.3	7060980.1	23.8423 / 2492366.2	63.6499 / 7060982.3	4.6	Measured 48/078 Surveyed 44/089	
RA-33		2492372.4	7060939.8	23.8424 / 2492372.7	63.6496 / 7060942.7	2.9	Measured 42/082 Surveyed 44/089	
RA-36		2492395.6	7060900.2	23.8428 / 2492393.7	63.6492 / 7060904.8	5.0	Measured 40/080 Surveyed 45/088	
RAPI-20		2492422.0	7060996.0	23.8434 / 2492422.4	63.65 / 7060993.4	2.6	Measured 48/302 Surveyed 46/295	Unmarked in field
PD1		2492420.0	7060999.0	23.8434 / 2492419.3	63.6501 / 7061002	3.1	Measured 40/032 Surveyed 45/298	Unmarked in field
RA-256	Tuoreetsaaret	2491381.9	7060980.1	23.8223 / 2491378	63.65 / 7060986.1	7.1	Measured 65/080 Surveyed 45/090	
RA-316		2491402.5	7060939.8	23.8228 / 2491400.3	63.6496 / 7060946.3	6.9	Measured 45/254 Surveyed 44/270	
RA-317		2491409.6	7060859.9	23.823 / 2491411.3	63.6489 / 7060867.3	7.6	Measured 40/252 Surveyed 44/271	

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11.07.2023 09:18

Figure 9-4: Photo of drill hole S76 (Syväjärvi) checked in July 2023.

Outcrop of the host rocks are sparse (Figure 9-5) and largely covered by thickly vegetated soil comprising peat and glacial till and naturally no outcrops of pegmatite were observed during the site visit. Thin pegmatite veins, in the hangingwall schists to the main Syväjärvi deposit, are exposed in the sidewall of the water-filled pit at the entrance to the portal (Figure 9-6). A number of the spodumene-bearing pegmatite erratics, that were key in the discovery of the pegmatites in the area, were observed around Syväjärvi and Tuoreetsaaret (Figure 9-7).


A
B

Figure 9-5: *Host rock outcrops from Syväjärvi: A) Plagioclase-bearing porphyrite (metavolcanic) (WPT840) and B) sulphide-bearing mica schist (metasediment) (WPT844).*

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Figure 9-6: Photo looking east of host schists and thin northerly dipping pegmatite veins in hanging wall to main spodumene pegmatites exposed in water-filled pit at entrance to the portal at Syväjärvi.


A
B
11 07 2023 10 03

Figure 9-7: Tuoreetsaaret: A) Erratic of spodumene bearing pegmatite in forest with B) large spodumene lathes (>20 cm long) showing uniform crystal orientation (interpreted to be perpendicular to host rock contacts) (WPT848).

9.2.3 Site Visit Conclusion

The Qualified Person is satisfied that the necessary steps in the data collection process were taken to verify the data used for the MRE.

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9.3 Check logging, Database Verification and Validation

The core handling, processing, sampling and core logging is guided by a standard operating procedure (Sandberg, c.2013). Data is collected that assists the interpretation of both the pegmatite and country rock geology. The logging data are collected on Microsoft Excel® sheets and then captured into a Microsoft Access® database.

During the site visit a number of drill holes were laid out by Keliber and check logging was conducted against the geological logs, the sample intervals and assay certificates provided. A summary of the holes checked, and finding are summarised in Table 9-2.

Table 9-2: List of drill holes (geological and sample logs and assay certificates) checked against drill holes during site visit.

Hole ID	Deposit	Year drilled	Finding	Risk
RA-156	Rapasaari	2018	Box 30 - Some pegmatite sampling included 2cm of host rock.	Dilution of Li grade and artificial elevation of iron (Fe) in mineralised pegmatite intervals
			Box 33 - unsampled pegmatite that appears unmineralised.	Missing potentially mineralised pegmatites.
RA-14	Rapasaari	2014	Box 2 - Core loss interval not captured and sampled across loss. Not common.	Poor logging and sampling practices BUT core losses now captured in logs and sampling across core losses avoided where possible
			Box 32 - included unsampled thin pegmatite that is logged as mineralised "spodumene pegmatite" (Figure 9-8).	Missing mineralised pegmatite assay data.
S-22	Syväjärvi	2013	Pegmatite logged interval (50cm) as unmineralised "muscovite pegmatite" contains 1.91% Li_2O) (Figure 9-9)	Misclassification of pegmatite type in geological models
OV-27	Outovesi	2012	No issues	

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148,80
149.15
Unsampled pegmatite
150.05
40624
40625
11.07.2023 14:48

Figure 9-8: Hole RA-14 (Box 32) with an interval of unsampled pegmatite logged as spodumene pegmatite (SPG) and host rock.


SN→
30369 + 370 (REPL.)
60.30 ← → 30371
MPG: 30371 – 0.887% Li (1.91%Li2O)
61.20 ← → 30372
SPG: 30372 – 0.639% Li (1.38%Li2O)
12 07 2023 13:28

Figure 9-9: Hole S-22 Box 19 showing samples 30371 (60.3 - 61.2m) logged as muscovite pegmatite and 30372 (61.2 - 62.5m) logged as spodumene pegmatite (SPG) with high lithium content.

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9.3.1 *Observations and comments*

Some general observations regarding the logging based on the review of the 4 drill holes above include:

Most of the sampling is done from and to geological contacts and also split according to pegmatite composition (i.e. muscovite pegmatite (MPG/MPEG logged and sampled separately from the mineralised spodumene-bearing pegmatite (SPG/SPEG); samples within the large spodumene-bearing pegmatite intervals are split based on mineralogy or texture. This is considered aligned with industry accepted best practice for logging and sampling of pegmatite-hosted lithium mineralisation.

A number of areas of concern, although do not appear to be a common occurrence and/or are not considered to materially impact the integrity of the databases, include:

- A number of the smaller muscovite pegmatites were not sampled. These are usually restricted to thinner pegmatites in the hanging wall or footwall to the spodumene bearing pegmatites.
- Impact of weathering, where present, on the core checked appears to be minimal with regards to the lithium content of spodumene which is still crystalline but does appear to have some alteration. However, the pegmatite is more friable due to the alteration of the feldspar (altered to a red colour) to clay materials and incipient alteration of the spodumene (see also Section 6.3). This is something that should be looked at going forward, to determine if it poses a risk to the processing and recovery of spodumene from the pegmatites.
- Some of the older Keliber sampling was done across core losses, but this practice has largely stopped and core losses are logged in the lithology log and not sampled across.
- Some smaller spodumene-bearing pegmatite intervals within host rock are unsampled.

9.3.2 *Database checks*

Checks of a number of drill holes from the different deposits was done and included drilling from the 1960's, 1980, and more recent drilling 2012 to 2023 (Table 9-3). The checked reviewed the various deposit databases and compared the geological logging and reported lithium assays with the sample intervals against the core photographs supplied by Keliber.

Table 9-3: Checks conducted on drill holes from various campaigns.

Deposit	Hole ID	Year drilled	Finding	Risk
Emmes	61-R6	1961	No issues	
	61-R8		No issues	
	63-R4	1963	No issues	
	63-R6		Sections in interval not sampled (mostly host rock). Pegmatite material all sampled	Poor sample practice but not commonly observed.
	63-R10		Core photos but not in database	No central database and no strict version control on databases.
	66-R1	1966	Core photos but not in database	No central database and no strict version control on databases.
	66-R2		No issues	
	67-R19	1967	No issues	
	67-R31		Waste interval does not appear sampled based on photos but has assay values.	Possibly sampled after photo taken
	80-R12	1980	Not in database	

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Deposit	Hole ID	Year drilled	Finding	Risk
	E-1	2014	No issues	
	E-8		No issues	
	E-10		No issues	
	E-13	2019	No issues	
	E-16		No issues	
	E-22		No geological and sample log. No pegmatite from.	No central database and no strict version control on databases.
	E-23		Geological and sample log only for SPG entry. No assay data	No central database and no strict version control on databases.
Rapasaari	RA-15	2014	No issues	
	RA-289	2021	Thin pegmatites unsampled between 1cm discrepancy between pegmatite (72.85-73.24) and sampling (72.85-73.25)	Makes geological modelling difficult.
	RA-370	2023	Small (15-20cm) unmineralised pegmatites logged as MPG at ~138, 156 and 158m not sampled	May miss potentially significant mineralisation.
Lantta	R4-3	?	No issues	
	R4-17	? Historical drilling	Box 8 – pegmatite in photo not logged or sampled ~49.5m BUT log has a pegmatite logged from 59.5-59.91m but NOT visible in photos	Inaccurate logging possibly a typo and meant to be 49.5-49.91m results in inaccurate geological models. Unsampled pegmatites may miss potentially significant mineralisation.
	L-25	?	No issues	
	L-40	?	No issues	
	L-46	?	Not all MPG (unmineralised muscovite pegmatite) intervals sampled	May miss potentially significant mineralisation.
Leviakangas	LE-8	2012	No issues	
	LE-38	2019	No major issues. Some thin unmineralised pegmatites unsampled	May miss potentially significant mineralisation.
	LE-51	2022	No issues	
Outovesi	OV-1	?	No issues	
	OV-10	?	No issues	
	OV-27	?	Photos but not in database	No central database and no strict version control on databases. Potentially significant data omitted from database
	OV-29	?	No issues	
Syväjärvi	S-2	2013	No issues	
	S-18	2013	No issues	
	S-70	2016	Pegmatite interval in photos from 56.15-56.8m logged as mica schist. Was sampled and carried no grade	Possible typo. Need some internal checks and quality control on logging process to avoid errors. Could potentially have been a mineralised pegmatite.
	S-98	2018	No issues	
	S-141	2019	No issues	
	S-159	2023	No photos or lithology logs. Assays present	No central database and no strict version control on

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Deposit	Hole ID	Year drilled	Finding	Risk
				databases. Potential data omitted from database
	S-162	2023	No issues	
Tuoreetsaaret	Core photography provided for 5 holes only mostly outside main resource area			
	RA-259	2020	Some apparently barren pegmatites not sampled	May miss potentially significant mineralisation.
	RA-260	2020	No issues	
	RA-262	2020	No issue.	
	RA-264	2020	Some pegmatites logged as barren MPG not sampled	May miss potentially significant mineralisation.
	RA-365	2022	Some pegmatites logged as barren MPG not sampled. Top part of pegmatite interval from 117.2 - 122.75m not sampled from 117.2 - 118m (logged as MPG)	May miss potentially significant mineralisation. Makes geological modelling and estimation difficult

9.3.3 Observations and comments

Some general observations regarding the logging based on the review of the databases provided for each of the deposits:

Structure of databases varies from deposit to deposit although look-ups for geological logs are generally consistent.

Some data within the databases is not relevant to specific deposit e.g. Rapasaari database contains drill holes from Tuoreetsaaret.

Muscovite pegmatites are often not sampled. Generally, where they are sampled, they return lithium values of <0.1% Li_2O, suggesting the logging is generally accurate. However, there is the chance some lithium mineralisation may be missed by not sampling these pegmatite zones (e.g. Hole S-22 interval 60.3 - 61.2 m logged at MPG but 1.38% Li_2O – see Figure 9-9 and Table 9-1).

Sampling of the historical drill holes consisted of samples taken using a guillotine and does not always produce a consistent sample. It is noted that the historical drilling and data comprises a small proportion of the data used in the Mineral Resource estimates. See also Section 9.3.4 reviewing the historical data against the current Keliber data.

9.3.4 *Review of Historic Drilling against Keliber drilling*

Recent and historic assay data (drilled by operators prior to Keliber Oy) within individual deposits are compared, and results for Rapasaari, Syväjärvi and Emmes are presented. The statistics of the Li_2O% distributions are reviewed, and datasets are filtered for drilling within the interpreted spodumene pegmatite estimation zones.

Figure 9-10 shows the Li_2O% distributions on probability plots for recent (blue line) and historic (green line) drill assays.

The mean grades and the variance between historic and recent data are tabulated in Table 9-4 along with the proportions of historic data. The larger deposits (Rapasaari and Syväjärvi) have a small

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proportion of historic data (<20%) within the spodumene pegmatite zone and mean grades are within a 20% variance.

The distributions for Li_2O% are comparable in all cases and the historic data is considered appropriate for use in resource estimation.

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Log Probability Plot of LI20 PCODE = 100 Grouped by Historic
LI20 in 1
Num Data 94
Mean 1.33871
Std Dev 0.55480
Coeff Var 0.41443
LI20 in 0
Num Data 2,010
Mean 1.20251
Std Dev 0.57463
Coeff Var 0.47786
Probability %
Log Probability Plot of LI20 ESTZON = 100 Grouped by Historic
LI20 in 1
Num Data 153
Mean 1.11948
Std Dev 0.38867
Coeff Var 0.34719
LI20 in 0
Num Data 781
Mean 1.36346
Std Dev 0.62874
Coeff Var 0.46114
Probability %
Log Probability Plot of LI20 ESTZON = 100 Grouped by Historic
LI20 in 1
Num Data 109
Mean 1.28862
Std Dev 0.47188
Coeff Var 0.36619
LI20 in 0
Num Data 89
Mean 1.26921
Std Dev 0.58456
Coeff Var 0.46057
Probability %

Figure 9-10 Comparison of recent (blue) and historic (green) Li_2O% assay data within the interpreted spodumene pegmatite zones at Rapasaari (top), Syväjärvi (middle) and Emmes (bottom).

CSA Global Report №: R142.2024 84

SSW Keliber MRE TRS CSA Global Report №: R142.2024 85 Table 9-4: Summary of historic drill data review within interpreted spodumene pegmatite zone. Deposit Historic Recent Variance on mean Rapasaari Mean Li2O% 1.34 1.20 11% Number of samples 94 2,010 Proportion of samples 4% 96% Syväjärvi Mean Li2O% 1.12 1.36 -18% Number of samples 153 781 Proportion of samples 16% 84% Emmes Mean Li2O% 1.29 1.27 2% Number of samples 109 89 Proportion of samples 55% 45% 9.4 Qualified Person Opinion and Recommendations The Qualified Person considers the data management an area of future improvement in terms of data integrity and security. The implementation of a fit-for-purpose relational database with timely backups will ensure a robust and secure database going forward. In addition, it will make data extraction, assay management, data interrogation and export simpler and avoid version control issues and make auditing more traceable. It is understood that Keliber are in the process of implementing a database solution for the entire project. The Qualified Person was unable to verify that paper logs were accurately transcribed into the digital database, however, during the check of a number of drill holes, some errors have been identified but not considered material to the overall data integrity. The overall work completed to date has captured all the important variables (mineralogical, structural, lithological) required to properly define the attitude of the host pegmatites and the spodumene or grade distribution within the various pegmatites that host each deposit. It is however recommended that Keliber conduct regular reviews and checks of their exploration drill holes in terms of geological logging and sampling as part of their internal quality control protocols. Additional checks on whether logs are correctly captured into the database are recommended or implementation of a digital logging platform where the logging and sampling data is captured directly into the database. The checks done on the Rapasaari, Syväjärvi and Emmes historical and recent assay data indicate that the datasets are largely comparable and suitable for use in the geological models and MREs. Based on these comparisons, the differences in the historical sampling (use of a guillotine to split core) compared to the more recent exploration (use of a core saw to split the core in half) are noted but are considered to be a minimal risk to the project. Additional checks on the historical data used in the Lantta and Leviäkangas, which was generated over similar periods to that for Rapasaari, Syväjärvi and Emmes, are recommended going forward. A small number of unsampled pegmatite intervals were noted during the checks and not considered to materially impact the data. However, it is recommended that all mineralised pegmatite intervals, irrespective of size, particularly around larger pegmatites, are sampled and well as apparently unmineralised muscovite pegmatites. Overall, the Qualified Person considers the data used for the purposes used in this TRS is accurate and representative and has been generated with industry accepted standards and procedures. SSW Keliber MRE TRS CSA Global Report №: R142.2024 86 10 Mineral Processing and Metallurgical Testing Keliber has conducted a number of phases of processing test work as part of their work to inform previous technical studies (DFS, 2018 and WPS Global Inc., 2022) as well as recent technical studies (SRK, 2023). The first metallurgical test work was completed in the early 1970s by Paraisten Kalkkivuori Oy. Keliber began studying the deposits in 1999, as well as between 2001 and 2006, in partnership with Outotec, who developed a new lithium carbonate production process. More intensive investigations commenced in 2014 (SRK, 2023). In 2018, Keliber completed a DFS to produce battery-grade lithium carbonate from spodumene-rich pegmatite. However, following further market studies, it was decided to consider the production of battery-grade lithium hydroxide monohydrate (LiOH·H2O), or more simply lithium hydroxide (LiOH) instead of lithium carbonate. A series of tests were completed to determine the production parameters of lithium hydroxide from spodumene ore. Engineering studies were undertaken to produce 12,500 tpa of battery-grade lithium hydroxide via the following unit processes: • Concentration comprising crushing, optical sorting, grinding and flotation to produce a spodumene concentrate; • Conversion of the spodumene concentrate from alpha to beta-spodumene by roasting in rotary kiln; and • Soda leaching in an autoclave and hydrometallurgical processing including solution purification, crystallisation and dewatering to produce lithium hydroxide. In February 2022, Keliber issued a DFS (WSP Global Inc., 2022c) based on the production of 15,000 tpa of battery-grade lithium hydroxide. 10.1 Metallurgical Testing 10.1.1 Historical metallurgical test work After the initial metallurgical tests conducted in the early 1970s, further investigations were undertaken between 1976 and 1982. Research included mineral processing tests to produce spodumene concentrate as well as its by-products: quartz, feldspar and mica concentrates. Keliber restarted metallurgical testing in 2003, which led to the preliminary engineering for a spodumene concentrator and a lithium carbonate production plant. Mineral processing included two- stage grinding, gravity separation, de-sliming, pre-flotation, spodumene flotation and dewatering. Conversion from alpha to beta-spodumene was undertaken in a rotary kiln and the hydrometallurgical process included pressure leaching of beta-spodumene in a soda environment, solution purification with ion exchange, and precipitation of lithium carbonate. 10.1.2 Recent mineral processing test work The purpose of the mineral processing circuit is to produce spodumene concentrate for the downstream pyrometallurgical and hydrometallurgical processes. Typically, commercial spodumene concentrate would target a grade of 6% Li2O. However, given that concentrate transportation costs to the relatively close KIP are low, the concentrate grade would be a point of optimisation. During the production phase, SSW Keliber MRE TRS CSA Global Report №: R142.2024 87 the concentrate grade will be optimised depending on the grade-recovery relationship and price of the end product. In general, the production of lower grade concentrate would be more feasible at high product price. The level of impurities in the concentrate is also important. Keliber test work programmes have revealed iron, arsenic and phosphate to be the main impurities in the spodumene flotation concentrate that impact on the downstream process. The maximum levels have been indicated at 2% for Fe2O3, 50 ppm for As. 10.1.2.1 Länttä pilot test in 2015 In the 2015, samples of Länttä ore were tested at pilot-scale. This comprised three samples with a total mass of 14.8 t and combined grade of 1.27% Li2O, 0.0092% Nb and 0.0024% Ta, that were processed through a pilot plant. The 2022 DFS Report referenced the primary sample but not did not describe the sampling details. The combined sample of Länttä ore was treated through a pilot mineral processing plant at the mineral processing and materials research unit (Mintec) of the GTK in Outokumpu, Finland, applying the ISO 9001 2015 quality system standard. The spodumene concentrates produced were then processed by conversion and hydrometallurgical testing. The pilot plant included dense media separation (DMS), rod milling with gravity separation and flotation. It was demonstrated that the combination of DMS and flotation resulted in 2% to 3% increase in lithium recovery compared with simple flotation. Test results obtained from combined DMS, and flotation indicated a recovery of 85.9% with a 4.59% Li2O in the spodumene concentrate. 10.1.2.2 Syväjärvi laboratory tests in 2015 Laboratory scale tests were carried out on Syväjärvi sample collected from drill cores with an average grade of 1.47% Li2O. Primary sampling details were not described in the 2022 DFS Report. The draft 2022 DFS does not state where these tests were conducted but presumably, they were also conducted at the GTK Mintec facility. The spodumene concentrates produced were then processed by conversion and hydrometallurgical testing. Laboratory scale test work included DMS and flotation with the purpose to compare the metallurgical performance of Syväjärvi ore with the Länttä ore tested earlier in pilot-scale. In addition, a concentrate was produced for subsequent leaching tests. Tests confirmed that Syväjärvi ore can be processed using a similar flowsheet to Länttä. Recoveries for a concentrate of 4.5% Li2O were higher than achieved with the Länttä sample: 90.0% when only flotation was applied and 93.5% when both DMS and flotation were used. Phosphorus content of the produced spodumene concentrate was higher in the DMS and flotation alternative: 0.59% P2O5 compared with 0.26% when only flotation was applied. 10.1.2.3 Syväjärvi pilot tests in 2016-2017 (PFS) For the 2017 PFS, a tunnel was mined during the summer of 2016 to extract a bulk sample for pilot plant and other testing. Four breaks were mined from pure spodumene pegmatite at the end of the tunnel, which were separately stockpiled. The 160 t bulk sample of Syväjärvi ore had a grade of 1.445% Li2O. A waste rock sample containing 0.188% Li2O was also collected as dilution in mineral processing tests. An ore sorting test programme was completed in the TOMRA sorting test facility in Wedel, Germany, which is certified to the ISO 9001 and ISO 14001 quality system standards. Mineral processing tests were conducted at pilot-scale at the GTK Mintec facility in Outokumpu. The spodumene concentrates produced were further used in laboratory and pilot conversion tests, with the converted concentrate then used in both laboratory and pilot-scale leaching tests as per for Länttä pilot test in 2015. It was noted that the full Keliber process was thus tested at pilot-scale. SSW Keliber MRE TRS CSA Global Report №: R142.2024 88 Sorting tests were conducted using 4 t of Syväjärvi run-of-mine (RoM) spodumene-rich ore (20 to100 mm in size) and 500 kg of black waste rock. The focus of the tests was to remove black plagioclase porphyrite waste rock from the plant feed. Ore sorting was found to be effective in removing black waste rock from the ore feed at different artificial waste rock sorter feed compositions. The sorting results indicate around 12% of the mass and 3% of the Li2O was lost in sorting. After accounting for the 0 – 20 mm fine fraction that will bypass sorting, there was a mass rejection of 10.1% with 2.2% lithium losses. Pilot plant tests using rod and ball mills operating in closed circuit, gravity concentration and flotation were conducted in September 2016 at the GTK Mintec facility in Outokumpu. The flowsheet was based on Länttä pilot plant test but without DMS due to high P2O5 concentrations seen previously in Syväjärvi concentrate. Results showed two subsets, with one averaging 75% recovery at 5.3% Li2O and the other averaging 82% recovery at 4.7% Li2O. Based on the GTK report, the biggest lithium losses were in the primary de-sliming and the spodumene rougher tails, totalling 9 to10%. 10.1.2.4 Laboratory flotation tests for Länttä and Syväjärvi in 2016 More than 50 bench-scale, batch flotation tests were carried out in this phase of investigation. The programme included the following sample materials: • Länttä deep ore drill core sample; • Syväjärvi drill core sample; • Outotec (TOMRA) sorting test work samples; • Cyclone overflow from Syväjärvi pilot plant test work 2016; • Slimes from Syväjärvi pilot plant test work 2016; and • Upgraded, Syväjärvi pilot concentrate sample. The Länttä drill core sample was collected from three drill cores in the deposit. The samples were from depth levels of between 20 m and 40 m and visible weathering was not observed from the drill cores. The waste rock was excluded from the batch float sample. The Syväjärvi drill core sample was collected from one drill coreand comprised only spodumene pegmatites and waste rock was excluded from the sample. The batch flotation tests were also carried out at the GTK Mintec facility in Outokumpu. The concentrate was also upgraded for subsequent testing for spodumene conversion. It was noted that optimisation of the flotation conditions was generally successful in achieving a lithium recovery concentrate of over 80%. 10.1.2.5 Geo-metallurgical study in 2016 - 2017 Sampling was designed by Keliber’s Chief Geologist and a total of 18 ore samples were collected from the Syväjärvi, Länttä and Rapasaari deposits. The geo-metallurgical tests were carried out at the GTK Mintec facility in Outokumpu. The study included modal analysis by Mineral Liberation Analysis, chemical composition of spodumene by Energy Dispersive Spectroscopy, grindability tests and diagnostic flotation tests. In all the ores, the flotation performance was strongly dependent upon the spodumene head-grade and wall rock dilution. The recovery of lithium at concentrate grade of 4.5% Li2O, increased with the lithium head-grade. Therefore, the wall rock dilution impacted negatively on the flotation performance. The diagnostic flotation tests showed a significant difference between deposits, with Syväjärvi showing the best performance followed by Länttä and Rapasaari. Individual flowsheet, processing conditions and optimisation would therefore be needed for each ore to maximise the metallurgical performance.

SSW Keliber MRE TRS CSA Global Report №: R142.2024 89 10.1.2.6 Laboratory flotation tests for Rapasaari in 2017 Exploration and resource drilling of Rapasaari during 2016 and 2017, led to the deposit becoming the biggest ore body of the Keliber Project. Mineral processing testing was, however, quite limited and therefore further testing of Rapasaari was started in July 2017. With the new sample and after optimisation, Rapasaari lithium recovery was reported to be close to that achieved for Syväjärvi. 10.1.2.7 Rapasaari locked-cycle flotation test work 2018 (DFS) The programme was executed with Rapasaari sample materials including average ore around 100 kg, high grade ore around 87 kg and waste rock around 40 kg. The 2022 DFS report did not describe drill core sampling details. The Rapasaari flotation tests were also carried out at the GTK Mintec facility in Outokumpu. The programme included 16 batch flotation tests to optimise flotation conditions and a locked-cycle flotation test. Mineral liberation analysis was utilised to characterise the average ore, waste rock and final flotation concentrate mineralogical properties. The results of batch flotation tests indicated that coarser grinding had a positive effect upon flotation. Higher waste rock dilution decreased the final concentrate grades and recoveries. Lower collector dosage in the pre-flotation resulted in higher Li2O recovery in the spodumene flotation but slightly higher magnesium grade in the final concentrate. In the locked cycle test, the required collector dosage was found to be about 20% of that needed in the open circuit. The locked-cycle grade-recovery points showed about 1% higher lithium recovery than the corresponding grade in open circuit. The average final concentrate grade for the last five rounds was 4.34% Li2O at 88.36% lithium recovery. 10.1.2.8 Emmes laboratory-scale flotation tests and further optimisation tests 2018 The 2022 DFS report noted that, as Emmes ore had yet to be tested by Keliber, a representative sample was collected in 2018. Primary sampling details were not described. The Emmes ore sample had grades of 1.43% Li2O and the wall rock mica schist 0.265% Li2O. The 2022 DFS report does not state where these tests were conducted but it is presumed that they were also conducted at GTK Mintec (SRK, 2023). The Emmes ore showed a similar flotation response to Syväjärvi. The lithium recovery at 4.5% concentrate grade was 91.8% and 91.0% at 5.0% grade. Wall rock dilution resulted in an almost linear decrease in the final concentrate grade: e.g., the final concentrate was 5.8% for the sample with no dilution and 5.0% with 10% dilution. With a fixed concentrate grade, the dilution caused a decrease in recovery, but this was significantly lower for Emmes than Syväjärvi. 10.1.2.9 Flotation tests for Rapasaari and Outovesi 2019 This programme was initiated in November 2018 and includes ore variability tests on different Rapasaari ore types, initial flotation tests on Outovesi and a locked-cycle test on a Rapasaari drill core sample. Primary sampling details were not described in the 2022 DFS report. This programme was initiated in November 2018 and completed in April 2019 at GTK Mintec. Modal mineralogy determined that the spodumene content in Rapasaari samples varied from 13.1% to 20.6%. Small contents of some other lithium-containing minerals were also found, including petalite, trilithionite and triphylite. The primary gangue minerals were plagioclase (25.7 – 36%) and quartz (26.9 – 31%). Other gangue minerals were microcline, K-feldspar and muscovite. In terms of the JKTech scale, the Rapasaari West sample would be classified as a hard material. Regarding the spatial variability, the SSW Keliber MRE TRS CSA Global Report №: R142.2024 90 best Li2O grades and recoveries were achieved from the Rapasaari North sample and the results from the Rapasaari West sample were quite similar. The recoveries were a bit lower from the Rapasaari Main sample. The poorest results were achieved from Rapasaari South-West (Figure 10-1). Figure 10-1: Variability in Rapasaari flotation recovery. Source: SRK, 2023. Overall, the higher the waste rock dilution ratio the lower the Li2O grades and recoveries in the cleanings. Based on the results, it seems clear that the head grade will have an effect on Li2O recoveries. The grades and the recoveries in the locked-cycle flotation test with the Ra-all-2019 composite were lower in comparison to the single batch flotation test with the same material. Flotation without desliming produced good results, as did magnetic separation on the final spodumene concentrate. The normal slurry density of 30% in the conditioning of the pre-flotation stage seemed to work quite well. It was noted in the 2022 DFS report that such process changes should be considered for future studies and process design. 10.1.2.10 Optical ore sorting in 2018 Sorting tests were conducted in November 2018 using Syväjärvi RoM ore (4 to 35 mm in size) spodumene-rich material and black waste rock. Feed sample for the sorting tests included the Syväjärvi ore and marginal ore in ratio 1:10 with 15% of side rock dilution. Primary sampling details were not described in the 2022 DFS report. SSW Keliber MRE TRS CSA Global Report №: R142.2024 91 The sample was crushed and screened at GTK Mintec before dispatch to Binder+Co sorting test facility in Gleisdorf, Austria. AAS and XRF analyses were conducted at Labtium – Eurofins laboratories from the subsamples for each ore types and side rock. The Certification Body of TÜV SÜD Management Service GmbH certified that Binder GmbH has established and applies a Quality Management System according to ISO 9001:2015. Ore sorting was found effective in removing black waste rock from the artificial composite ore feed. The lithium grade of the reject in the tests was 0.2-0.3% Li2O. Lithium content of the black waste rock in contact with the ore varied between 0.08 and 0.47% Li2O with the average being in the range 0.24 - 0.30% Li2O. It was reported that lithium in country rocks was not included in the Mineral Resources nor in Mineral Reserves. Thus, the recovery of lithium carried by pegmatite was practically 100% in the test work. 10.1.2.11 Optical ore sorting at Redwave in 2019 Sorting tests were conducted in August 2019 using samples of Syväjärvi spodumene-rich material and black waste rock (12.4 to 20 mm in size). The focus of the tests was to remove black plagioclase porphyrite waste rock from the plant fee. An ore sorting test programme was completed in the Redwave sorting test facility in Eggersdorf, Austria. Redwave, a division of BT-Wolfgang Binder GmbH, and has established and applies a Quality Management System according to SCC**:2011. Unfortunately, laboratory assay results were not available to support the results. More test work including assaying of the products and optimisation of the operating parameters was recommended. 10.1.2.12 Syväjärvi pilot testing in 2019 (DFS) This pilot campaign processed 89 t of the Syväjärvi ore at a waste rock dilution of 4%, being the dilution as modelled in the LoM plan of that time. This programme was conducted at the GTK Mintec facility in August 2019. The minerals processing flowsheet included grinding, desliming, pre-float, spodumene flotation and low intensity magnetic separation. Overall spodumene recovery was increased by 4% from the previous Syväjärvi pilot, to 88%. The recovery increase was achieved by reducing the slime production, optimisation of the pre-float and high intensity conditioning condition and increasing the residence times in spodumene flotation. 10.1.2.13 Dewatering studies on Syväjärvi pilot processing samples by Outotec in 2019 (DFS) Samples were extracted from the Syväjärvi pilot circuit. Outotec performed dewatering tests of the spodumene concentrate at the Outotec dewatering technology centre in Lappeenranta, Finland. Thickening tests were performed at the Outotec Research Centre in Pori, Finland. The majority of Metso Outotec’s major units are certified to ISO 9001 (quality), and the main operational units also have ISO 14001 (environment), ISO 45001 or OHSAS18001 (safety) standards as a framework. A final moisture content of 9.6% was achieved with the vacuum belt filter and 7.3% was achieved with the vertical pressure filter. Both values are below the moisture limit of 10% for the final concentrate before the hot conversion at the Keliber Lithium Hydroxide Refinery. Test work of the pre-float, spodumene flotation feed, tailings, tailings without slime, slime and spodumene concentrate showed that the materials can be thickened successfully. Filtration of the flotation tailings was a continuation of the thickening tests. Keliber wanted to complete testing to support engineering for potential dry stacking of the flotation tailings. Tailings with slime could SSW Keliber MRE TRS CSA Global Report №: R142.2024 92 be dewatered successfully by an Outotec vacuum belt filter (20.6%), filter press filtration (12.1%) and fast opening filter press filtration (13.3%). Tailings without slime was found difficult to filter with coarser PSD. 10.1.2.14 Dewatering study of the spodumene concentrate by Metso Minerals in 2019 Samples were extracted from the Syväjärvi pilot circuit. One barrel containing a 50 kg sample of concentrate was delivered to the Metso Minerals laboratory in Sala. After thickening and top feed vacuum filtration, the end moisture of the concentrate was measured to be in the range of 10 – 13%. 10.1.2.15 XRT ore sorting tests at Outotec (TOMRA) in 2019 Sorting testing at TOMRA was a continuation of testing described in earlier sections with the same ore and waste rock samples. Sorting tests were conducted at Outotec (TOMRA). The purpose of this test work was to determine the suitability of a TOMRA® sorting system for the Syväjärvi operation. Results showed high lithium recovery of approximately 95% for both size fractions, with mass rejection of 16 to 19%. The results showed positive amenability of TOMRA X-Ray Transmission (XRT) ore sorting technology with Syväjärvi material. Further testing and engineering were however, recommended for the final flowsheet development of the crushing and sorting circuit. 10.1.2.16 Rapasaari laboratory-scale programme to control sulphides at GTK in 2021 A total of 80 kg of pegmatite ore sample from the Rapasaari deposit was collected from rejects of analytical samples of half-cut drill cores. The 50 kg feed sample for the bench-scale beneficiation tests comprised 47.5 kg Rapasaari ore and 2.5 kg waste rock. In February 2021 approximately 30 kg additional Rapasaari ore and 3 kg of Rapasaari waste rock were packed and sent to SGS Canada for parallel test work purposes. This programme was conducted at the GTK Mintec facility. The arsenopyrite occurred mainly in the waste rock bulk sample, where its content was 0.09%. In addition, the arsenopyrite particles were totally liberated in the ground Rapasaari composite sample. The average Li2O grade in the Rapasaari composite sample was 1.23% and arsenic 0.021%, calculated from the bench-scale tests. The grain sizes (P80) of spodumene and arsenopyrite were 90 µm and 24 µm in the ground (125 µm) feed samples, respectively. In total, more than 20 bench-scale flotation tests were performed, with combinations of different unit processes to remove arsenopyrite. High gradient magnetic separation was shown to not be an effective method of removing arsenopyrite. About 50 – 70% of arsenic could be removed by pre-flotation. It was noted further that it is essential to remove more than 95% of arsenic prior to spodumene flotation, because the arsenopyrite tends to enrich during the spodumene flotation. 10.1.2.17 Rapasaari laboratory-scale programme to control sulphides at SGS in 2021 SGS Minerals was provided with the same sample material as used in the programs at GTK Mintec. Keliber sought a second test work programme and new ideas for the Rapasaari ore flowsheet development in early 2021, especially for the arsenic and sulphur management. This programme was conducted at SGS Minerals. SGS Minerals is accredited to the requirements of ISO/IEC 17025 for specific tests listed on their scope of accreditation, including geochemical, mineralogical and trade mineral tests. The main objective of the metallurgical test work was to develop an appropriate flowsheet for producing a high-grade spodumene concentrate, with a reasonable recovery, from a composite sample from the Rapasaari deposit. Rejecting arsenic and sulphur content was also a focus.

SSW Keliber MRE TRS CSA Global Report №: R142.2024 93 The lithium grade in the composite sample was 1.18% Li2O. The iron content after 5% waste rock dilution was low, at 0.77% Fe2O3. The sample was radioactive-free, with <0.01% Ta2O5. The grades of arsenic and sulphur in the sample were 0.03% and 0.04%, respectively. It was concluded that the Rapasaari ore is not amenable to DMS separation. Wet high-intensity magnetic separation (WHIMS) tests effectively rejected iron-bearing gangues (possibly pyrite, pyrrhotite, and arsenopyrite, iron silicate minerals) from the 100% passing 48 mesh (300 µm) feed. Seven flotation tests were carried out after grinding to 100% pass 48 mesh (300 µm). Spodumene upgrading was achieved in a flowsheet that comprised one rougher stage and three cleaner flotation stages. The lithium concentrates produced achieved grades of 5.4 ~ 5.8% Li2O at 84 ~ 92% lithium recoveries. The Fe2O3 and arsenic assays of the flotation concentrate were <1% and <0.005%, respectively, after passing the spodumene concentrate thorough WHIMS. Optimisation was recommended to further reduce lithium loss to magnetic products. 10.1.2.18 Ore sorting test work at TOMRA for laser and X-Ray Transmission (XRT) sensor trade-off The sample for this programme was drawn from the 2016 Syväjärvi test mining sample. The sample was loaded and transported to GTK Mintec for sample preparation, and then dispatched to TOMRA in Hamburg, Germany, where testing was conducted. Earlier studies had proven that optical sorting is efficient at removing dark-coloured waste rock for Keliber samples. Furthermore, and based on the conclusions from the previous programme, Keliber engaged Metso Outotec (TOMRA) to execute a test work programme to compare XRT and laser sensor- based sorting to remove barren pegmatite and other light-coloured waste minerals from the ore feed. The material sample for the LASER sorting was washed since this technique requires clean and wet surfaces. Results showed high lithium recovery in the range 86% to 97% for both size fractions, with mass rejection of 15 to 37%. 10.1.3 Recent conversion test work Recent conversion test work included the following: • Laboratory-scale conversion tests carried out prior to 2017 at small scale; • Conversion pilot for Syväjärvi concentrate by Metso Minerals in 2017; • Conversion tests with Syväjärvi and Rapasaari concentrate in 2018; • Conversion pilot for Syväjärvi concentrate by FLSmidth in 2018 (DFS); and • Conversion pilot for Syväjärvi concentrate by FLSmidth in 2019. 10.1.3.1 Laboratory-scale conversion tests Conversion tests carried out prior to 2017 were of small scale. In the Länttä ore pilot test of 2016, thermal conversion tests (sub-section 10.1.2) were conducted at 1,000ºC and a retention time of one hour was found to be sufficient to convert alpha-spodumene to leachable beta-spodumene. The Syväjärvi concentrate produced in laboratory scale tests in 2016 (sub-section 10.1.2) was also treated in a furnace prior to autoclave testing. The Syväjärvi concentrate was found to behave in a similar way to the Länttä concentrate. SSW Keliber MRE TRS CSA Global Report №: R142.2024 94 10.1.3.2 Conversion pilot for Syväjärvi concentrate by Metso Minerals in 2017 The spodumene concentrate derived from the Syväjärvi sample processed in the 2016 - 2017 mineral processing pilot plant (sub-section 10.1.2) was tested in three stages: 1. A small amount of concentrate was converted in an indirectly heated laboratory scale rotary kiln at the Outotec Research Laboratory. A temperature of 1,010ºC for 30 minutes was sufficient to convert alpha-spodumene to leachable beta-spodumene; 2. The second test was carried out in Development Center, Danville, PA, USA. The sample was prepared by combining two concentrate samples produced in mineral processing pilot test at GTK, 150 kg from Outotec Frankfurt research centre and 400 kg sent from GTK Mintec. Lithium grades of the samples were 2.35% (5.06% Li2O) and 2.34% (5.04% Li2O), respectively; and 3. A directly-heated rotational drum furnace fired with propane gas was employed to complete eight conversion tests, with temperatures ranging from 1,000ºC to 1,075ºC. It was concluded that the targeted 95% conversion rate was achieved. 10.1.3.3 Conversion pilot for Syväjärvi concentrate by FLSmidth in 2018 (DFS) In relation to hydrometallurgical testing for Syväjärvi and Rapasaari concentrates, laboratory conversion tests were also run by Outotec. The conversion was executed in a batch chamber furnace at temperatures of 990°C, 1,010°C, 1,030°C and 1,060°C. Conversion of the samples were confirmed by XRD. SEM study on the 1060°C Rapasaari sample showed some melted structures on the spodumene grains, which resulted in lower lithium recoveries in leaching. 10.1.3.4 Conversion pilot for Syväjärvi concentrate by FLSmidth in 2019 The third test series was carried out with a directly fired rotary-kiln at FLSmidth Inc. Pyromet Technology testing facilities, Bethlehem, PA, USA. The sample used was concentrate produced in mineral processing pilot test at GTK. According to FLSmidth’s assays, the lithium grade of the bulk sample was 5.57% Li2O analysed with Atomic Absorption Spectroscopy (AAS) and spodumene content about 74 to 75% analysed with XRD. The concentrate was held for 30 minutes at 1,100°C. Conversion recovery result was 97.5%. The specific gravity of the material decreased from feed level value of 3.04 g/cm3 to 2.36 g/cm3 mainly because of the spodumene phase conversion. 10.1.3.5 Conversion pilot for Syväjärvi concentrate by FLSmidth in 2019 A pilot test programme was performed to evaluate the conversion of alpha-spodumene to beta- spodumene using a two-stage cyclone preheater rotary calciner system, followed by product comminution using an open circuit ball mill. The material received for this study included ~3,000 kg of flotation concentrate containing 10.6% moisture and 4.75% Li2O. Stable, sinter-free operation of the preheater kiln system was demonstrated along with a high conversion to beta-spodumene when calcining flotation concentrate. The dusting rate was considered very low. Based on the results of the pilot programme, no adjustments are required to the commercial calcining being offered by FLSmidth. 10.1.4 Recent hydrometallurgical testing for production of lithium carbonate and lithium hydroxide The 2018 DFS considered the production of battery-grade lithium carbonate. However, following further market studies it was decided to consider the production of battery-grade lithium hydroxide instead of SSW Keliber MRE TRS CSA Global Report №: R142.2024 95 lithium carbonate. Consequently, much of the hydrometallurgical test work undertaken was directed at producing lithium carbonate. 10.1.4.1 Laboratory and pilot test for Länttä concentrate in 2015 The feed material for the testing was from the previous GTK Mintec Länttä 2015 programme. Suitable composite samples were prepared so that the feed sample had an average head grade of 4.5% Li2O. Lithium yields in laboratory batch leaching and bi-carbonation tests were low, with 86% being the best result achieved. A higher lithium yield of 91% was, however, obtained in the pilot-plant leaching and bi- carbonation tests. Ion exchange was used to remove metal impurities such as Ca and Mg from the leach solution. The purified solution from the ion exchange was heated above 90°C to crystallise Li2CO3. The Li2CO3 product contained 17.3 to 18.6% lithium, with phosphorus and silicon being the main impurities. The Bond ball mill work index for the beta-spodumene was determined as 11.51 kWh/t. 10.1.4.2 Laboratory tests for Syväjärvi concentrates 2016 The main objective of the programme was to confirm the leaching parameters for the Syväjärvi spodumene flotation concentrate produced in the previous GTK Mintec Syväjärvi 2015 batch flotation. Based on the solid fraction analyses, the lithium leaching yield was 95.6%. 10.1.4.3 Laboratory and pilot tests for Syväjärvi concentrates 2017 Feed material was concentrated that had been converted for subsequent hydrometallurgical tests at Outotec Frankfurt Research Centre (sub section 10.1.3). The converted beta-spodumene material was used in leaching and bi-carbonation tests which yielded from 86% to 95% lithium in the batch tests, and 84% to 87% in the pilot plant operation. The Li2CO3 product contained 17.3% to 19.0% lithium, with phosphorus and silicon being the main impurities. In thickening tests, the leach residue slurry settled to an underflow density of 48% and the overflow clarity was between 70 ppm and 250 ppm. In filtration tests, cake moistures of 30% and 44% were achieved pressure filtration and vacuum filtration, respectively. No difference was observed in the lithium recoveries between pressure or vacuum filtration for the un-thickened leach residue slurry. With the thickened leach residue slurry, however, the pressure filtration was more efficient and filtration capacities were higher. 10.1.4.4 Laboratory tests for Syväjärvi concentrates 2017 The test programme included soda leaching tests in a batch-scale autoclave of the concentrate that had been converted during the Metso Minerals pilot-scale conversion tests described above (sub section 10.1.3). This programme was conducted at Outotec’s facilities. Alpha-spodumene was not detected in the XRD analysis indicating that the conversion to beta- spodumene was complete. Based on the solid fraction analyses over five batch tests, the lithium yield varied from 79 to 89%. 10.1.4.5 Laboratory tests for Syväjärvi and Rapasaari concentrates 2018 The feed material was produced in the previous Syväjärvi 2017 test programme (sub section 10.1.3). The programme comprised laboratory testing of conversion, soda leaching, bi-carbonation, ion exchange SSW Keliber MRE TRS CSA Global Report №: R142.2024 96 and crystallisation. Lithium carbonate was produced by crystallisation from Syväjärvi and Rapasaari concentrates. Leaching and bi-carbonation tests were conducted on the converted concentrate in a laboratory autoclave. The following lithium yields were obtained in the programme: • 90 - 95% for the Syväjärvi_2018 concentrate; • 91 - 96% for the Syväjärvi_2017 concentrate; and • 88% for the Rapasaari concentrate at 1,010°C and 84% at 1,060°C. Lithium carbonate was produced by crystallisation with and without the ion exchange step. Results confirmed that it is possible to produce over 99.5% lithium carbonate end product without the ion exchange step from Syväjärvi samples. The ion exchange, however, decreased the calcium level from 0.02 – 0.05% to less than 0.01%. 10.1.4.6 Lithium hydroxide pilot processing at Outotec 2019 – Syväjärvi Metso Outotec's patented Lithium Hydroxide process for production of battery-grade LiOH includes three key unit processes: • Alkaline pressure leaching; • Lime conversion leaching; and • Lithium hydroxide monohydrate crystallisation. The object of the 2019 test work programme was to study lithium hydroxide production by soda pressure leaching and to produce small amounts of the product for marketing purposes. A beta-spodumene concentrate sample from conversion in rotary kiln, called 2018 calcine, was the main concentrate used in this work. In addition, comparative hydrometallurgical test work was carried out with a concentrate from 2017, which was calcined in a chamber furnace in Oberursel, Germany by Outotec. Based on the chemical analysis of the calcine samples, they had similar compositions. The lithium concentration of the 2018 calcine was 2.55% Li (5.49% Li2O) and that of the 2017 calcine was 2.39% Li (5.15% Li2O). Batch tests were carried out for the soda leaching and LiOH conversion process steps, to produce information for the pilot operation. The solids analysis showed that 88% lithium extraction was achieved in the LiOH conversion. 10.1.4.7 Lithium hydroxide continuous pilot processing at Outotec 2020 - Syväjärvi The Syväjärvi beta-spodumene concentrate used in this hydrometallurgical test work was calcined in the FLSmidth pilot run in 2019. The average lithium concentration of the calcines corresponded to a 4.53% Li2O concentration. Soda leaching, cold conversion and secondary conversion batch tests were carried out to verify the lithium extraction as well as to produce information for the planning of the continuous pilot. It was reported that the objectives of the pilot were mostly met. The cold conversion circuit also proved to be stable. The impurities in the cold conversion solutions stabilised at a low level, with Na having a slight increasing trend. The Li extraction in the soda leaching and cold conversion process stages was initially low, but after adjustments were made to the operating conditions, high levels of extraction were achieved. The operation of the crystallizer had its own challenges related to the differences in the production capacity of the equipment in comparison to the rest of the process. However, a production of approximately 35 kg of moist lithium hydroxide monohydrate product from the centrifuge was achieved. One batch of the centrifuge product was successfully dried with a fluidized bed dryer as well. The product purity achieved with a single crystallisation stage was extremely high. With a second

SSW Keliber MRE TRS CSA Global Report №: R142.2024 97 crystallisation, the impurity levels in the crystals could be decreased even further, with Na and K both being <10 ppm. The Si concentration in the crystals was also decreased by the second crystallisation stage. 10.1.4.8 Lithium hydroxide continuous pilot processing at Outotec 2022 - Rapasaari The Rapasaari spodumene concentrate produced in the GTK Mintec pilot plant was calcined in a continuous rotary kiln by FLSmidth in North America, after which it was shipped to Pori, Finland for hydrometallurgical test work. This programme including batch leaching test work as well as continuous piloting of the Metso Outotec LiOH Process, was carried out between April and June 2022. The average lithium concentration of the calcines corresponded to a 5.5% Li2O concentration. Soda leaching, cold conversion and secondary conversion batch tests were carried out to verify the lithium extraction as well as to produce information for the planning of the continuous pilot. The first stage crystallisation was continuously operated. The average levels of the typical impurities were ~30 ppm Al, 311 ppm Na, 118 ppm Si and 39 ppm K. It was reported that the results of the chemical analyses of the samples were excellent and in terms of impurity concentrations, the final products corresponded to the specification of battery grade LiOH·H2O provided by Keliber. Almost all impurities were below detection limits, such as Al<5 ppm, K<10 ppm, Cl<20 ppm, F<50 ppm, SO4<150 ppm and most of the heavy metals being either <1 or <2 ppm. Some Na and Si were detected in two of the samples, but the concentrations were according to the client’s specification as well with Na being mostly <30 ppm and Si mostly <20 ppm. Based on LiOH concentrations of both the 1st and 2nd stage samples, there was some residual moisture in the products. 10.1.5 Recovery dependencies in mineral processing of Syväjärvi, Rapasaari and Länttä Based on bench-scale and pilot-scale test results undertaken between 2001 and 2017, Keliber developed recovery functions for the main deposits, Syväjärvi, Rapasaari and Länttä. Not all test results were used, with successful and representative tests being chosen. Based on the test results, it was noted that lithium recovery is dependent on the following key factors: • Deposit from where the sample originated; • Li2O grade of the sample (feed of the test); • Wall rock dilution – wall rock quality and dilution quantity (%); • Scale of the test (laboratory vs pilot); and • Concentrate grade. Keliber’s basic engineering is based on producing 4.5% Li2O concentrate. Therefore, the concentrate grade is fixed at 4.5% and only the effect of other parameters on this was studied. 10.1.5.1 Deposit The deposits differ from each other by their flotation response. Test results showed that Syväjärvi performed best. Rapasaari was very similar to Syväjärvi with slightly lower recoveries, but Länttä showed poorer floatation behaviour. SSW Keliber MRE TRS CSA Global Report №: R142.2024 98 10.1.5.2 Head grade Test results confirmed a clear relationship between lithium feed grade and lithium recovery. Laboratory scale results for pure ore samples without dilution are shown in Figure 10-2. Figure 10-2: Lithium recovery at 4.5% Li2O in the concentrate vs lithium grade in the feed. Source: SRK, 2023 10.1.5.3 Wall rock dilution Wall rock dilution reduces the head grade which would result in lower recoveries, but it was shown that the impact is much stronger than the head grade decrease would cause. Observed differences between the deposit are largely explained by the modal composition of the host rocks. The impact of dilution on metallurgical results was also shown to be dependent on the MgO content where it was shown that where the feed samples included dilution, the final concentrate had higher MgO contents than in the tests without dilution. 10.1.5.4 Ore sorting Based on Syväjärvi pilot ore mass balance, it was shown that ore sorting was capable of removing 10.9% of the mass when the wall rock dilution was 15%. This equates to 73% efficiency in the sorter. Thus, it was assumed that 73% of the waste rock is removed from all ore types by the ore sorter, while fines are bypassed. SSW Keliber MRE TRS CSA Global Report №: R142.2024 99 10.1.5.5 Scale-up from laboratory- to full-scale Keliber considered a number of factors in comparing laboratory and pilot scale test results. This included slime removal, flotation residence time, losses in cleaning stages, entrainment, rheological factors and others. Given challenges such as operating cyclones at pilot scale, it was considered fair to assume that full-scale operations could be optimised, and lithium losses could be minimized. Therefore, it was estimated that the scale up factor from laboratory to the full scale would be slightly lower than observed and a conservative value of 1.27 percentage points was used. 10.2 Adequacy of data 10.2.1 Ore Sorting Based on pilot-scale XRT ore sorting test results conducted on the Syväjärvi bulk ore sample, it was concluded that ore sorting is 73% efficient. There is a risk that ore sorting efficiency will vary across the Syväjärvi deposit. It is accordingly recommended that ore sorting variability tests be conducted across the Syväjärvi deposit. It was further assumed that the same efficiency would apply to other ore sources and ore types. There is a risk that other deposits will not perform with the same efficiency. It is accordingly recommended that these deposits be subjected to pilot ore sorting and variability tests using XRT ore sorting technology. The feed to the ore sorting test equipment comprised an artificial blend of Syväjärvi ore and waste rock. There is a risk that performance on mined ore may be less efficient than on the artificial composite ore feed. It is accordingly recommended that samples of mined ore from all deposits be subjected to pilot ore sorting tests using XRT ore sorting technology. 10.2.2 Desliming The Syväjärvi pilot test conducted in 2019 reported that de-sliming was more efficient with two-stage desliming cyclones. The P80 value of slimes was 7 µm, whereas in the 2016 test the corresponding P80 value was 16 µm. The smaller sizing reduced the Li2O loss to tailings from 6.3% in the 2016 pilot operation down to 4.7% level in the 2019 test. The proposed process route includes two-stage desliming with hydrocyclones ahead of flotation, but no specific allowance has been made in recovery estimates for desliming losses. 10.2.3 Flotation Flotation parameters are reasonably well understood but it is recommended that pilot-scale tests be undertaken on the other main sources of ore. In 2016 - 2017, a geo-metallurgical study was undertaken on 18 mineralised samples collected from the Syväjärvi, Länttä and Rapasaari deposits to assess differences in grindability and flotation performance. Furthermore, ore variability flotation tests were undertaken on Rapasaari samples selected from four different mineralised material types. These showed significant variability. It is recommended that similar variability programs be undertaken on all other deposits to ensure adequate understanding of spatial variability in flotation performance. Ultimately this should extend into the development of geo- metallurgical models for all deposits. SSW Keliber MRE TRS CSA Global Report №: R142.2024 100 10.2.4 Conversion Conversion parameters are reasonably well understood but it is recommended that pilot-scale tests be undertaken on the other main sources of concentrate. 10.2.5 Soda leaching and final product production Following the decision to produce lithium hydroxide rather than lithium carbonate, semi-continuous bench-scale tests were undertaken in 2019 to produce lithium hydroxide from a beta-spodumene concentrate generated in 2018. This was followed by continuous pilot testing of Syväjärvi concentrate in 2020 and Rapasaari concentrate in 2022. The beta-spodumene concentrates used in this hydrometallurgical test work was calcined in the FLSmidth pilot runs in 2019 and 2021 respectively. The continuous LiOH.H2O pilot was operated for 14 and 17 days respectively. The main process stages were soda leaching, cold conversion, secondary conversion, ion exchange, LiOH.H2O crystallisation and mother liquor carbonation. The soda leach developed by Outotec has been successfully demonstrated at pilot-scale on Syväjärvi and Rapasaari beta-spodumene concentrate. Ideally, other concentrates should also be subjected to conversion and hydrometallurgical testing. However, as the spodumene pegmatites of the Kaustinen area are understood to resemble each other petrographically, mineralogically and chemically, it is likely that their concentrates will perform similarly to that from Syväjärvi and Rapasaari. Notwithstanding this, it is recommended that the mineralogical and chemical similarity of other concentrates be assessed and that they be subjected to conversion and hydrometallurgical testing if significantly different to Syväjärvi or Rapasaari. 10.3 Summary and Conclusion Sibanye-Stillwater has conducted a number of phases of processing test work as part of their work to inform previous technical studies (DFS, 2018 and WPS, 2022) as well as recent technical studies (SRK, 2023). Test work included mineral processing, conversion, hydrometallurgy and recovery. A series of tests were completed to determine the production parameters of lithium hydroxide from spodumene ore. Engineering studies were undertaken to produce 12,500 tpa of battery-grade lithium hydroxide via the following unit processes: • Concentration comprising crushing, optical sorting, grinding and flotation to produce a spodumene concentrate; • Conversion of the spodumene concentrate from alpha to beta-spodumene by roasting in rotary kiln; and • Soda leaching in an autoclave and hydrometallurgical processing including solution purification, crystallisation and dewatering to produce lithium hydroxide. Studies show that the chemical, mineralogical and geo-metallurgical differences between the deposits are small. Currently, spodumene (LiAlSi2O6) is the only economic mineral identified in the pegmatite veins. Other lithium minerals, for example, petalite, cookeite, montebrasite and sicklerite, are found only as trace quantities. Beryl and columbite-tantalite are important trace minerals, with mean grades of the deposits as follows: beryllium 60 to 180 ppm; tantalum 13 to 60 ppm and niobium 17 to 60 ppm. The spodumene pegmatites of the Kaustinen area therefore resemble each other petrographically, mineralogically and chemically. Furthermore, the extensive test work conducted is representative of the

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pegmatite-hosted lithium deposits and advances in recent technologies such as Metso Outotec in minimising recovery risks.

The mean chemical compositions of the spodumene grains from three deposits (Syväjärvi, Rapasaari and Leviäkangas) analysed by GTK, are as follows:

- SiO_2 64.78 to 65.17%;
- Al_2O_3 26.88 to 27.01%;
- FeO 0.29 to 0.55% and
- MnO 0.09 to 0.13%.

The Li_2O content of spodumene is 7.0% for Syväjärvi, 7.21% for Rapasaari and 7.22% for Leviäkangas.

Variation in the grindability between the deposits is small and geo-metallurgical studies show that the hard component in the ores is spodumene and therefore the specific grinding energy shows positive correlation with the lithium grade.

In flotation response, the deposits show small differences mainly due to variation in the lithium head-grade and proportion of gangue dilution. Variation in the ore texture, spodumene grain size, colour or alteration does not have an impact on processability. The wall rock dilution has been found to have a negative impact for flotation, lowering the concentrate grade. In this sense Syväjärvi, where the wall rock dilution is plagioclase porphyrite, has proven to be slightly easier to process than other deposits hosted by mica schist. Minimising the wall rock contamination in flotation is important and therefore selective mining and ore sorting will play a significant role in controlling the flotation feed.

The Keliber project is likely to be the first implementation of the Metso Outotec soda pressure leaching technology. While the individual unit processes are not novel, and while the Syväjärvi (2020) and Rapasaari (2022) pilot trials have significantly de-risked the flowsheet, a residual risk remains as it does with the first implementation of any novel technology. In mitigation of such risk, the Lithium Hydroxide Refinery will commence hot commissioning on third-party concentrate approximately nine months before concentrate is received from the Päiväneva concentrator.

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11 Mineral Resource Estimates

11.1 Introduction

Updated Mineral Resources were estimated for the Keliber project which includes several target areas. The two primary targets (by lithium content), Rapasaari and Syväjärvi, were updated from extensive infill drilling, while the five smaller targets (Tuoreetsaaret, Länttä, Emmes, Leviakangas and Outovesi) were either updated from fewer additional drill holes or were not drilled at all since the previous Mineral Resource estimate.

All work was carried out using:

- Leapfrog Geo® version 2022.1.0
- Datamine Studio RM® version 1.11.300.0
- Supervisor® version 8.13.1
- JMP® 17.0

The database was established by the collection, validation, recording, storing, and processing of data and forms the foundation for the MREs. SOPs were established to govern the collection of all data, while a rigorous QAQC program was in place to support the database.

The Mineral Resource meets the minimum requirement of reasonable prospects for economic extraction (RPEE).

The Mineral Resource is based on geological premises, facts, interpretations, and technical information, and used appropriate estimation methods, parameters, and criteria for the deposit under consideration.

The Mineral Resources are estimated from drilling assay grades of lithium oxide – Li_2O%. Grade interpolation is achieved using Ordinary Kriging (OK) within mineralised domain boundaries interpreted from logged lithological units (spodumene pegmatite) and grade contouring. A cut-off grade of 0.5 Li_2O% is used to report the Mineral Resource.

11.2 Database

Individual Microsoft Access® databases were initially supplied by Keliber Technology Oy for the seven targets with various cut-off dates (Table 11-1). In some cases, a database may contain regional data beyond the target area and this data was filtered from the drill hole summary (Table 11-2:). During 2023, updated drilling and assay data were supplied for Rapasaari, Syväjärvi and Tuoreetsaaret. These data were included in the MREs detailed in this TRS.

Table 11-1: Microsoft Access® databases by date

Target	Date	File name
Rapasaari	2021 April	Rapasaari202104.accdb
Syväjärvi	2018 December	Syvajarvi_DDH_2018dec.accdb
Tuoreetsaaret	2022 May	Rapasaari-Paivaneva_ddh_2022may31.accdb
Länttä	2018 January	Länttä_2017.accdb
Emmes	2018 March	Emmes_DDH_2018-03.accdb
Leviakangas	2014	Leviäkangas_2014.accdb
Outovesi	2017 April	Outovesi_2017.accdb

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Table 11-2: Microsoft Access® databases - drilling and assay summary

Target	Drill hole Count	Length Drilled (m)	Assay Count	Length Assayed (m)
Rapasaari	347	60,306.10	5,495	7,230.80
Syväjärvi	261	23,581.56	2,073	2,615.20
Tuoreetsaaret	105	24,413.95	1,920	2,545.85
Länttä	105	8,733.38	792	1,025.40
Emmes	54	6,284,79	454	687.90
Leviakangas	123	6,823.52	300	393.08
Outovesi	24	1,815.60	237	244.97

Bulk density was determined using the hydrostatic immersion (Archimedes) technique on core samples.

11.3 Database Validation

The data were reviewed and validated, with minor changes required for use in Mineral Resource estimation. These included a small number of logging overlaps.

Assay and bulk density data were reviewed relative to expected values. The assay data contained no unexpected values. Unexpected low or high values encountered in the bulk density data were ignored for use in further work.

11.4 Topography

Topography data were not available to construct a 3D surface for use in Mineral Resource estimation. The area is generally flat in nature therefore topography surfaces were constructed from surveyed drill hole collars and deemed to be adequate for Mineral Resource estimation.

11.5 Geological Interpretation

11.5.1 Lithology

The host lithology is pegmatite and country rocks are, in the most part, some form of metasediment, metavolcanite or plagioclase porphyrite sill. The pegmatite is (lithium) mineralised where spodumene is present and referred to as spodumene pegmatite. The unmineralised pegmatite is referred to as muscovite pegmatite. Country rock xenoliths are present within the pegmatite, however the exact geometry of these are generally unknown due to the drill spacing.

A soil (overburden) layer overlays the pegmatite and country rock units and was interpreted and modelled due to its barren nature and distinctly different physical properties.

In the most part, weathering is not prominent in the pegmatite and country rock.

11.5.2 Mineralisation

The host rock displays typical LCT pegmatite zoning, either as unmineralised border/wall zone or mineralised intermediate/core margin zone. Spodumene is the primary lithium mineral present in the mineralised zone.

On site geologists logged the pegmatite as either spodumene pegmatite or a variation thereof (mineralised), or muscovite pegmatite (unmineralised) based on the presence of spodumene.

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For geological modelling, further refinements were made whereby the spodumene pegmatite was defined by both logging and a 0.5% Li_2O threshold grade.

11.6 Geological Modelling

11.6.1 Lithology

The logged lithologies were grouped into simplified modelling units. An example from the regional Rapasaari database illustrates how this was done (Table 11-3). The ten most common lithologies in the database account for 95.1% of the logged metres. These were grouped into overburden, pegmatite and country rock (metasediment and metavolcanite). The remaining rock types (4.9% of logged metres) were then assigned to one of these simplified groups.

Table 11-3: Example from Rapasaari of grouping simplified lithologies for modelling

Lith Code	Count	Length (m)	Relative % Frequency	Cumulative % Frequency	Lithology Description	Grouped Lithology
MS	8,203	33,966.40	39.2	39.2	Mica schist	Meta-sediment
OVB	708	7,550.54	8.7	48.0	Overburden	Overburden
PP	1,727	7,243.75	8.4	56.3	Plagioclase porphyrite	Plagioclase porphyrite
IT	1,599	6,991.35	8.1	64.4	Intermediate metatuff	Meta-volcanite
SPG	4,381	6,279.80	7.3	71.7	Spodumene pegmatite	Pegmatite
GW	1,344	6,029.95	7.0	78.6	Metagreywacke	Meta-sediment
MS_pfb	778	5,088.85	5.9	84.5	Mica schist with porphyroblasts	Meta-sediment
IV	833	4,119.23	4.8	89.3	Intermediate metavolcanite	Meta-volcanite
MPG	4,099	2,989.12	3.5	92.7	Muscovite pegmatite	Pegmatite
SS	487	2,087.45	2.4	95.1	Sulphidic mica schist	Meta-sediment

11.6.2 Mineralisation

A pegmatite model was initially modelled from the group lithology field and further refined into spodumene and muscovite pegmatite. For some targets, multiple pegmatites were present. When this was the case, a categorical code was used to distinguish between the various pegmatites and internal xenoliths. The modelling methodology described above was applied to all targets apart from Rapasaari (Figure 11-1 to Figure 11-5).

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Emmes
INT
MPEG
SPEG
plan view
Läntä
INT
MPEG
SPEG
plan view
Leviakangas
INT
MPEG
SPEG
plan view
Outovesi
INT
MPEG
SPEG
plan view

Figure 11-1: Modelled pegmatites for Emmes, Läntä, Leviakangas and Outovesi (INT = internal xenolith, MPEG = muscovite pegmatite, SPEG = spodumene pegmatite


+2490000 E
+2490500 E
+7062500 N
+7062500 N
+7062000 N
+7062000 N
+2490000 E
0
125
250
375
500

Figure 11-2: Plan view of the modelled pegmatites at Syväjärvi (blue = internal xenolith, yellow = muscovite pegmatite, red = spodumene pegmatite).

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+7062000 N
+7062200 N
+7062400 N
+7062600 N
+200
+0
-200
East section +2490450.00
0
50
100
150
200

Figure 11-3: View looking west showing the modelled pegmatites at Syväjärvi (blue = internal xenolith, yellow = muscovite pegmatite, red = spodumene pegmatite) and topography (green).


+2490900 E
+2491200 E
+2491500 E
+7061100 N
+7060800 N
+7060500 N
0
100
200
300

Figure 11-4: Plan view of the modelled pegmatites at Tuoreetsaaret (blue = internal xenolith, yellow = muscovite pegmatite, red = spodumene pegmatite).

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+7060400 N
+7060600 N
+7060800 N
+7061000 N
+7061200 N
+200
+0
-200
East section +2491297.10
0 50 100 150 200

Figure 11-5: View looking west showing the modelled pegmatites at Tuoreetsaaret (blue = internal xenolith, yellow = muscovite pegmatite, red = spodumene pegmatite) and topography (green).

11.6.3 Rapasaari

Background

The pegmatites at Rapasaari are highly variable in terms of strike, dip, thickness and zonation. The modelling methodology applied to the pegmatites at other targets was attempted at Rapasaari but did not yield the expected results in terms of the geological interpretation of the deposit. An alternate methodology was applied whereby numeric models were constructed for the grouped pegmatite lithology and then refined for the spodumene, muscovite and xenolith zones within it.

Pegmatite

The Rapasaari pegmatite was modelled using the Indicator RBF Interpolant in Leapfrog Geo as follows:

- A new field (IND_PEG) was added to the geological log.
- Values were assigned based on pegmatite vs non-pegmatite lithologies such that pegmatite lithologies were assigned a value of 1 and non-pegmatites a value of 0.
- The Indicator RBF Interpolant used these values to model the pegmatite with a cut-off value of 1 applied as the threshold.
- The pegmatite model was limited to below the base of the overburden.
- A non-decaying 3D structural trend (strength=10), which was constructed based on the previous interpretation of the pegmatite, was applied for guiding the dip and strike of the newly interpreted pegmatite.

- A surface resolution of 1.7 m and iso-value of 0.5 were applied for the construction of the mesh.
- Output volumes less than 5,000 m^3 were automatically discarded.
- Isolated volumes greater than 5,000 m^3 were manually discarded; this included volumes that did not adhere to the geological interpretation in terms of their geometry (Figure 11-6 and Figure 11-7) demonstrates the variable nature of spodumene pegmatite relative to the

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muscovite pegmatite. At other targets the spodumene pegmatite is generally located within a mineralised intermediate/core margin zone. Spatially, these occur away from country rock contacts, and central, relative to the total pegmatite extent. At Rapasaari this is not always the case, with the spodumene pegmatite occurring randomly relative to the unmineralised muscovite pegmatite and country rock contacts.


plan view
0
250
500
750
INT
MPEG
SPEG
0
250
500
750

Figure 11-6: Plan view showing pegmatites at Rapasaari from numeric modelling (left hand side) and pegmatite zones (right hand side) (INT = internal xenolith, MPEG = muscovite pegmatite, SPEG = spodumene pegmatite); cross section location in green.


INT
MPEG
SPEG
cross section looking north
0
25
50
75
100

Figure 11-7: Cross section looking north showing pegmatite zones at Rapasaari relative to drill holes (INT = internal xenolith, MPEG = muscovite pegmatite, SPEG = spodumene pegmatite).

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11.7 Compositing

Core was sampled at various lengths depending on the location of geological contacts; however, 1 m and 2 m sample lengths were the most commonly used to sample the pegmatite. Samples were flagged according to the internal pegmatite lithologies i.e. spodumene or muscovite, and composited to 2 m lengths within these zones.

11.8 Exploratory Data Analysis

The assay samples and 2 m composites were selected within the spodumene pegmatite and statistics calculated. Drill sample and composite statistics for lithium oxide are listed per deposit in Table 11-4 and Table 11-5.

Negative values in the datasets were substituted with the lowest positive value to reflect a barren sampling interval. Missing spodumene intervals were left as absent values.

11.9 Top Caps

No top caps were applied to the lithium oxide grades as the distributions were near normal.

Table 11-4: Naive statistics for Li_2O%.

Deposit	Samples	Minimum	Maximum	Mean	Standard Deviation	Coefficient of Variation
Rapasaari	2,104	0.02	4.05	1.28	0.54	0.42
Syväjärvi	934	0.03	4.05	1.35	0.58	0.43
Tuoreetsaaret	267	0.03	3.44	0.91	0.49	0.54
Länttä	261	0.02	2.65	1.22	0.42	0.34
Emmes	198	0.07	2.41	1.32	0.49	0.38
Leviakangas	143	0.03	8.68	1.11	0.50	0.45
Outovesi	84	0.27	2.63	1.42	0.52	0.37

Table 11-5: Composite Statistics for Li_2O%.

Deposit	Samples	Minimum	Maximum	Mean	Standard Deviation	Coefficient of Variation
Rapasaari	1,653	0.05	3.24	1.26	0.46	0.37
Syväjärvi	748	0.09	3.29	1.34	0.50	0.37
Tuoreetsaaret	209	0.05	2.28	0.90	0.43	0.48
Länttä	270	0.02	2.22	1.21	0.38	0.32
Emmes	179	0.14	2.41	1.32	0.45	0.34
Leviakangas	108	0.33	2.42	1.10	0.39	0.35
Outovesi	46	0.49	2.03	1.41	0.40	0.28

11.10 Variography

Directional semi-variogram models were fitted using Supervisor® software for lithium oxide in the larger deposits (Table 11-6).

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Table 11-6: Variogram parameters for Li_2O%.

Deposit	Datamine rotation	Rotation axis	Nugget	Structure 1		Structure 2	
				Sill	Range	Sill	Range
Rapasaari	60	Z	0.20	0.31	39	0.49	89
	40	X			27		82
	180	Y			9		56
Syväjärvi	0	Z	0.25	0.41	27	0.34	85
	20	X			23		95
	0	Y			7		18
Tuoreetsaaret	100	Z	0.37	0.30	46	0.33	120
	140	X			28		60
	0	Y			7		40
Läntä	120	Z	0.20	0.25	40	0.55	100
	60	X			24		70
	0	Y			10		20
Emmes	40	Z	0.2	0.32	77	0.48	109
	130	X			29		91
	0	Y			10		20

The orientations of the variograms corresponds to the orientation (dip/strike) of mineralisation. Nugget values for lithium oxide were generally low.

The variogram models for lithium oxide for Rapasaari and Syväjärvi are shown in Figure 11-8 and Figure 11-9.

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NormalScores Variogram for LI20
Downhole - 100
Sph(0.45, 12)
Sph(0.35, 5)
N(0.2)
Gamma (1.000)
Pair Counts
Sample Separation (m)
NormalScores Variogram for LI20
Direction 1: 00-->330 - 100
Sph(0.51, 118)
Sph(0.29, 47)
N(0.2)
Gamma (1.000)
Pair Counts
Sample Separation (m)
NormalScores Variogram for LI20
Direction 2: 40-->060 - 100
Sph(0.51, 97)
Sph(0.29, 49)
N(0.2)
Gamma (1.000)
Pair Counts
Sample Separation (m)
NormalScores Variogram for LI20
Direction 3: -50-->060 - 100
Sph(0.51, 79)
Sph(0.29, 9)
N(0.2)
Gamma (1.000)
Pair Counts
Sample Separation (m)

Figure 11-8: Variogram mode for lithium oxide at Rapasaari.


NormalScores Variogram for LI20
Downhole - 101
Sph(0.54, 4)
Sph(0.21, 20)
N(0.25)
Gamma (1.000)
Pair Counts
Sample Separation (m)
NormalScores Variogram for LI20
Direction 1: 00-->090 - 101
Sph(0.41, 27)
Sph(0.34, 85)
N(0.25)
Gamma (1.000)
Pair Counts
Sample Separation (m)
NormalScores Variogram for LI20
Direction 2: -20-->000 - 101
Sph(0.41, 23)
Sph(0.34, 95)
N(0.25)
Gamma (1.000)
Pair Counts
Sample Separation (m)
NormalScores Variogram for LI20
Direction 3: 70-->000 - 101
Sph(0.41, 7)
Sph(0.34, 18)
N(0.25)
Gamma (1.000)
Pair Counts
Sample Separation (m)

Figure 11-9: Variogram mode for lithium oxide at Syväjärvi.

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11.11 Block Model

Block model parameters are listed in Table 11-7. The block models cover mineralisation extents at each deposit and sub-celling is used for greater resolution of the mineralised domains. The blocks were coded according to the appropriate zone codes and weathering domains.

Table 11-7: Block model parameters.

Deposit	Axis	Minimum	Maximum	Distance	Block size	Number blocks	Sub-cell
Rapasaari	X	2,491,550	2,493,200	1,650	5	330	1.25
	Y	7,059,885	7,061,725	1,840	10	184	1.25
	Z	-340	130	470	5	94	1.25
Syväjärvi	X	2,489,380	2,491,220	1,840	5	368	1.25
	Y	7,061,470	7,063,330	1,860	10	186	1.25
	Z	-150	120	270	5	54	1.25
Tuoreetsaaret	X	2,490,500	2,492,040	1,540	5	308	1.25
	Y	7,059,870	7,061,670	1,800	10	180	1.25
	Z	-200	170	370	5	74	1.25
Länttä	X	2,506,700	2,507,980	1,280	5	256	1.25
	Y	7,057,130	7,058,300	1,170	10	117	1.25
	Z	-160	160	320	5	64	1.25
Emmes	X	2,478,845	2,479,865	1,020	10	102	1.25
	Y	7,063,055	7,064,000	945	15	63	1.25
	Z	-220	70	290	10	29	1.25
Leviakangas	X	2,486,390	2,487,250	860	10	86	1.25
	Y	7,058,940	7,059,780	840	10	84	1.25
	Z	-120	100	220	5	44	1.25
Outovesi	X	3,338,320	3,339,010	690	5	138	1.25
	Y	7,066,480	7,067,250	770	10	77	1.25
	Z	-40	100	140	5	28	1.25

11.12 Grade Estimation

Lithium oxide grades were estimated using ordinary kriging (OK) for the larger domains where a variogram model was fitted to the composite data. Inverse distance weighting (power of 2) was used to estimate grade for the smaller composite datasets.

Kriging neighbourhood analysis (KNA) was carried out with the lithium oxide variogram models using Supervisor® software. Search neighbourhood parameters are listed in Table 11-8.

The search orientation was based on the variogram where available and on the modelled orientation of mineralisation for smaller deposits.

Three search passes were completed, with distance of the first pass equal to the variogram ranges where available and based on drill spacing in the smaller domains.

Search neighbourhoods were informed from the modelled variogram directions and ranges to locate composites for estimation.

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Minimum and maximum samples in the search were informed by the KNA where available and applied to the smaller domains with sensitivity test work. The Mineral Resource is estimated within the entire constructed block model, but those at a 0.5% Li_2O cut-off grade are reported in the Mineral Resource statement (section 11.17).

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Table 11-8: Search Parameters

Deposit	Orientation		Search volume 1			Search volume 2			Search volume 3			MAXKEY
	Datamine Axis	Datamine Rotation	Ranges	Composites		Range	Composites		Range	Composites		
				Min.	Max.		Min.	Max.		Min.	Max.	
Rapasaari	Z	60	89	12	24	178	12	24	445	4	20	4
	X	40	82			164			410			
	Z	180	56			112			280			
Syväjärvi	Z	0	85	12	24	170	12	24	425	4	20	4
	X	20	95			190			475			
	Z	0	18			36			90			
Tuoreetsaaret	Z	100	120	12	24	240	12	24	840	4	20	4
	X	140	60			120			420			
	Z	0	40			80			280			
Läntttä	Z	120	100	12	24	200	12	24	500	4	12	4
	X	60	70			140			350			
	Z	0	20			40			100			
Emmes	Z	40	109	12	24	218	12	24	545	8	24	4
	X	130	91			182			455			
	Z	0	20			40			100			
Leviakangas	Z	80	100	12	24	200	12	24	500	4	12	4
	X	130	50			100			250			
	Z	0	20			40			100			
Outovesi	Z	-60	100	12	24	200	12	24	500	4	12	4
	X	70	50			100			250			
	Z	0	20			40			100			

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11.13 Validation

The block model estimates were validated by:

- Global statistics
- Swath analysis
- Localised visual validation on cross-sections

11.13.1 Global Statistics

Global mean values were calculated for the input composites and output estimates. These were compared to assess the global representivity of the model versus the composites. Variance between the mean estimated and composite lithium oxide grades are less than 5% (Table 11-9).

Table 11-9: Comparison between the input composites and ordinary kriged estimates

Deposit	Method	Mean – 2 m Cut Composites	Mean – OK Estimate	Relative % difference
Rapasaari	OK	1.26	1.22	-3%
Syväjärvi	OK	1.34	1.31	-2%
Tuoreetsaaret	OK	0.9	0.86	-4%
Läntta	OK	1.21	1.19	-2%
Emmes	OK	1.32	1.29	-2%
Leviakangas	IDW2	1.1	1.06	-4%
Outovesi	IDW2	1.41	1.41	0%

11.13.2 Swath Analysis

Swath plots were compiled to validate the estimates on a semi-local scale, plots for lithium oxide for Rapasaari and Syväjärvi are shown in Figure 11-10 and

Figure 11-11. Trends in the composite grades are reflected in the block estimates.

11.13.3 Localised Visual Validation

Cross sections were examined to compare the input composites against the estimated block model. This process validated the model on a local scale when comparing the estimated blocks in the vicinity of the input composites. The process showed an acceptable correlation between composites and estimates.

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Validation Trend Plot
PCODE = 100, 20m X
LI20 Average Grade
Number of Samples
Slice Centroid (m X)
Validation Trend Plot
PCODE = 100, 20m Y
LI20 Average Grade
Number of Samples
Slice Centroid (m Y)
Validation Trend Plot
PCODE = 100, 10m Z
LI20 Average Grade
Number of Samples
Slice Centroid (m Z)
Histogram for LI20
Frequency
LI20

Figure 11-10: Swath plot for lithium oxide at Rapasaari, composites as orange line, block estimates as black line.

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Validation Trend Plot
ESTZON = 100, 5m X
LI20 Average Grade
Number of Samples
Slice Centroid (m X)
Validation Trend Plot
ESTZON = 100, 10m Y
Slice Centroid (m Y)
Validation Trend Plot
ESTZON = 100, 5m Z
Slice Centroid (m Z)
Histogram for LI20
ESTZON = 100
Frequency
LI20

Figure 11-11: Swath plot for lithium oxide at Syväjärvi, composites as orange line, block estimates as black line.

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11.14 Density

Density determinations were conducted using the water displacement (Archimedes) method and included the use of two standards that were measured at every 10th sample. Most of the density determinations were performed on pegmatite material but also included non-mineralised material within the pegmatite (host rock inclusions/xenoliths) and country rock.

There is a strong correlation between density and Li_2O grade in the Rapasaari pegmatite (Figure 11-12) and a regression analysis was conducted to establish if density could be assigned from a reliable regression formula.


Bivariate Fit of SG By LI20 ZONE=1 (SPODUMENE PEGMATITE)
SG
2.8
2.7
2.6
2.5
0
1
2
3
LI20

Figure 11-12: Scatterplot of Li_2O grade vs SG at Rapasaari.

Li_2O grade bins were assigned based on 0.1% Li_2O increments and the mean density calculated within each bin. These values were then plotted against one another (Figure 11-13).

The analysis demonstrated that a reliable formula could be applied for density estimation within the pegmatite based on the existing density determination data and the Li_2O grade. The formula:

$$Mean(SG) = 2.631 + 0.05959(Li_2O\ grade)$$

was limited by a maximum value of 2.8 t/m^3.

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Bivariate Fit of Mean(SG) By LI2O CLASS


2.85
2.8
2.75
2.7
2.65
2.6
Mean(SG)
0
0.5
1
1.5
2
2.5
3
LI2O CLASS
Linear Fit

Linear Fit

Mean(SG) = 2.630885 + 0.05959*LI2O CLASS

Summary of Fit

RSquare	0.96185
RSquare Adj	0.960383
Root Mean Square Error	0.010094
Mean of Response	2.717716
Observations (or Sum Wgts)	28

Analysis of Variance

Source	DF	Sum of Squares	Mean Square	F Ratio
Model	1	0.06678856	0.066789	655.5265
Error	26	0.00264902	0.000102	**Prob > F**
C. Total	27	0.06943758		<.0001*

Parameter Estimates

Term	Estimate	Std Error	t Ratio	Prob>|t|
Intercept	2.630885	0.003891	676.13	<.0001*
LI2O CLASS	0.05959	0.002327	25.60	<.0001*

Figure 11-13: Regression of Li_2O grade bins vs average SG at Rapasaari.

The same analysis was conducted for Syväjärvi with the formula being:

$$Mean(SG) = 2.636 + 0.0633(Li_2O\ grade)$$

and limited by a maximum of 2.85 t/m^3.

Due to the fewer number of density determinations at the other targets, a reliable regression analysis could not be performed. The formula for Rapasaari was therefore applied to the spodumene domains at all other targets.

Mean density values by rock type were applied for all non-spodumene domains.

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11.15 Mineral Resource Classification

The quality and quantity of data, geological understanding and continuity, along with grade continuity, were considered for Mineral Resource classification.

Data are generally of an acceptable quality and are sufficient in number to reasonably understand the geological setting and nature of grade continuity.

Considering these criteria, the Mineral Resource is classified as follows:

- Inferred Mineral Resources are classified up to 30 m beyond drilling data.
- Indicated Mineral Resource are classified up to 20 m beyond drilling data and are supported by drilling at a spacing of 40 m x 40 m.
- Measured Mineral Resources are classified up to 15 m beyond drilling data and are supported by drilling at a spacing of 30 m x 30 m.

At Rapasaari and Syväjärvi, some highly continuous spodumene pegmatite volumes were classified as Measured Mineral Resources at a drill spacing of 40 m x 40 m (Figure 11-14 and Figure 11-15).

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+2491500 E
+2492250 E
+2493000 E
+7061250 N
+7060500 N
Measured
Indicated
Inferred
0
250
500
750

Figure 11-14: Mineral Resource classification at Rapasaari with drill hole collar locations.

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+2490000 E
+2490500 E
+7062500 N
+7062500 N
+7062000 N
+7062000 N
Measured
Indicated
Inferred
0
125
250
375
500
+2490000 E

Figure 11-15: Mineral Resource classification at Syväjärvi with drill hole collar locations.

11.16 Reasonable Prospects for Economic Extraction (RPEE)

A long-term LiOH price of US$35,000/t was selected for the determination of RPEE. Conceptual costs and mining parameters were applied (Table 11-10). There is considerable uncertainty associated with the lithium market given the rapid changes in supply and demand, but the assumptions used by the project are aligned with current forecasts. The long-term price assumption used has been derived from consensus economic forecasts. Inclusion of lithium forecasts is relatively new and recent drops in prices and volatility has occurred between 2021 and 2023, during which spot prices ranged between approximately US$15,000/t and US$80,000/t. All extraction is assumed to be by open pit mining.

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CSA

Table 11-10: Conceptual parameters used to determine RPEE.

Parameter	Unit	Value
LiOH product selling price	USD	35,000
Exchange rate	USD to EUR	1.1
Royalties	€/t	1.69
Fixed mining cost (ore)	€/t	2.73
Fixed mining cost (waste)	€/t	2.91
Fixed mining cost (overburden)	€/t	0.97
Mining cost (auxiliary)	€/t	0.07
Processing cost	€/t	51.50
Lithium yield	percent	74.3
Pit Slope angle	degrees	45

11.17 Mineral Resource Statement

The MRE for the project is reported in accordance with SK-1300. For reporting the Keliber Mineral Resource, the following definition, as set forth in the SK-1300 Definition Standards adopted 26 December 2018, was applied.

"A Mineral Resource is a concentration or occurrence of material of economic interest in or on the Earth's crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A Mineral Resource is a reasonable estimate of mineralization, taking into account relevant factors such as cut-off grade, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled."

Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. The reported Inferred Mineral Resources are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorised as Mineral Reserves. There is no certainty that all or any part of this Mineral Resource will be converted into Mineral Reserve as defined by SK-1300.

The in-situ Mineral Resources, exclusive of Mineral Reserves, are reported on a 79.82% ownership basis. Mineral Reserves were not updated for the Project based on these Mineral Resources however the existing Mineral Reserve pit shells were used to define the Mineral Reserve-Mineral Resource boundary for reporting purposes. Mineral Resources are reported in accordance with the definitions presented in SK-1300. The effective date of the Mineral Resource is 31 December 2023 (Table 11-11). The Mineral Resource is reported at a 0.5% Li_2O cut-off grade.

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Table 11-11: Keliber Mineral Resources, exclusive of Mineral Reserves, at a 0.5% Li_2O cut-off as at 31 December 2023, and reported on a 79.82% ownership basis.

Deposit	Mineral Resource Classification	Tonnage (Mt)	Grade (% Li)	Grade (% Li_2O)	LCE (kt)
Rapasaari	Measured	0.21	0.61	1.31	6.9
	Indicated	1.82	0.54	1.17	52.8
	Measured + Indicated	**2.03**	**0.55**	**1.19**	**59.7**
	Inferred	1.01	0.58	1.26	31.5
Syväjärvi	Measured	0.11	0.55	1.19	3.3
	Indicated	0.37	0.60	1.29	11.7
	Measured + Indicated	**0.48**	**0.59**	**1.27**	**15.0**
	Inferred	0.21	0.56	1.20	6.1
Tuoreetsaaret	Measured	-	-	-	-
	Indicated	0.33	0.43	0.94	7.6
	Measured + Indicated	**0.33**	**0.43**	**0.94**	**7.6**
	Inferred	1.38	0.40	0.87	29.5
Läntta	Measured	0.16	0.56	1.20	4.7
	Indicated	0.55	0.54	1.17	15.8
	Measured + Indicated	**0.70**	**0.55**	**1.18**	**20.5**
	Inferred	0.35	0.54	1.16	10.0
Emmes	Measured	-	-	-	-
	Indicated	0.67	0.62	1.33	21.9
	Measured + Indicated	**0.67**	**0.62**	**1.33**	**21.9**
	Inferred	0.29	0.61	1.31	9.5
Outovesi	Measured	-	-	-	-
	Indicated	0.13	0.64	1.38	4.4
	Measured + Indicated	**0.13**	**0.64**	**1.38**	**4.4**
	Inferred	0.12	0.67	1.44	4.3
Leviakangas	Measured	0.01	0.65	1.41	0.5
	Indicated	0.01	0.65	1.41	0.5
	Measured + Indicated	**0.02**	**0.67**	**1.45**	**0.7**
	Inferred	0.02	0.67	1.45	0.7
TOTAL	Measured	0.50	0.58	1.25	15.4
	Indicated	3.87	0.56	1.20	114.7
	Measured + Indicated	**4.36**	**0.56**	**1.20**	**129.9**
	Inferred	3.38	0.51	1.10	91.6

Notes:

- *Mt is million tonnes, kt is thousand tonnes, LCE is lithium carbonate equivalent. (conversions used: Li_2O = Li x 2.153; LCE = Li x 5.324).*
- *Figures have been rounded to the appropriate level of precision for the reporting of Mineral Resources.*
- *Mineral Resources are stated as in-situ dry tonnes; figures are reported in metric tonnes.*
- *The Mineral Resource has been classified under the guidelines of SK-1300.*
- *The Mineral Resource has demonstrated reasonable prospects for economic extraction based on conceptual mining and costs parameters.*
- *Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.*
- *Mineral Resources are reported on a 79.82% ownership basis.*

11.17.1 Conversions

Lithium Mineral Resources total metal content is often quoted in Lithium carbonate (Li_2CO_3) equivalent (LCE), which is one of the final products produced in the lithium mining value chain. LCE is derived by

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multiplying the in-situ Li content by a factor of 5.323. Lithium hydroxide monohydrate ($LiOH.H_2O$) is derived by dividing the LCE by a factor of 0.88. Li_2O has been derived from Lithium (Li) by multiplying by a factor of 0.2153. These standardised conversion factors are provided in Table 11-12.

Table 11-12: Lithium product conversion matrix

	Li	Li_2O	Li_2CO_3
Li	-	2.153	5.324
Li_2O	0.464	-	2.473
Li_2CO_3	0.188	0.404	-
$LiOH.H_2O$	0.165	0.356	0.880

11.18 Comparison with the previous MRE

The previous MRE was reported by SRK Consulting in December 2022, since then SSW have completed infill drilling at Rapasaari and Syväjärvi and extensional drilling at Tuoreetsaaret which is used in the current MRE (December 2023)

There is an increase in tonnes and grade above cut-off for the Project as a whole in the Measured and Indicated (M&I) material, which results in a 30% increase in total contained metal (Table 11-13).

The increase is primarily driven by the larger deposits, namely Rapasaari and Syväjärvi, which in combination contribute 58% to the Project M&I resource. Rapasaari is the largest deposit and contributes 45% to the Project M&I material. There is an 82% increase in contained metal at Rapasaari and 29% increase at Syväjärvi.

The increase in resources is the result of the following factors:

- The lithium hydroxide monohydrate price used to generate the RPEEE shells has increased from US$15,000 to US$35,000 since the previous MRE reporting in 2021, which has resulted in an increase in the reporting pit shells for each of the deposits. The long-term price assumption used has been derived from consensus economic forecasts with some analysts' forecasts. The larger pit shells at Rapasaari and Syväjärvi is the main driver for the overall increase in resources in the updated MRE.
- There has been infill drilling at Rapasaari and Syväjärvi, as well as extensional drilling at Tuoreetsaaret. The additional drilling at Tuoreetsaaret has converted a proportion of the deposit to M&I where it was all classified as Inferred in the previous MRE. Mean input composite grades are higher for all three deposits when compared with the previous estimate.
- There has been change in methodology for interpretation of the mineralisation volume since the previous MRE reported in SRK, 2023. In the current update, CSA Global refined the purely lithological interpretation of the mineralised boundary with a grade shell based on 0.5% Li_2O threshold. Internal waste in the form of xenoliths was modelled and the volumes excised from the mineralised spodumene pegmatite zone. The mean grade of input composite increased for all deposits in the project as a result of the updated interpretation.
- There is a decrease in the contained metal for the smaller deposits (Lantta, Emmes, Outovesi and Leviakangas) where there was no additional drilling. The most significant decrease in resources is at Emmes where there is 23% less tonnage in M&I category; this has been caused by the reclassification of this material as Inferred, the overall tonnage above cut-off for the deposit is similar to the 2021 MRE statement.

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- The decrease in resources in the remaining smaller deposits (Lantta, Emmes, Outovesi and Leviakanga) can be attributed to the decrease in ownership of the project by 5% from 84.96% to 79.82%, which has been factored into the reporting.

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Table 11-13: Comparison between the 2023 and 2022 Mineral Resource estimates at 0.5% cut-off

		31 December 2023 reported on a Stillwater attributable ownership is 79.82% (this report)				31 December 2022 reported on a Stillwater attributable ownership is 84.96% (SRK, 2023)				Variance				
		Tonnage	Grade	Grade	LCE	Tonnage	Grade	Grade	LCE	Arithmetic		%		
Deposit	**Mineral Resource Classification**	**(Mt)**	**(% Li)**	**(% Li_2O)**	**(kt)**	**(Mt)**	**(% Li)**	**(% Li_2O)**	**(kt)**	**Tonnage (Mt)**	**LCE content (kt)**	**(% Li_2O)**	**Mass**	**LCE content**
Rapasaari	Measured	0.21	0.61	1.31	6.9	0.30	0.50	1.08	7.4	-0.09	-0.50	0.2	-30%	-7%
	Indicated	1.82	0.54	1.17	52.8	1.10	0.40	0.86	25.4	0.72	27.40	0.4	65%	108%
	Measured + Indicated	**2.03**	**0.55**	**1.19**	**59.7**	**1.40**	**0.42**	**0.91**	**32.8**	**0.63**	**26.90**	**0.3**	**45%**	**82%**
	Inferred	1.01	0.58	1.26	31.5	1.30	0.40	0.86	29.3	-0.29	2.20	0.5	-22%	8%
Syväjärvi	Measured	0.11	0.55	1.19	3.3	0.00	0.50	1.08	0.90	0.11	2.40	0.1		267%
	Indicated	0.37	0.60	1.29	11.7	0.40	0.50	1.08	10.7	-0.03	1.00	0.2	-8%	9%
	Measured + Indicated	**0.48**	**0.59**	**1.27**	**15**	**0.40**	**0.50**	**1.08**	**11.6**	**0.08**	**3.40**	**0.2**	**20%**	**29%**
	Inferred	0.21	0.56	1.2	6.1	0.10	0.40	0.86	2.0	0.11	4.10	0.4	110%	205%
Tuoreetsaaret	Measured	-	-	-	-									
	Indicated	0.33	0.43	0.94	7.6					0.33	7.60			
	Measured + Indicated	**0.33**	**0.43**	**0.94**	**7.6**					**0.33**	**7.60**			
	Inferred	1.38	0.40	0.87	29.5	1.20	0.30	0.65	20.6	0.18	8.90	0.3	15%	43%
Länttä	Measured	0.16	0.56	1.2	4.7	0.20	0.50	1.08	5.20	-0.04	-0.50	0.1	-20%	-10%
	Indicated	0.55	0.54	1.17	15.8	0.70	0.50	1.08	16.7	-0.15	-0.90	0.1	-21%	-5%
	Measured + Indicated	**0.7**	**0.55**	**1.18**	**20.5**	**0.90**	**0.50**	**1.08**	**21.9**	**-0.20**	**-1.40**	**0.1**	**-22%**	**-6%**
	Inferred	0.35	0.54	1.16	10					0.35	10.00			
Emmes	Measured	-	-	-	-									
	Indicated	0.67	0.62	1.33	21.9	0.90	0.60	1.29	27.6	-0.23	-5.70	0.0	-26%	-21%
	Measured + Indicated	**0.67**	**0.62**	**1.33**	**21.9**	**0.90**	**0.60**	**1.29**	**27.6**	**-0.23**	**-5.70**	**0.0**	**-26%**	**-21%**

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	Inferred	0.29	0.61	1.31	9.5					0.29	9.50			
Outovesi	Measured	-	-	-	-									
	Indicated	0.13	0.64	1.38	4.4	0.00	0.70	1.51	1.2	0.13	3.20	-0.1		267%
	Measured + Indicated	**0.13**	**0.64**	**1.38**	**4.4**	**0.00**	**0.70**	**1.51**	**1.2**	**0.13**	**3.20**	**-0.1**		**267%**
	Inferred	0.12	0.67	1.44	4.3					0.12	4.30			
Leviakangas	Measured	0.01	0.65	1.41	0.5					0.01	0.50			
	Indicated	0.01	0.65	1.41	0.5	0.20	0.50	1.08	4.6	-0.19	-4.10	0.3	-95%	-89%
	Measured + Indicated	**0.02**	**0.67**	**1.45**	**0.7**	**0.20**	**0.50**	**1.08**	**4.6**	**-0.18**	**-3.90**	**0.3**	**-90%**	**-85%**
	Inferred	0.02	0.67	1.45	0.7	0.20	0.40	0.86	5.3	-0.18	-4.60	0.7	-90%	-87%
TOTAL	Measured	0.5	0.58	1.25	15.4	0.50	0.50	1.08	13.5	0.00	1.90	0.2	0%	14%
	Indicated	3.87	0.56	1.2	114.7	3.30	0.49	1.06	86.2	0.57	28.50	0.1	17%	33%
	Measured + Indicated	**4.36**	**0.56**	**1.2**	**129.9**	**3.80**	**0.49**	**1.07**	**99.7**	**0.56**	**30.20**	**0.1**	**15%**	**30%**
	Inferred	3.38	0.51	1.1	91.6	2.80	0.36	0.77	57.2	0.58	34.40	0.4	21%	60%

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SSW Keliber MRE TRS CSA Global Report №: R142.2024 129 11.19 Risk The following risks related to the Mineral Resource estimate (MRE) have been identified: • The topographic layer that acts as the upper boundary for the MRE model is interpreted from drill collars and is considered adequate at this stage of the project for resource estimation. Topographic surveys are recommended for future work and mine planning stages. • The continuity of the spodumene pegmatite at Rapasaari; it appears more structurally complex. There is greater uncertainty in the geological model of the mineralised domains and the estimation within these domains. Further infill drilling will increase the confidence in the geological model. • Xenoliths within the spodumene pegmatite are internal waste; the drill density is not sufficient to accurately model the volume of these units at this stage. Further infill drilling as development of the projects progresses, will increase the resolution on the location and extents of xenolith bodies. • Deleterious elements have not been reported as the drilling assay data for these variables is incomplete. SSW is currently undertaking a programme of re-sampling and re-assaying to improve the dataset. Future updates should include estimates for the significant deleterious elements. • Classification categories have been applied to blocks within each deposit to qualify the estimation risk based on the input data. The drilling density is used as the criteria for classification as listed in Section 11.15 as data collected from the drilling core/chips (logged lithology and assays) are the main inputs for mineral resource estimation. A portion of the MRE reported for the project is classified as Inferred which has the lowest drill density at a spacing of greater than 30 m between drillholes. An Inferred Mineral Resource is that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an Inferred Mineral Resource is too high because it is informed by less drilling data to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an Inferred Mineral Resource has the lowest level of geological confidence of all Mineral Resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an Inferred Mineral Resource may not be considered when assessing the economic viability of a mining project and may not be converted to a Mineral Reserve. In order to increase confidence and therefore classification of Mineral Resources, further work would be required to refine the grade continuity, geological continuity and RPEE required for Mineral Resources. The style of mineralisation is similar between the deposits, and they are all in relatively close proximity. The continuity of the larger veins in all five of the deposits is demonstrated to be good during the geological modelling, with relatively uncomplicated morphology. Considering the continuity of the pegmatite veins, the risk is considered low. SSW Keliber MRE TRS CSA Global Report №: R142.2024 130 12 Mineral Reserve Estimate This TRS was prepared to update only the the Mineral Resource estimates previously disclosed in the Amended Keliber 2022 TRS based on the economics of the production of lithium hydroxide monohydrate from spodumene concentrates produced from open pit mining of the deposits. Conversion of Mineral Resources to Minerals Reserves is a lengthy and iterative process including applying of Modifying Factors which are dependent on the Company business plan and other departments including finance, processing, geotechnical and mine planning. Given the time intensive process required to determine Mineral Reserves from Mineral Resource data, there was insufficient time available to conduct the Mineral Reserve estimate update prior to the filing of the 2023 Form 20-F, to which this TRS is an exhibit. As a result, Mineral Reserves estimates have not been included in this TRS. SSW expects to file an updated technical report summary for the Keliber Lithium Project next year as an exhibit to its 2024 annual report on Form 20-F that will include an update to the Mineral Reserve estimates set out in the Amended 2022 Keliber TRS. SSW Keliber MRE TRS CSA Global Report №: R142.2024 131 13 Mining Methods The mining methods previously selected includes conventional truck and shovel operation as the most suitable open-pit mining method for Syväjärvi and Outovesi (SRK, 2023). For Länttä and Rapasaari, open- pit mining is considered to be combined with underground operations in the future. A truck and shovel operation refers to the use of large, generally rigid body, off-highway haul trucks being loaded with blasted rock by large shovels or excavators. This combination of mining equipment is a proven technology and is used in many open pit mines throughout the world. The key points of a truck and shovel operation are: • The truck and shovel combination is a known and proven mining method, capable of handling most rock types in Finland. Potential mining contractors have suitable equipment readily available; • The haulage and loading equipment can handle both free-dig and blasted material; • The blending of ore from multiple deposits if needed is simple compared to other mining methods; and • The ability to produce the total annual mining rates is anticipated. In-pit ramps and waste rock haul roads are designed for off-highway trucks with a payload of 90 t. For waste mining, the bench height can vary between 10 – 20 m. Waste rock maximum particle size is not limited. The Syväjärvi operation was limited to a 540 ktpa production rate due to the limitations set on the environmental permit. The excess capacity of the grinding and crushing was then utilised by mining ore from the Rapasaari open pit in campaign-style mining. No blending of material from different deposits was allowed. The Rapasaari open pit is scheduled to be mined with campaign style in the first three operational years. After the Syväjärvi deposit is fully mined out the Rapasaari deposit can be mined at full capacity. The Keliber Lithium Project operations targeted LiOH.H2O production of approximately 15ktpa in the LoM production schedule. 13.1 Geotechnical Geotechnical conditions based on previous work vary across the different sites, with open pit reserves having higher geotechnical data confidence due to existing exposures and laboratory test work. In-fill drilling and the associated testwork should consider further focus on discontinuity strength parameters for further improved geotechnical understanding of site and project specific conditions. It is noted that geotechnical data gathering and modelling are a continuous process during project implementation and mining operations, with confidence in rock mass and structural conditions improving over time as mining continues. The geotechnical conditions at Rapasaari are the best understood of all the deposits. Compared with the other deposits, Rapasaari is the only site from where geotechnical samples were tested in the laboratory to determine the mechanical properties of the rock. Rapasaari geotechnical information includes orientation data of joints, bedding planes and other structures. Overall, the rock mass quality in the studied areas of the deposit indicates good quality, competent rock as evident from the competent drill core. SSW Keliber MRE TRS CSA Global Report №: R142.2024 132 13.2 Hydrogeology and hydrology All the deposits are located within bedrock of volcanic and metamorphosed lithological units with low hydraulic conductivity. Higher hydraulic conductivities are associated with bedrock fracturing and faulting. RQD data analysis suggest the Rapasaari, Syväjärvi and Outovesi rock mass is more intensely fractured in the upper part (above 50 mamsl) and less so at depth. Fracturing seems to be more persistent with depth and there is greater intensity at Länttä than the other deposits. The overburden at all the ore deposit sites contains till and peat of varying thickness. Field hydraulic testing and water level observations completed thus far are concentrated on the Rapasaari and Syväjärvi mine sites. Limited water level measurements for the Outovesi and Länttä deposits were taken. Groundwater assessment for Outovesi and Länttä was only completed at a conceptual level and thus no parameters are available to inform mining. Further, site specific hydrogeological characterisation and assessment would be required for the Outovesi and Länttä deposits to meet licencing and FS requirements. The water table is shallow and close to surface. Recharge from precipitation is assumed to be relatively high at 50% of precipitation. Most of the recharge is assumed to flow laterally in the topmost surficial overburden layer. The interaction between surface water bodies and the groundwater is unknown; however, it is clear that the overburden plays an important role in conveying recharge to local streams and lakes that are fed by groundwater.

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14 Processing and Recovery Methods

The lithium hydroxide production process is split between two locations. Mined ore will be beneficiated at the Päiväneva concentrator located near the Rapasaari mine. Flotation concentrate will be transported to the Keliber Lithium Hydroxide Refinery where lithium hydroxide monohydrate will be produced as final product.

The selected overall flowsheet comprises a conventional spodumene concentrator which includes crushing, ore sorting, grinding and spodumene recovery by flotation. Flotation concentrate is calcined to convert alpha-spodumene to beta-spodumene. The converted spodumene concentrate will be processed via the patented Metso-Outotec soda pressure leach to produce lithium hydroxide monohydrate.

Concentrator process design is based on the results of the test work described in the 2022 DFS. Metso Outotec has used the test work data as a basis to provide basic engineering for the spodumene concentrator. The concentrator is designed for a nominal ore throughput of 680 000 tpa and a design throughput of 815 000 tpa, with a head grade before ore sorting of 1.13% Li_2O and 1.2% Li_2O after ore sorting. The design basis for the spodumene concentrator is to produce a flotation concentrate containing 4.5% Li2O for the downstream lithium hydroxide production process. In the production phase the lithium oxide grade of the concentrate will be a process optimisation point depending on ruling economic factors. In this regard, test work and design has covered the concentrate grade range from 4.5 to 6.0% Li_2O.

Keliber test work programmes have revealed iron, arsenic and phosphate to be the main impurities of the spodumene flotation concentrate for the downstream process. The maximum levels have been indicated to be 2% for Fe_2O_3, 50 ppm for As and 0.4% for P_2O_5. Concentrate will be dewatered and filtered to have average moisture content of 10%. The indicated moisture level is the highest allowed moisture for the concentrate preheating phase.

Gravity concentration to produce a Nb-Ta concentrate is not included in the flowsheet of the concentrator because it was found not to be economically feasible for Syväjärvi ore. However, the required space for a gravity circuit has been reserved within the concentrator building. This will allow for the production of a Nb-Ta gravity concentrate should it be economically feasible for the Länttä ore which has higher Nb and Ta head grades.

The Keliber Lithium Hydroxide Refinery at the KIP, Kokkola is designed with a feed capacity of 156,000 tpa of spodumene concentrate, which translates to an annual lithium hydroxide monohydrate production of 15,000 tonnes at 99.0% $LiOH.H_2O$ purity for the final product.

Importantly, it should be noted that the Mineral Reserves for Keliber have been declared on the basis that a ready market exists for the concentrate, without the need for a refinery.

The QP therefore believes that the products used in assessing the RPEE are reasonable for processing with the methods discussed above.

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15 Infrastructure

15.1 General Infrastructure

The open pit mines and concentrator are situated in Central Ostrobothnia in Western Finland (Figure 3-1). Kokkola is the largest city in the area and the port has all the facilities for overseas shipments and is ice-free all year. The nearest airport is Kokkola-Pietarsaari, which is serviced by Finnair as well as charter flights. The major infrastructure at the open pit mines (Länttä, Rapasaari, Syväjärvi, and Outovesi) comprises access roads, power transmission lines, main electrical substations, electrical distribution, security, weighbridges, offices, laboratories, workshops, crushing units, access roads to the Päiväneva concentrator and internal roads. The general layout of the mine sites is shown in Figure 15-1 for Länttä, Figure 15-2 for Rapasaari, Figure 15-3 for Syväjärvi, and Figure 15-4 for Outovesi.


Pässisaarenneva
Pykälikkö
130
Haukkamaa
125
Rapakkokan
100 0 100 200 m


Läntä mining area
Mine roads
Open pit
Waste rock storage facility (WRSF)
Overburden storage area
Peat and top soil storage
Crushing and ore storage area
Wetland treatment area
Mine water sedimentation pond
Service and office area
AFRY
Base map © National Land Survey of Finland 09/2021
Planned structures of the mine Keliber/AFRY 09/2021

Figure 15-1: General Proposed Layout of the Läntä Mine Site. Source: SRK, 2023.

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Vionneva
Kajaani
Päiväneva
Korpela
Kovassalo
500 0 500 1 000 m
Rapasaari mining area
Mine roads
Open pit
Waste rock storage facility (WRSF)
Overburden storage area
Flotation tailings storage facility
Concentration plant
Contractor area
Prefloat tailings pond
Recycle water pond
Mine water pond
AFRY
Base map © National Land Survey of Finland 09/2021
Planned structures of the mine Keliber/AFRY 10/2021
Mining area © Finnish Safety and Chemicals Agency 04/2021

Figure 15-2: General Proposed Layout of the Rapasaari Mine Site. Source: SRK, 2023.

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Kokkoneva
200 0 200 400 m
Syväjärvi mining area
Mine roads
Open pit
Waste rock storage facility (WRSF)
Area reservation: Wasterock storage facility (Pyrite containing WRSF)
Overburden storage area
Mine water sedimentation pond
Lake sediment deposition pond
Wetland treatment areas
Embankment
Office area
Peat storage
AFRY
Base map © National Land Survey of Finland 09/2021
Planned structures of the mine Keliber/AFRY 09/2021
Mining area © Finnish Safety and Chemicals Agency 04/2021

Figure 15-3: General Proposed Layout of the Syväjärvi Mine Site. Source: SRK, 2023.

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Kehäharju
Outovesi
81.2
Oudonvedenharju
angas
Kotalampi
Kotakangas
Latosa
Kehäkangas
Paskaharju
Polku
100 0 100 200 m
Outovesi mining area
Mine roads
Open pit
Waste rock storage facility (WRSF)
Overburden storage area
Crushing and ore storage area
Peat and top soil storage
AFRY
Base map © National Land Survey of Finland 09/2021
Planned structures of the mine Keliber/AFRY 09/2021

Figure 15-4: General Proposed Layout of the Outovesi Mine Site. Source: SRK, 2023.

The Keliber Lithium Concentrator at Päiväneva is located 18 km from the municipality centre of Kaustinen in close proximity to the Rapasaari Mine Site (Figure 15-2). The major infrastructure for the Päiväneva concentrator includes:

- Access road to the concentrator plant from the public road;
- Raw water pumping station at Köyhäjoki, piping and water treatment plant;
- One 19 km 33 kV power transmission line from the Keliber Lithium Project substation in Kaustinen to Päiväneva site;
- Main electrical substations, electrical distribution, offices, laboratory.
- Required infrastructure for the concentrator and equipment including:
- Crushing, ore storage and ore sorting;
- Grinding and classification;
- Magnetic separation;

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- Desliming;
- Pre-flotation and spodumene flotation;
- Concentrate dewatering and filtration;
- Concentrate storage;
- Tailing ponds: two tailing ponds for process residues, flotation tailings and pre-flotation tailings and two water ponds for pit water and process water circuit; and
- Small thermal plant to produce heat.

Most of the required external site services for the operation, such as security and fire brigade, are available at the KIP. The plant has all the required infrastructure for concentrate conversion and hydrometallurgical processing including an effluent treatment plant, liquid petroleum gas (LPG) storage and handling facilities, main electrical substations, electrical distribution, offices, and laboratory.

Certain road constructions and alterations were necessary, which include the following:

- A road construction to Syväjärvi and Rapasaari mines;
- A new road and intersection arrangement to access the Päiväneva Plant; and
- A new road arrangement at the location of the Kokkola Plant.

The infrastructure and engineering designs encompass the required infrastructure for the establishment of processing operations and the surface mine sites at an initial assessment level of detail and all necessary logistics have been considered.

15.2 Electrical Infrastructure

Power supply to the Päiväneva Concentrator will be from the national power grid owned and operated by Herrfors Nät-Verkko Oy AB, the local power supply authority. Power supply will be from central Kaustinen via a 19 km long 33 kV underground cable. This cable will be routed alongside the main access road and highway 63, allowing for ease of access in future for any maintenance work that might be required. The underground cabling option has been selected due to an easier permitting process and tolerance against climate conditions. A 110/33 kV feeder bay equipped with a 16 MVA transformer will be constructed at the Kaustinen substation, from where power will be supplied to the concentrator main incoming 33 kV switchgear. The main incoming switchgear will in turn supply power to different sections around the concentrator, including Syväjärvi Mine and Rapasaari Mine, located about 3.4 km and 1.9 km respectively from the concentrator. Power will then be stepped down locally as required to supply low voltage equipment, lighting and small power.

The maximum connected load of the Päiväneva Concentrator, including the two mines, is estimated at 11. 4 MW. Although the 16 MVA transformer appear to be enough to cater for the power requirements of the concentrator and the two open pit mines, and there is a potential risk in the bulk power supply equipment being undersized, as Rapasaari will later in its LoM include underground operations. It is therefore recommended that the load list for Rapasaari underground be compiled to ascertain that the current bulk power supply infrastructure is enough to cater for future underground operations power requirements, so some cost savings can be achieved.

Länttä Mine will get its power from the existing overhead 20 kV power line, located about 200 m from the mine site. The national grid in this area is owned and operated by Verkko Korpela Oy (VKO). Power supply will be by means of a 150 m long underground cable, which will be connected between the 20 kV power

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line take off point and the 20/0.4 kV transformer positioned at the mine. This transformer will then supply a 400 V distribution board which will in turn supply power to all the infrastructure around the mine.

Outovesi Mine will be supplied with power from the existing overhead 20 kV overhead power line, owned and operated VKO. Power supply will be by means of a 3.4 km long underground cable, which will be connected between the 20 kV power line take off point and the 20/0.4 kV transformer positioned at the mine. This transformer will then supply a 400 V distribution board which will in turn supply power to all the infrastructure around the mine.

Bulk power supply to Kokkola lithium chemical plant will be from the national grid, owned and operated by Kokkolan Energiaverkot Oy. Bulk power supply to the plant allows for redundancy, whereby each supply can supply full plant capacity. The maximum connected load at the Kokkola chemical plant is estimated at 12.5 MW. These supply points are readily available at the existing substations located 100 to 200 m from site. Bulk power supply will be at 20 kV, terminating at the plant main 20kV incoming switchgear. This switchgear will in turn supply power to different sections of the plant, whereby power will be stepped down locally to either 690 V or 400 V, depending on the equipment rated voltage. 690 V will be used to supply power to larger drives to optimise cable sizing.

Generally, the infrastructure requirements are adequately designed for a Mineral Resource stage project.

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16 Market Studies

16.1 Supply and demand

The summary below is based on a 2021 Lithium Market Study conducted for Kaustinen/Kokkola DFS, by Wood Mackenzie (the Wood Mackenzie Report), as well as an independent verification lithium market study done by Fastmarkets. (2022) (the Fastmarkets Report) as well as a Roskill 2021 and Benchmark Minerals (www.benchmarkminerals.com). These market analyses cover the period up to 2031 (Wood Mackenzie) and 2033 (Fastmarkets), for which reasonably accurate market supply and demand projections were available (SRK, 2023). This period will also coincide with the bulk of the financial pay-back period for the Keliber project. Beyond 2031, market supply/demand information is scarcer and more uncertain (less reliable) but given the significant trend in electrification and the growth in use of batteries in the electric vehicle (EV) sector; coupled with the significant coinciding market deficit forecasted in 2031, it can reasonably be assumed that demand for lithium derived products will persist, supporting the commercial production of spodumene concentrate.

Assessing the market price of spodumene concentrate remains challenging as no official trading index exists. Lithium minerals are priced and sold based on the Li_2O content of the mineral concentrate as well as the deleterious elements specified by the end-user, which include but not limited to iron, phosphorous or fluorine. Although spot pricing is often seen quoted in the media, pricing is generally rather opaque as miners usually enter into longer-term agreements with the chemical convertors. Spodumene concentrates are quoted on their Li_2O content with 6% Li_2O (quoted as SC6) being the benchmark and tracks the lithium chemical (i.e. lithium carbonate and lithium hydroxide) price (Figure 16-2).

According to Benchmark Minerals in 2022, the demand for EVs and batteries *"is growing twice as fast as lithium can be produced"* with demand forecast to grow at a rate of 20% for this decade (Benchmark, 2022) and the lithium market was forecast to move into a deficit from 2022 (Figure 16-1). One of the consequences of this is increasing price volatility over the short term as has been evident over the last couple of years with prices peaking in late 2022 around USD80,000/t for lithium carbonate and currently sit at around USD15,000/t (Figure 16-2) and in the medium-term prices are forecast to settle around USD25,000/t. It should be noted that these prices represent spot prices which forms a small proportion of the lithium market, most lithium raw materials and products are generally subject to longer term contracts. Despite this the fundamentals around demand from electrification of vehicles, off grid storage and technologies requiring lithium-ion batteries remain in place.

The spodumene concentrates from the Australian pegmatites accounted for 48% of global production in 2020 and rose to 55% in 2021 and according to the USGS continues to lead (46% in 2023) (USGS, 2024) the global lithium supply (Figure 16-3). Over the same period, production from the South American brines has remained steady at ~30%. Going forward, the production from the rest of the world is forecast to become increasingly significant (USGS, 2024). It should also be noted that although Australia leads the global supply of lithium raw materials, China and South America (Argentina and Chile) dominates the global supply of refined lithium (i.e. lithium carbonate and lithium hydroxide monohydrate) (Figure 16-4) (Brunelli *et al*, 2023).

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Lithium market balance
BENCHMARK MINERAL INTELLIGENCE
Mt LCE (weighted)
Possible
Probable
Highly Probable
Brownfield expansion
Care and Maintenance
Secondary
Operating
Base Case Demand
High Case Demand
Q1 2020 Demand Est.
0.0
0.5
1.0
1.5
2.0
2.5
3.0
3.5
4.0
4.5
5.0
5.5
6.0
6.5
7.0
7.5
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039

Figure 16-1: Current and future lithium demand and supply by source.

Source: Mehdi, 2024


US$/t
90,000
80,000
70,000
60,000
50,000
40,000
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0
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31 Jan 2018
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31 Jan 2024
EXW China LiOH (Min 56.5% Battery)
EXW China Li2CO3 (Min 99.5% Battery)
Spodumene 6%, FOB Australia (RHS)
ource: Benchmark Minerals

Figure 16-2: Relationship between the lithium carbonate and lithium hydroxide prices from January 2018 to January 2024.

Source: Mehdi, 2024

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1%
(10ktLCE)
3%
(25 ktLCE)
5%
(35 ktLCE)
17%
(131 ktLCE)
47%
(363 ktLCE)
26%
(203 ktLCE)
Australia
China
Zimbabwe
Chile
Argentina
Rest of world

Figure 16-3: Global share of mined lithium by country in 2022

Source: Brunelli et al, 2023


5%
(35 ktLCE)
1%
(4 ktLCE)
29%
(203 ktLCE)
65%
(458 ktLCE)
China
Argentina
Chile
US

Figure 16-4: Global share of refined lithium by country in 2022

Source: Brunelli et al, 2023

As demand is forecast to rise in the coming years, a supply response is likely and would be provided for by increasing significant latent and dormant industry capacity utilisation. The supply surplus, however, is not even across products and grades with significant brine projects entering the market supplying lithium carbonate, while demand will be a mix of battery-grade lithium carbonate and battery-grade lithium hydroxide. As a result, prices are expected to behave differently to what would be expected by the overall lithium chemical balance.

In the long-term, however, the refined market is forecast to enter a period of supply deficit, particularly beyond 2027. Assuming all new supply in the base case of the Wood Mackenzie Report, care and maintenance and additional new projects are brought online, there is potential for the market to remain

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supply sufficient until 2027. Although the likeliness of this taking place according to recent track records of project financing, development and commissioning would suggest otherwise. Beyond 2027, the Wood Mackenzie Report forecasts significant structural market deficits arising.

As a result of this forecast demand, explorers and miners have been looking beyond traditional lithium geographies, with lithium exploration focused on North America, Africa, and Europe. There has also been an increased focus on non-traditional mineral types, like amblygonite/montebrasite and lepidolite and deposit types such as sediment-hosted evaporite deposits (e.g. Rio Tinto's Jadar project) and geothermal and oil field brines. Interest in battery recycling has also been on the increase. In addition to this, many EV manufacturers are looking vertically integrate their supply chains and get directly involved in the exploration and mining process to secure supply (e.g., Tesla). Another significant trend that is on the increase in lithium mining (and all mining in general) is the importance of environmental, social and governance (ESG).

16.2 Forecast Prices

Current prices are elevated relative to the forecast and will likely remain so in the short- to medium-term. Although lithium carbonate prices are quoted in the table below it is worth noting that the lithium hydroxide price tracks the carbonate price and at times a slight premium (Figure 16-2).

The following general specifications of certain of products listed in Table 16-1 are provided below only as a guideline. Technical grade SC5 refers to a technical grade spodumene concentrate with a Li_2O content of 5% Li_2O. Technical-grade lithium concentrates are commonly used in the manufacture of glass, ceramics, where discoloration from iron is a concern, and metallurgical powders. Compositions of technical grade spodumene concentrates range from 4%-7.5% Li_2O and requires ultra-low levels of iron (<0.05% Fe_2O_3). Alkaline content for ceramics is also important with <1% combined K_2O and Na_2O requested by many end-users.

Table 16-1: Price forecast (Roskill, 2021)

Product	Price Forecast (US$/t)									
	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032
TG Lithium Carbonate	38,000	10,750	10,061	10,337	10,606	12,656	15,075	14,807	14,118	14,872
Chemical grade SC6	2,850	701	740	657	655	680	696	710	716	745
Technical Grade SC5	1,109	1,008	943	969	994	1,187	1,413	1,388	1,324	1,324

Chemical grade SC6 refers to a chemical grade spodumene concentrate with a Li_2O content of 6% Li_2O. Chemical grade concentrates are sold to lithium chemical producers who convert the mineral concentrates into lithium carbonate, lithium hydroxide or lithium metal. The lithium content of these concentrates ranges from 4-6% Li_2O and are no firm iron (but generally <1% Fe_2O_3), feldspar or other impurity ranges.

Technical grade lithium carbonate (https://livent.com/product/lithium-carbonate-technical-grade/) generally have >99% Li_2CO_3. The technical grade product is a high purity grade material used as a precursor in making critical battery materials, and also used in the manufacture of glass, frits, other ceramics and a variety of specialized applications. Lithium hydroxide, sold as lithium hydroxide monohydrate ($LiOH.H_2O$) used in the battery industry is either produced from lithium carbonate precursors or directly to hydroxide from the spodumene concentrates. Spot prices for chemical grade spodumene concentrate are expected to return to high levels as demand for limited non-contracted volume increases in line with increasing demand for lithium chemicals.

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17 Environmental Studies, Permitting and Plans, Negotiations, or Agreements with Local Individuals or Groups

17.1 Environmental Impact Studies Results

Keliber has completed all relevant environmental impact assessment (EIA) procedures to proceed with the Project, as discussed in section 3.3.

Keliber holds a valid environmental permit for the Syväjärvi mining operations and a water permit for dewatering lake Syväjärvi and lake Heinäjärvi (SRK, 2023). A valid permit states that the permit decision issued by AVI was appealed and appeals were processed in the Vaasa Administrative Court. The Court ruled against appeals and kept AVI's permit decision in force on June 16th, 2021. There were no appeals made to SAC against the Vaasa Administrative Court Decision. The Syväjärvi environmental permit became final in July 2021.

Keliber holds an environmental permit for Länttä, issued in 2006. The permit is valid for mining and operations described in the permit application. If operations or excavation volumes increase, Keliber may need to apply for a new environmental permit. The Länttä Mine is not scheduled to commence before 2037 so detailed engineering has not been started yet.

The Rapasaari Mine environmental permit application was submitted to AVI on 30th June 2021. The Päiväneva concentrator environmental permit was submitted to AVI on 30th June 2021. Concentrator operations require a water permit for raw water intake from Köyhäjoki River and that permit application was also submitted to AVI on 30th June 2021. The permit decisions (Environmental permit 208/2022 number: LSSAVI/10481/2021, LSSAVI/10484/2021) from AVI were received on 28th December 2022. The Rapasaari and Päiväneva environmental permits were appealed by other parties, and the appeals are in progress with the Vaasa Administrative Court. A decision by AVI is expected in the summer or fall of 2024.

For the Lithium Hydroxide Refinery located in Kokkola, an environmental permit application was submitted to AVI on December 4th, 2020.

The environmental permit was approved on June 28th, 2022. The environmental permit of the Lithium Refinery was not appealed and is therefore legally valid.

17.1.1 Groundwater Studies

According to the EIA 2020 report Syväjärvi, Rapasaari, Outovesi and Päiväneva groundwater samples have been collected from observation wells during the years 2018 – 2020. In the EIA 2020 reports the groundwater quality sample results have been compared to the Decree of the Ministry of Social Affairs and Health (1352/2015, amendment 683/2017) chemical quality standards and objectives for drinking (potable) water. Results indicated that groundwater quality in most samples meet drinking water quality standards with the exception of the elements iron and manganese. Elevated iron and manganese are the result of higher chemical oxygen demand, and low oxygen levels. This is a result of the impact of humus-contained waters from the surrounding peat lands. Natural concentrations of ammonium also exceed recommendations for household water quality.

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SSW Keliber MRE TRS CSA Global Report №: R142.2024 145 17.1.2 Biodiversity Since 2014, several studies concerning vegetation, habitats, flora and fauna have been carried out. Directive habitat species were identified during above studies and Keliber already has detailed actions in place to protect these respective habitats. These species include: • Moor frog; • Siberian Flying squirrel; • Bats; • Otter; and • Golden eagle. 17.1.3 Air Quality Potential dust impacts of Syväjärvi and Rapasaari mine operations and Päiväneva concentrator operations were previously modelled (SRK, 2023). Modelled results show that respirable particulate matter (PM10) limits are not exceeded at the nearest holiday homes in any modelled situations due to the mining activities at Syväjärvi and Rapasaari and the concentrator operations in Päiväneva. 17.1.4 Noise Noise model results for the Rapasaari mine and Päiväneva concentrator plant have been compared to noise limit values stated in the Syväjärvi environmental permit decision. Based on the noise modelling results, the results for the average noise level are below the average noise level of the limit values for Syväjärvi. According to the modelling, the Vionneva Natura2000 area could be affected by noise levels greater than 50 dB, especially in the early years of the Rapasaari mine operations when the waste rock area is still shallow. As the Rapasaari mine progresses, noise impacts on the Vionneva Natura area are reduced. 17.2 Water Management Keliber has developed detailed The Site Water Management Plan which combines the project site water management data into one document, and includes subsequent modelling and assessment tasks: • Rapasaari mine site hydrogeological modelling; • Rapasaari – Päiväneva area source term models (water qualities and quantities for extractive waste facilities, pit, and underground mine), operational and post closure phases; • Rapasaari – Päiväneva complex site-wide water balance modelling; • Syväjärvi open pit hydrogeological modelling; • Site hydrogeological assessment of the Länttä, Outovesi, and Emmes mine sites; • Water quality summaries for Syväjärvi, Länttä, Outovesi, and Emmes mine sites (based on existing data); and • Rapasaari-Päiväneva Complex, Conceptualization of Site Water Management Related Components. SSW Keliber MRE TRS CSA Global Report №: R142.2024 146 17.2.1 Surface waters and groundwater All planned mine sites are in the River Perhonjoki catchment area. Syväjärvi mine is in the catchment of the River Ullavanjoki while Rapasaari Mine and concentrator are in the catchment of the River Köyhäjoki. River Ullavanjoki starts from Lake Ullavanjärvi which is upstream of Syväjärvi Mine and therefore Syväjärvi mine has no impact on the Lake Ullavanjärvi. Länttä Mine is in the catchment of Lake Ullavanjärvi. Both Outovesi and Emmes mines are also located in the catchment area of the River Ullavanjoki. The Emmes deposit is mainly located underneath Lake Emmes-Storträsket, which is one of the basins in the lake chain of the River Perhonjoki. Syväjärvi has a valid environmental and water permit (LSSAVI/3331/2018, 20th February 2019 and administrative court decision 16th June 2021, 21/0097/3). The permit consists of permit conditions including water management principles, permit conditions for dewatering and sediment removal from the lakes Syväjärvi and Heinäjärvi, and acceptable emission levels. The Syväjärvi Mine site water management system has been designed to meet the requirements of permit conditions. All water management structures, and water quality monitoring are determined in the environmental permit. When executed accordingly the risks to environment, to water bodies or to flora or fauna are mitigated. 17.2.2 Effects on surface waters During the operation phase, the effluent from the Rapasaari – Päiväneva complex is planned to be treated, collected to the recycle water pond and then discharged into the Köyhäjoki at Jokineva via pipeline. The decision on the location of discharge was made because the Köyhäjoki is a much larger river than Näätinkioja Stream and during the EIA process a trout population was found to live and spawn in the Näätinkioja. Since nitrogen load from explosives is a major concern, water treatment includes nitrogen removal. To avoid eutrophication, it is important to control nitrogen concentration since the concentration of phosphorus in the tailing storage facility waters is also significant. Nitrogen is removed until a concentration of 7.5 mg/L is achieved. Arsenic will be removed before water is circulated to the Recycle Water Pond from the Pre-float Tailings Pond. Suspended solids are removed from water to a concentration of 15 mg/L before discharge to river Köyhäjoki can occur. An ecological status assessment and assessment of impacts from mining operations on the ecological status of surface waters from the Rapasaari – Päiväneva complex was conducted, the full report of which is available in Finnish and is included in the environmental permit application for Rapasaari mine and Päiväneva concentrator. According to the assessment, water discharge from the Rapasaari – Päiväneva complex does not have a negative impact on the ecological status of surface waters bodies on the discharge area or further downstream. The implementation of the Päiväneva production area will not hinder the achievement of water management, marine conservation objectives or the implementation of water protection action plans. Furthermore, the recreational use of the waters downstream of the Päiväneva production area, recreational fishing and crayfishing, are not expected to be adversely affected. 17.2.3 Potentially Sulphate Soils The GTK conducted a sulphate soil survey in 2014 at the Rapasaari, Syväjärvi, Outovesi and Länttä mine sites. The GTK study assessed the potential risk of soil acidification due to land use or drainage. Acid sulphate soils are known to pose a risk of acidification to soil and water bodies if non-oxidized sulphide- SSW Keliber MRE TRS CSA Global Report №: R142.2024 147 rich soil layers below the water table are exposed to oxidation. Typically, these layers or soil masses are oxidized during drainage or excavation of the soil. 17.2.4 Acid-producing waste rock At Syväjärvi, pyrite-containing mica-schist makes up 2 % of the waste rock and is potentially acid producing. At Rapasaari, pyrite-containing waste rock makes up 1 % of the waste rock and is potentially acid producing. Outovesi waste rock has some potential for acid producing. Länttä waste rocks should not be acid producing. According to the EIA 2020 report, the acid producing and neutralizing potential for waste rock has been determined by acid-base accounting (ABA) tests. 17.2.5 Waste Disposal Government Decree 190/2013 for extractive waste applies to the preparation and implementation of an extractive waste management plan; the establishment, management, decommissioning and after-care of an extractive waste disposal site; the recovery of extractive waste in an opencast mine and the monitoring, supervision, and control of the management of extractive waste. An extractive waste management plan is mandatory in order to start mining operations and the plan is also a mandatory part of the environmental permit application. According to Section 114 § of the Environmental Protection Act (527/2014), the operator must evaluate and, if necessary, revise the plan for the management of extractive waste at least every five years and inform the supervisory authority thereof. Under Article 114 § point 4 of the Mining Waste Management Act, the management plan for extractive waste must be amended if the quantity or quality of the extractive waste or the arrangements for the final treatment or recovery of the waste are substantially changed. Keliber has extractive waste management plans done for Syväjärvi Mine, Rapasaari Mine and the Päiväneva Concentrator area where the tailings storage facility (TSF) is located and for Länttä Mine. 17.2.6 Closure Plan In Finland, a closure plan for a mine is part of the environmental permit application and the plan must be updated as the operation progresses. The final closure plan will be presented to the authorities at the end of the operation. The overall objective of the closure works is to bring the site into as stable a state as possible, both physically and chemically, and in line with the provisions of the legislation and addressing specific requirements of the local environment. At the end of operations, preparation of a closure plan for all activities at each mine site (open pit and underground mine, waste rock and tailings areas) will be done, describing the objectives of the closure and defining the measures to achieve them. Keliber has a conceptual closure plan for the Rapasaari mine and Päiväneva concentrator area where the TSF is located. For Syväjärvi, the closure plan only concerns the waste rock area. On a general level, closure activities comprise the covering of waste rock areas and TSF, making open pits safer by flattening the walls and the demolition of structures unless those can be reused for some other land use activity. SSW Keliber MRE TRS CSA Global Report №: R142.2024 148 The conceptual closure plan for Rapasaari – Päiväneva was developed by AFRY Finland Oy in 2021. The closure plan will be updated during operations and a final closure plan submitted before operations cease and closure commences. The closure plan addresses the impact of closure on surface waters, groundwater, soil, flora and fauna, conservation areas, air quality, landscape, traffic, and people and society. 17.2.7 Environmental Site Monitoring In Finland, the site monitoring will be regulated by the environmental permit decision. An applicant suggests a monitoring plan as part of its permit application. The plan addresses site monitoring during construction works, operations, the closure phase and after closure. The permitting authority issues environmental permit regulations on monitoring according to the plan or, if it is judged to be insufficient, additional monitoring responsibilities can be added. Administration costs for environmental services is 240 k€/year and this is including also environmental site monitoring. At Syväjärvi, monitoring will be done according to the monitoring plan prepared in 2018 and according to regulations issued in the environmental permit and in the Administrative Court decision. For Rapasaari and Päiväneva, a monitoring plan has been submitted to the permitting authority as part of the environmental permit application which was approved on 28 December 2022. When mining operations commence at Syväjärvi and Rapasaari, Keliber aims to combine the separate monitoring plans of these sites. It is common practice in Finland to combine monitoring plans of sites or operations of the same operator. Until Rapasaari and Päiväneva have environmental permits issued and enforced, Syväjärvi will be monitored according to its environmental permit regulations. The environmental permit for Länttä issues regulations on the monitoring of noise, vibration from operations and groundwater and surface water quality Keliber will join with other operators for the monitoring program of the Perhonjoki River area which includes water quality monitoring, diatom, sediment, and fish monitoring. Keliber has joined the air quality bioindicator monitoring program that is in place at the Kokkola and Pietarsaari area. Biodiversity monitoring is presented in the Biodiversity Management Plan. 17.2.8 Social and Community Aspects Residential surveys have been conducted during the years 2014 – 2018 and the latest survey took place during the EIA process for Syväjärvi, Rapasaari and Outovesi in 2020. Respondents of the 2020 survey were mostly recreational users (33%), permanent residents (23%) and others (23%). A majority of the 98 respondents live within a two-kilometre radius of a project site. The majority of respondents felt that impacts of the Project are positive (43%). Employment for the Project was perceived to be the most important effect (49%) and secondly environmental management and sustainable development (42%). Also, regional development was also seen as a positive impact. On the negative side, respondents saw potential negative impacts to surface waters and possible contamination, damage to natural values and impacts on the ecosystem, dust and noise impacts and possible impacts after closure.

SSW Keliber MRE TRS CSA Global Report №: R142.2024 149 What respondents wished from Keliber is that the project commences soon, Keliber should work together with local entrepreneurs and youngsters, the project should stay with Keliber and not be sold to an outsider, engineering with care and caretaking of the environment. Maintaining communication with stakeholders as per the Keliber Stakeholder Engagement Plan, meeting its regulatory commitments, ensuring that it is transparent about both its good and weak performance will all help the Project going forward and managing the social risk. 17.2.9 Recreational Use According to the results of the 2020 residents' survey carried out in connection with the EIA-process, the Syväjärvi, Rapasaari and Outovesi mining areas are considered important for recreational purposes, in particular for hunting, berry picking and mushroom picking. Although, according to public sources, there are no official recreational areas or routes in the mining areas. In stakeholder meetings with local people the recreational use of the areas and the limitation that comes along with mining activities has not been raised as a major issue. Although mining areas limit recreational activities and may cause nuisance in terms of noise and artificial lighting, the areas required by mining are moderate in size. Near the Rapasaari – Päiväneva complex peat production in an area of 350 hectares has been carried out for years resulting in manmade landscape, dust, and noise that already affects recreational use. 17.2.10 Land Use, Economic Activity and Population The industrial structure of Central Ostrobothnia is characterized by the metal, wood, process, and chemical industries. Construction, services, and manufacturing sectors also have a large employment impact. Agricultural production is concentrated in the dairy, beef, and potato sectors. Peat production plays an important role in the energy supply of Central Ostrobothnia. In the hierarchy of the service network in Central Ostrobothnia, Kokkola is the commercial center of the region and Kannus and Kaustinen are sub-centers. It is estimated that mining, concentrator, and chemical plant operations will employ directly 170 and approximately 50 contractors. Keliber will use subcontractors for excavation and transportation. Employment impact was seen as one of the most important positive impacts of the Project. Mining activities and the concentrator plant operations are in accordance with the current regional plan and therefore the project is consistent with and supports the planned land use. The Project is seen to have a positive impact on the region. Some worries about environmental impacts of mining operations have been noted by the public but also trust has been expressed that Keliber will operate in a way that is not harmful to the environment. 17.3 Environmental and social risks There could be potential project delays based on issues related to certain sites, which are being addressed by the project (SRK, 2023). For example, on the Rapasaari – Päiväneva facilities, there were concerns about flying squirrels, which were mitigated in autumn 2021 by moving a proposed tailings facility away from an ancient forest where the squirrels are found. The Outovesi Mine is part of the EIA completed in 2020 (Dnro EPOELY/1102/2020); however, there is no specific environmental permit application underway for the Outovesi Mine. When the environmental permit application for Outovesi is prepared SSW Keliber MRE TRS CSA Global Report №: R142.2024 150 there may be requirements for new environmental studies to be conducted, notably related to groundwater connection between the mine and Outovesi Lake. Keliber is committed to active collaboration and transparent communication with all its stakeholders. The company has a Stakeholder Action Plan and a Grievance Mechanism that is regularly reviewed by the Management Group. Keliber maintains regular ongoing engagement with government, local and regional authorities, landowners and inhabitants, including home and holiday homeowners around Outovesi Lake where potential noise exceedances may occur. Stakeholders are largely supportive of the Keliber Lithium Project as it is seen to have a positive impact on the region in terms of direct and indirect employment opportunities. Keliber has a Land Acquisition and Livelihood Restoration framework which explains the land acquisition process. A rental agreement has been signed for the chemical plant site. Negotiations with landowners for access to the Rapasaari-Päiväneva mining area have already commenced. Keliber is aiming to purchase all land areas of the Rapasaari mine site. All landowners at Syväjärvi mine site have provided written agreement to Keliber granting the right to use the land. The landowners at Syväjärvi who receive compensation for land use rights will also receive excavation compensation. Individual negotiations with landowners either for land use rights or purchase of the land required for the Länttä, Outovesi and Emmes areas are underway and Keliber is confident that it will reach agreement with landowners. If agreement is not reached there is a possibility of the expropriation of land according to Act 603/1977. 17.4 Environmental, social and governance summary All EIA processes including the required statutory stakeholder consultations have been conducted and finalised in terms of the relevant Environmental Law: Environmental Protection Act (527/2014) for the Rapasaari – Päiväneva complex, Syväjärvi, Rapasaari, Länttä and Outovesi mine sites and the Keliber Lithium Hydroxide Refinery. Keliber has met all regulatory permit requirements, except for Outovesi, where the permit is still to be applied for. When the environmental permit application for Outovesi is prepared there may be requirements for new environmental studies to be conducted. The Company is in the process of negotiating with landowners for land use rights or purchase of the land for the various mining areas. SSW Keliber MRE TRS CSA Global Report №: R142.2024 151 18 Capital and Operating Costs For a Mineral Resource only, an accuracy level of ±50% is normally assumed for the capital and operating costs similar to an initial assessment. CSA Global reviewed the capex provided in the 2022 DFS, which was classified by SRK (2023) as PFS level. CSA Global provides high-level capital and operating cost estimates below, based on the previous DFS and the outcomes of the Mineral Resource estimate presented in this TRS. These estimates will be updated for the Mineral Reserve updates to a greater level of detail as an exhibit to its 2024 annual report on Form 20-F that will both reflect the Mineral Resource estimates presented in this TRS and an update to the Mineral Reserve estimates set out in the Amended 2022 Keliber TRS. Therefore, the estimates used in this TRS can potentially be achieved within the ±50% accuracy level. 18.1 Capital Costs The basis of the capital is described in detail in the WSP Keliber Definitive Feasibility Study Report (reference WSP, 2022) dated February 2022 and follow AACE recommended practice. Keliber presents capital expenditure (capex) as Pre-development and Initial capex and Sustaining capex in the Keliber Lithium Project DFS Report (WSP, 2022). The capital includes the establishment of the open pits, the capital for the Päiväneva Concentrator and the Kokkola LiOH Chemical Plant. The underground mines described in the DFS are not included in the Mineral Reserve and therefore no Capital for the underground mines is reported. The high-level summary of the total initial capital is EUR582m (Table 18-1). Table 18-1: Keliber Project Capital Summary. Source: SRK, 2023 Item Total (EURm) Syväjärvi Mine 8.1 Concentrator Plant (Päiväneva Site) 156.6 Lithium Hydroxide Plant, Kokkola Site 276.3 Engineering & Construction Services 48.1 Site Facilities During Construction 5.9 Construction Equipment 7.2 Other Construction Services and Costs 0.7 Owners’ Cost 23.5 Contingency 56.0 Total Initial Capex 582.5 The pre-development capex is for initial establishment of the Syväjärvi Mine, the Päiväneva Concentrator site and Lithium Hydroxide plant, as well as the Kokkola site in preparation for construction. This capex includes activities such as: • surface water management; • road construction; • architectural work; SSW Keliber MRE TRS CSA Global Report №: R142.2024 152 • provision of bulk power supply for the process plants; • the EPCM, and Owner’s costs. Direct owner’s costs include: • property and land acquisitions; • construction permits; • pre-ramp-up salaries and pre-ramp-up social costs. Indirect Owner’s costs include: • research and development (R&D); • legal and permits; • and insurances. The initial capex is expended for the construction of the Syväjärvi Mine, the Päiväneva Concentrator Plant and the Kokkola Lithium Hydroxide Plant. Sustaining capital comprises the concentrator and the Chemical Plant, the establishment and stay-in- business capital for the open pit mines (Rapasaari, Länttä, and Outovesi), as well as closure provisions. 18.2 Operating Costs The operating cost estimate was divided into seven different areas: • Mining; • Päiväneva Concentrator; • Kokkola Conversion and Lithium Chemical plant; • Other variable costs; • Freight and Transportation; • Fixed costs; and • Royalties and Fees. The open pit mining costs vary between the mining areas and at depth. The average waste direct mining unit cost varies between USD2.67/t and USD5.31/t and the average ore direct mining unit cost varied between USD3.74/t and USD9.51/t, based on contractor quotes from the 2019 FS which has been increased by 25% and seem a reasonable assumption at this stage. The unit costs for open pit mining (excluding processing) and accounting for the planned stripping ratios averages USD26/t ore mined. Lithium hydroxide production of 316,287 tonnes is planned over the life of the Project. This includes 96,000 tonnes from external concentrates purchased over 6 years (Jan-42 to Dec-47) after depletion of the mine mineral reserves. Production from Keliber’s own spodumene concentrate is estimated at 220,287 tonnes LiOH.2H2O. Ore from the mine will be hauled to the primary crusher located at the Päiväneva concentrator. Primary crushing and sorting costs are then applied to the concentrator area. The operating cost of the concentrator plant includes energy, reagents, consumables, and maintenance. The same items are covered for the water treatment plant which is considered as being part of the concentrator site area. Energy is calculated based on the electrical load list of the equipment and the estimated power

SSW Keliber MRE TRS CSA Global Report №: R142.2024 153 consumption. Reagents are derived from the process reagent consumption and costs are estimated from quotations provided by reagent suppliers. Consumables and maintenance costs were estimated based on recommendations derived from concentrator basic engineering work completed by Metso Outotec. Concentrator operating cost for the life of the project is estimated at EUR168.9m or EUR 767/t LiOH.H2O produced from Keliber Lithium Project’s concentrates. • Operating costs of the Kokkola Chemical Plant are estimated at EUR544.7m or EUR 2,473/t of LiOH.H2O produced from Keliber Lithium Project’s concentrates. The main contributors to the costs are energy, steam generation and reagents. • Other variable costs contribute EUR2.4m or EUR 11/t of LiOH.H2O to overall operating costs. • Freight and transportation costs contribute EUR14.726m or EUR 67/t of LiOH.H2O to overall operating costs. • Fixed costs include labour costs, LNG connection fees, LHP connection fees, various water retainer fees, fixed operating costs for heating of buildings, laboratory running costs, property related costs, utility system and G&A costs. These fixed costs are estimated at EUR 336.5m or EUR 1,527/t of LiOH.H2O produced over the life of the mines, with labour and G&A costs comprising 48% and 42% respectively. • Royalties and fees contribute EUR17.0m or EUR 77/t of LiOH.H2O produced to overall costs. • The capital and operating cost estimates are reasonable for the initial assessment level of study accuracy levels. These will be revised and detailed in better accuracy for the planned Mineral Reserve estimates. SSW Keliber MRE TRS CSA Global Report №: R142.2024 154 19 Economic Analysis An economic analysis has not been included in this TRS as an updated Mineral Reserve estimate has not been conducted in connection with the update of the Mineral Resource estimate presented in this TRS. A detailed economic analysis will be presented in the updated TRS that Sibanye-Stillwater expects to file next year as an exhibit to its 2024 annual report on Form 20-F, which will update the Mineral Reserve estimates set out in the Amended 2022 Keliber TRS. SSW Keliber MRE TRS CSA Global Report №: R142.2024 155 20 Adjacent Properties There are currently no other lithium exploration licenses held by other companies surrounding the Keliber license areas, even though there is potential in the future of identification of other deposits in the region. Accordingly, there is no relevant adjacent property information to be discussed in this TRS. SSW Keliber MRE TRS CSA Global Report №: R142.2024 156 21 Other Relevant Data and Information The Keliber Lithium Project previously had a definitive feasibility study (DFS) completed, dated February 2022 (WSP, 2022). The DFS is based on previous Resource models and additional deposits. After the DFS was reviewed during 2022, a decision was made to report Mineral Reserves for the open pit operations with the understanding that SRK would classify the level of study for the project at PFS level. This TRS is therefore based on the current Mineral Resource estimate at an equivalent of an initial assessment level of study. Therefore, an updated DFS, together with the Mineral Reserve estimate, will be included as an exhibit to its 2024 annual report on Form 20-F that will both reflect the Mineral Resource estimates presented in this TRS and an update to the Mineral Reserve estimates set out in the Amended 2022 Keliber TRS. SSW expects to file an updated technical report summary for the Keliber Lithium Project next year as an exhibit to its 2024 annual report on Form 20-F that will update the Mineral Reserve estimates set out in the Amended 2022 Keliber TRS, including updating of Modifying Factors and the conversion of Mineral Resources contained in this TRS. 21.1 Project Implementation Plan A project implementation plan was previously prepared by Sweco Oy (Sweco) for the establishment of the Syväjärvi Mining site, Päiväneva concentrator site and Kokkola LiOH plant (WSP, 2022). These sites comprise the initial capital footprint. Keliber has selected Sweco as an EPCM (Engineering, Procurement and Construction management) contractor to supply services for the project implementation. Services of the EPCM contractor includes, in accordance with the responsibility matrix, project management, procurement services, project control, process, mechanical, piping, civil, HVAC, electrical and automation engineering and construction management. 21.2 Exploration Programme and Budget Currently, Keliber has an exploration budget for the next three years, 2024 - 2027. The exploration budget for 2024 is EUR 4.3 million. It is estimated that the annual exploration budget can be increased to EUR 6.7 – EUR 7.3 million in 2025 - 2026, if the exploration returns good results. A total of 26,000 m is planned to be drilled in 2024. Drilling will be focused especially on the Rapasaari, Tuoreetsaaret, Syväjärvi and Päiväneva target areas. The Rapasaari and Syväjärvi deposits are the largest of the known deposits and the most advanced in exploration and are scheduled for first mining in the current engineering studies. Tuoreetsaaret is located between Rapasaari and Syväjärvi and represents an opportunity to extend the early production from these two deposits from a nearby source. The continued exploration in this area aims to improve the confidence in the Tuoreetsaaret deposit and to extend the Mineral Resources at Tuoreetsaaret and in the surrounding areas. Päiväneva is the most advanced of a number of targets in the region and is the initial target for expanding and extending the Mineral Resource base in the region. Most of the planned drilling (~15,600 m) is aimed as existing deposits as described above to secure the business case and expand the life of mine, with a further ~5,200 m targeted at brownfields exploration. Exploration for new targets is planned with ~4,000 m, and approximately 1 300 m planned for sterilisation drilling under the expended footprint of the waste rock dump.

SSW Keliber MRE TRS CSA Global Report №: R142.2024 157 Geochemical exploration will also be conducted using percussion drilling methods to obtain samples from the bedrock surface as well as from the basal till. Additional work will include boulder mapping, surface till sampling and Mineral Resource estimations. SRK considers the budget to be appropriate. 21.3 Risk review 21.3.1 Tenure Currently, there are three mining permits in place (i.e., Länttä, Syväjärvi and Rapasaari) and a number of applications have been submitted (as well as prepared, pending submission) for exploration and mining permits. However, there is some uncertainty regarding the time required for the authorities to process the applications. It is understood that Keliber is completing a legal due diligence exercise to understand the permitting risks. The resolution of this risk is not required for the declaration of Mineral Resources. Public perception of potential environmental impact related to mining appears to be changing. Uncertainty regarding potential objections by the public and/or authorities to the award of tenure for each of the applications exists. The relevance of the uncertainty is that the current project does not appear to have considered scenario models if some of the applications, or specific applications, are either significantly delayed or are wholly unsuccessful. 21.3.2 Geology and Mineral Resources The style of mineralisation is similar between the deposits, and they are all in relatively close proximity. The continuity of the larger veins in all five of the deposits is demonstrated to be good during the geological modelling, with relatively uncomplicated morphology. Therefore, the risk that the veins as modelled are discontinuous, is considered to be low. The overall Mineral Resource estimation has been conducted in line with the guidelines of international reporting codes. The classification of the individual veins reflects the uncertainty, and therefore the degree of risk, in achieving the estimated tonnes and grades from the respective ore bodies. 21.3.3 Processing Based on pilot-scale XRT ore sorting test results conducted on Syväjärvi ore samples, it was concluded that ore sorting is 73% efficient. There is a risk that ore sorting efficiency will vary across the Syväjärvi deposit. It was further assumed that the same efficiency would apply to other ore sources and ore types. There is a risk that other deposits will not perform with the same efficiency. The feed to the ore sorting test equipment comprised an artificial blend of Syväjärvi ore and waste rock. There is a risk that performance on mined ore may be less efficient than on the artificial composite ore feed. Ore variability flotation tests undertaken on Rapasaari samples selected from four different mineralised material types showed significant variability. There is a risk that flotation performance will vary within and across the various deposits. Despite spodumene mineralisation being generally homogeneously distributed throughout most of the pegmatites, the contamination caused by the inclusion of host rock xenoliths and wall rock material with ore material will impact the metallurgical recovery of spodumene during flotation and metallurgical SSW Keliber MRE TRS CSA Global Report №: R142.2024 158 processing. This will require careful selective mining supported by ore sorting to mitigate the impacts of contamination on the recovery of spodumene. The Keliber project is likely to be the first implementation of the Metso Outotec lithium hydroxide flowsheet. While the individual unit processes are not novel, and while the Syväjärvi (2020) and Rapasaari (2022) pilot trials have significantly de-risked the flowsheet, a residual risk remains, as it does with the first example of any novel technology. Potential concerns were noted that the processing plant may not cope with the arsenic levels from Rapasaari material, which may lead to LiOH product falling to technical grade. 21.3.4 Opportunities The inclusion of Keliber into the SSW’s Battery Metals assets portfolio and battery metals strategy is an important step in acquiring further downstream exposure to the battery metals value chain. Lithium hydroxide (a chemical needed in the production of the cathode active material in modern high- nickel cathode materials, which provide higher energy density) is expected to become the dominant lithium chemical consumed in battery applications. In the future, Keliber will offer lithium hydroxide especially for the needs of the strongly growing lithium battery market. The battery-grade lithium hydroxide produced can be used for the manufacturing of batteries for increasingly electrifying transport (electric and hybrid vehicles) as well as in the production of batteries for energy storage. SSW Keliber MRE TRS CSA Global Report №: R142.2024 159 22 Interpretation and Conclusions 22.1 Geology, exploration, sampling and Mineral Resources The Keliber Project is located in the Kaustinen Lithium Pegmatite Province (KLP) of western Finland, covering an area of about 500km2. At least ten (10) lithium bearing pegmatite deposits were discovered through a combination of till geochemistry coupled with boulder mapping and sampling and most subsequently evaluated by diamond core drilling; outcropping pegmatites and their host rocks are rare; most being covered by 3 - 18m of overburden comprising surficial sediments (mostly glacial till). The spodumene bearing pegmatite deposits that have been evaluated to date within the Kaustinen area all have very similar mineralogy, and are dominated by albite, quartz, K-feldspar, spodumene and muscovite. These rare element pegmatites belong to the LCT group of pegmatites and to the poorly zone albite-spodumene subgroup of pegmatites. The presence of numerous contemporaneous granites (many being pegmatitic granites) in the Kaustinen area are thought to be the potential sources of the pegmatites. However, there has been no clear or well-defined zonation observed or sufficiently accurate geochronology of the granite and pegmatites to date to support this and more recent models related to the origin of pegmatites from direct products of anatexis (i.e. in situ melting of potentially fertile host rocks) should be considered. The pegmatites are mostly moderately to steeply dripping and hosted in hosted in a sequence of metavolcanic and metasedimentary rocks (mica schists). The pegmatites are generally poorly zoned often with a variably developed outer border and marginal zone of quartz- feldspar-muscovite (with little to no spodumene mineralisation) and a mineralised core of quartz- feldspar-spodumene(±muscovite). The composition of the spodumene pegmatites in the area are typically coarse-grained, light-coloured and mineralogically similar comprising on average albite (37 – 41%), quartz (26 – 28%), K-feldspar (10 – 16%), spodumene (10 – 15%) and muscovite (6 – 7%). Keliber’s exploration has focused on seven (7) of these pegmatite deposits namely Rapasaari, Syväjärvi, Tuoreetsaaret, Länttä, Emmes, Leviakangas and Outovesi. Apart from data generated from overburden stripping at Länttä and the exploration tunnel in Syväjärvi, diamond core drilling, from 1960’s to present day, has been the only method used to generate geological, structural and analytical data and these have been used as the basis for Mineral Resource estimation over each of the deposits defined to date. Keliber has been following a well-defined logging, sampling and analytical procedure since 2014. The sampling and core storage facility in Kaustinen is considered a secure facility with the sample preparation and analytical methodologies considered appropriate for the commodity being evaluated (lithium). CSA Global considers the sample database is of sufficient quality and accuracy for use in Mineral Resource estimation. Since commencement of exploration in the Kaustinen region, Keliber has completed a systematic exploration and mineral resource evaluation programme that has been successful in delineating seven discrete spodumene-mineralised pegmatite deposits. The work completed to date has captured the important variables (namely mineralogical, structural, lithological) required to properly define the attitude of the host pegmatite/s and importantly, the spodumene or grade distribution within the various pegmatites that host each deposit. SSW Keliber MRE TRS CSA Global Report №: R142.2024 160 The historical data generated prior to Keliber’s involvement in the project is also considered to be suitable for inclusion in the database used for Mineral Resource estimation. In CSA Global’s opinion, the exploration data that has been captured to date (consisting primarily of drilling data) is of sufficient quality to be used in Mineral Resource estimation and for the purposes used in this TRS. The Mineral Resources have been estimated using conventional industry standard techniques, and the continuity of the modelled veins has been adequately demonstrated through the wireframe modelling, which supports the lateral and down-dip continuity of the mineralised veins. The following non-material gaps and risks were identified during the data review and estimation process: • Data management has not been centralised and is susceptible to version control issues and inconsistencies of data structure across the various deposit databases. • Some adjustments to the assay QAQC should be considered and include resolving the apparent underperformance of the internal reference materials against the expected values. Additional recommendations are made in Section 23. • The bounding topography for the MRE model is derived from drill collar data and is considered adequate at this stage of the project for Mineral Resource estimation. • The geological interpretation at Rapasaari is complex and there is greater uncertainty on grade continuity compared with the other deposits. • The location and extents of internal waste within the mineralised domains of the various deposits in the form of xenoliths is not accurately resolved at the current drill spacing. • Estimates for deleterious elements have not been included in the resource as the database for these variables is incomplete. • In order to increase confidence and therefore classification of Mineral Resources, further work would be required to refine the grade continuity, geological continuity and RPEE required for Mineral Resources. The style of mineralisation is similar between the deposits, and they are all in relatively close proximity. The continuity of the larger veins in all five of the deposits is demonstrated to be good during the geological modelling, with relatively uncomplicated morphology. Considering the continuity of the pegmatite veins, the risk is considered low. The risks related to estimation of Mineral Resources are therefore expected for early project stages. The classification categories applied to the Mineral Resources appropriately qualify the risk with respect to the confidence in the data, interpretation, and the vein and grade continuity. Currently, Keliber has an exploration budget for the years 2024 – 2025. The exploration budget for 2024 is EUR4.1m. It is estimated that the annual exploration budget can be increased gradually to EUR6m. A total of 20,000 m is planned to be drilled in 2024. Drilling will be focused especially on the Rapasaari, Tuoreetsaaret, Leviäkangas and new target areas. Geochemical exploration will also be conducted using percussion drilling methods to obtain samples from the bedrock surface as well as from the basal till. Additional work will include boulder mapping, surface till sampling and Mineral Resource estimation. CSA Global considers the budget to be appropriate.

SSW Keliber MRE TRS CSA Global Report №: R142.2024 161 CSA Global was not involved in any of the exploration conducted but has reviewed the exploration completed to date and supporting documentation provided by Keliber. The Mineral Resource estimates have been prepared and reported by CSA Global. Overall, the Qualified Persons consider the data used to prepare the geological models and MRE is accurate and representative and has been generated with industry accepted standards and procedures. 22.2 Metallurgical testing Processing test work has demonstrated that the spodumene mineralisation is amenable to the production of concentrates for conversion to lithium carbonate and lithium hydroxide that can potentially be used in the production of lithium-ion batteries. Mineralogical and geo-metallurgical differences between the deposits are small. Currently, spodumene (LiAlSi2O6) is the only economic mineral identified within the pegmatites. Other lithium minerals, for example, petalite, cookeite, montebrasite and sicklerite, are found in minor and trace quantities. Beryl and columbite-tantalite are potentially important trace minerals and by-products. Variation in the grindability between the deposits is small and studies show that the hard component in the ores is spodumene and therefore the specific grinding energy shows positive correlation with the lithium grade. In flotation response, the deposits show small differences mainly due to variation in the lithium head- grade and proportion of gangue dilution. The wall rock dilution has been found to have a negative impact for flotation, lowering the concentrate grade. Minimising the wall rock contamination in flotation is important and therefore selective mining and ore sorting will play a significant role in controlling the flotation feed. The Keliber Project is likely to be the first implementation of the Metso Outotec soda pressure leaching technology. While the individual unit processes are not novel, and while the Syväjärvi (2020) and Rapasaari (2022) pilot trials have significantly de-risked the flowsheet, a residual risk remains as it does with the first implementation of any novel technology. SSW Keliber MRE TRS CSA Global Report №: R142.2024 162 23 Recommendations 23.1 Exploration and Mineral Resources CSA Global recommends that Keliber: • Utilises an additional umpire/check laboratory to analyse a larger sub set of the previously analysed samples representative of the grade of the deposits and exploration timespan (2013- 2023, and to include additional commercially available CRM’s across a broader lithium grade range as part of its QC programme going forward in order to address the possible negative bias observed in the exploration assay results and more recent increased variance in results with the recent move to the Oulu laboratory. The cost of the umpire laboratory checks is expected to be approximately EUR10k-20k. The cost of commercially available Li CRMs for a three-year period would be approximately EUR3k-5k. This is aligned with the previous recommendations by SRK (2023) • The implementation of a fit-for-purpose relational database with timely backups will ensure a robust and secure database going forward. In addition, it will make data extraction, assay management, data interrogation and export simpler and avoid version control issues and make auditing more traceable (cost of approximately EUR15k per year for initial implementation and monthly hosting). It is understood that Keliber are in the process of implementing a database solution for the entire project. o Streamline the data generation and capture workflows to integrate directly with the database solution implemented through the use of paperless data capture. • Adjust sample protocols to ensure all mineralised pegmatites, irrespective of size, are sampled as well as apparently unmineralised muscovite pegmatites. In doing so the geological data collected is more robust and easier to model and the opportunity to miss potentially mineralised pegmatites is minimised. • Revisiting the validation and verification of the historical data for Lantta, and Leviäkangas against the more recent exploration data generated by Keliber to assess whether there are any gaps to deficiencies in the data. • Investigation into the use of hyperspectral core scanning to aid geological logging and material characterisation (from a geological, processing, geotechnical and environmental perspective) should be considered (cost of approximately EUR40k). • Consider developing geo-metallurgical models to improve the understanding of the deposits (deposit intelligence) with respect to variations in potentially deleterious elements (from both a processing and environmental perspective), variations in mineralogy and amenability to processing etc. This will require the integration of additional data such as, but not limited to, multi-element data and data collected as part of the core logging process. This may require a review of the of the core logging and sampling protocols (cost of approximately EUR25k). • Look at the potential to produce quartz, feldspar, mica, cassiterite and columbo-tantalite concentrates as by-products to the production of the spodumene concentrates. SSW Keliber MRE TRS CSA Global Report №: R142.2024 163 CSA Global considers there to be potential for definition of additional Mineral Resources through the planned exploration programme and through targeted infill and extension drilling of the already-defined deposits. The estimated exploration program costing is summarised in Section 22. It is understood that Keliber is in the process of updating the Mineral Reserve estimate based on the updated Mineral Resource estimate reported in this TRS. Infill drilling is also part of planned future work and could improve confidence in the size and grade of these deposits and give greater resolution location and extent of internal waste xenolith bodies. Other recommended data to be collected and considered in future work are: • Topographic surveys are recommended to inform future mine planning activities. • Compilation of a robust drilling dataset for significant deleterious elements from an environmental and processing perspective. It is understood that Keliber is currently undertaking a programme of re-sampling and re-assaying for this purpose. Future Mineral Resource updates should include estimates for the significant deleterious elements (cost of approximately EUR20k). SSW Keliber MRE TRS CSA Global Report №: R142.2024 164 24 References Ahtola, T. (ed.), Kuusela, J., Käpyaho, A. & Kontoniemi, O. 2015, “Overview of lithium pegmatite exploration in the Kaustinen area in 2003–2012”, Geological Survey of Finland, Report of Investigation 20. Alviola, R., Mänttari, I., Mäkitie, H. and Vaasjoki, M. 2001, “Svecofennian rare-element granitic pegmatites of the Ostrobothnian region, Western Finland; their metamorphic environment and time of intrusion”, Geological Survey of Finland, Special Paper 30 (2001), pp. 9-29. AMIS 2019, AMIS0355 Certified Reference Material Lithium-Tantalum Tin Bearing Pegmatite, Volta Grande, Brazil Certificate of Analysis, AMIS matrix reference materials, 36 pp., available AMIS0355-Certificate.pdf Benchmark Minerals. 2022. Lithium market. www.benchmarkminerals.com Bradley, D.C., Stillings, L.L., Jaskula, B.W., Munk, LeeAnn, and McCauley, A.D 2017, Lithium, chap. K of Schulz, K.J., DeYoung, J.H., Jr., Seal, R.R., II, and Bradley, D.C., eds., “Critical mineral resources of the United States—Economic and environmental geology and prospects for future supply”, U.S. Geological Survey Professional Paper 1802, pp. K1– K21. Brunelli, L., Lilly, L and Moerenhout, T. 2023. Lithium Supply in the Energy Transition, 2pp. Center on Global Energy Policy at Columbia SIPA, available Lithium-CGEP_FactSheet_121223-2.pdf Černý, P. and Ercit, T. S. 2005, “The Classification of Granitic Pegmatites Revisited”, The Canadian Mineralogist 43 2005. Chudasama, B. and Sarala, P. 2022, “Mineral prospectivity mapping of lithium- spodumene pegmatites in the Kaustinen region of Finland: Implications for lithium exploration in Finland”, Geological Survey of Finland, Open File Report, 6.6.2022. Eilu, P. (ed) 2012, “METALLOGENIC AREAS IN FINLAND” Mineral deposits and metallogeny of Fennoscandia, Geological Survey of Finland, Special Paper 53, pp. 207-342. Fastmarkets. 2022. Lithium Market Study (Independent verification Study). March 2022. Keliber email communications, 13 Mar. 2024. Email titled “RE: Keliber QAQC Chapter (draft)” in copy Kurtti Joonas Joonas Kurtti; Grönholm Pentti; Antonio Umpire; Äijälä Henri and CSA Global. Keliber 2024, “CSA QAQC” chapter updated. Word Document. Knoll, T., Huet, B., Schuster, R., Mali, H., Ntaflos, T. and Hauzenberger, C. 2023, “Lithium pegmatite of anatectic origin – A case study from the Austroalpine Unit Pegmatite Province (Eastern European Alps): Geological data and geochemical modelling”, Ore Geology Reviews 154. Koopmans, L., Martins, T., Linnen, R., Gardiner, N.J., Breasley, C.M., Palin, R.M., Groat, L.A., Silva, D. and Robb, L.J. 2023, “The formation of lithium-rich pegmatites through multi-stage melting.”, The Geological Society of America, Geology 52. Kurtti J. 2019, “QAQC 2018 report”, Keliber Oy, 17pp. Kurtti J. 2020, “Drilling QAQC Report Pegmatite Assays in 2019”, Keliber Technology Oy. Kurtti J. 2021, “Drilling QAQC Report Pegmatite Assays in 2020”, Keliber Technology Oy . Kurtti J. 2022, “Drilling QAQC Report Pegmatite Assays in 2021”, Keliber Technology Oy . Kurtti J. 2022, “KEL_TEST-001 ALS test batch report 2022”, Keliber Technology Oy. Lamberg P. & Grönholm P. 2018, “QAQC Report – Drilling program 2016- 2018", Keliber Oy. London, D., 2008. PEGMATITES, The Canadian Mineralogist, Special Publication 10, p.347 . London, D. 2016, “Rare-Element Granitic Pegmatites”, Society of Economic Geologists Reviews in Economic Geology 18 (2016), pp. 165-193. Mehdi, A., 2024. Energy Insight: 145 - Lithium price volatility: where next for the market? Oxford Institute of Energy Studies, 13pp. Myöhänen T. 2011, “Preparation and Certification of Four Reference Materials for Lithium Exploration”, Labtium Oy.

SSW Keliber MRE TRS CSA Global Report №: R142.2024 165 Müller, A., Reimer, W., Wall, F., Williamson, B., Menuge, J., Brönner, M., Haase, C., Brauch, K., Pohl, C., Lima, A., Teodoro, A., Cardosa-Fernandes, J., Roda-Robles, E., Harrop, J., Smith, K., Wanke, D., Unterweissacher, T., Hopfner, M., Schröder, M., Clifford, B., Moutela, P., Lloret, C., Ranza, L. and Rausa, A. 2022, “GREENPEG – exploration for pegmatite minerals to feed the energy transition: first steps towards the Green Stone Age”, Geological Society, London, Special Publications, 526 (June 2023), pp.193-218. PL Mineral Reserve Services 2016, ”MINERAL RESOURCE AND ORE RESERVE ESTIMATES OF LEVIÄKANGAS LITHIUM DEPOSITS for Keliber Oy” Lovén, P. and Meriläinen, M., p. 27. PayneGeo (PAYNE GEOLOGICAL SERVICES PTY LTD) 2022, “Tuoreetsaaret Lithium Deposit Mineral Resource Estimate, Keliber Lithium Project, Finland”, p. 89. Sandberg, E. c.2013, “Methods and grade control in drilling and sampling of Keliber Oy” Sandberg E. 2014, “Analytical differences between ALS and Labtium” USGS, 2024. U.S. Geological Survey, Mineral Commodity Summaries, Lithium, January 2024. 2pp. available https://pubs.usgs.gov/periodicals/mcs2024/mcs2024-lithium.pdf Vaasjoki, M., Korsman, K. & Koistinen, T. 2005, “Overview”, Precambrian Geology of Finland: Key to the Evolution of the Fennoscandian Shield, Developments in Precambrian Geology 14 (2005), pp. 1–17. Wood Mackenzie. 2021. 2021 Lithium Market Study for Kaustinen/Kokkola DFS. 20 December 2021. WSP Global Inc. 2022, “Keliber Lithium Project Definitive Feasibility Study Report”. WSP Global Inc. 2022a, “Keliber Lithium Project. Definitive Feasibility Study Report. Volume 1: Executive Summary”, Final, 1st February 2022, Confidential. WSP Global Inc. 2022b, “Keliber Lithium Project. Definitive Feasibility Study Report. Volume 2: Chapters 2-12", Draft, 11th January 2022, Confidential. WSP Global Inc. 2022c, “Keliber Lithium Project. Definitive Feasibility Study Report. Volume 3: Chapters 13-17", Draft, 18th January 2022, Confidential. WSP Global Inc. 2022d, “Keliber Lithium Project. Definitive Feasibility Study Report. Volume 4: Chapters 18-19", Draft, January 2022, Confidential. WSP Global Inc. 2022e, “Keliber Lithium Project. Definitive Feasibility Study Report. Volume 5: Chapter 20”, Draft, January 2022, Confidential. WSP Global Inc. 2022f, “Keliber Lithium Project. Definitive Feasibility Study Report. Volume 6: Chapters 21-26", Draft, 27th January 2022, Confidential. WSP Global Inc. 2022g, “Keliber Lithium Project. Definitive Feasibility Study Report. Volume 7: Appendices List”, Draft, 11th February 2022, Confidential. SSW Keliber MRE TRS CSA Global Report №: R142.2024 166 25 Reliance on Information Provided by the Registrant The Qualified Persons have relied on information provided by the Registrant in preparing the findings and conclusions regarding the following aspects of Modifying Factors, which are outside of the Qualified Persons’ expertise: • macroeconomic trends, data, and assumptions, and interest rates (section 16); • marketing information and plans within the control of the Registrant (section 16); • legal matters outside the expertise of the Qualified Persons, such as statutory and regulatory interpretations affecting the mine plan (section 3.2); • environmental matters outside the expertise of the Qualified Persons (section 17); and • accommodations the Registrant commits or plans to provide to local individuals or groups in connection with its mine plans (section 17). The Qualified Persons consider it to be reasonable to rely on the Registrant for such information due to SSW having confirmed that the information provided is complete, correct and not misleading in any material aspect, and therefore CSA Global has no reason to believe that any material facts have been withheld. SSW Keliber MRE TRS CSA Global Report №: R142.2024 167 26 Date and Signature Date This TRS documents and justifies the Mineral Resource statement for SSW’s Keliber assets located in Central Ostrobothnia, Finland as prepared by CSA Global in accordance with the requirements of SK-1300 and the SAMREC Code. The opinions expressed in this TRS are correct as at the effective date of 31 December 2023. We, CSA Global South Africa (Pty) Ltd, are the Qualified Persons (as defined in SK-1300) who are responsible for authoring this Technical Report Summary in relation to the Keliber Lithium Project. We hereby consent to the following: • the public filing and use by Sibanye Stillwater Limited (Sibanye-Stillwater) of the Keliber Lithium Project Technical Report Summary; • the use and reference of our name, including our status as experts or Qualified Persons (as defined in SK-1300) in connection with this Technical Report Summary for which we are responsible; • the use of any extracts from, information derived from or summary of this Technical Report Summary for which we are responsible in the annual report of Sibanye-Stillwater on Form 20-F for the year ended 31 December 2023 (Form 20-F); and • the incorporation by reference of the above items as included in the Form 20-F into any registration statement filed by Sibanye-Stillwater. This consent pertains to the Keliber Lithium Project Technical Report Summary, and we certify that we have read the Form 20-F and that it fairly and accurately represents the information in the Keliber Lithium Project Technical Report Summary. CSA Global South Africa (Pty) Ltd Authorised Signatory Date: 21 April 2024 (Report Date: 21 April 2024) (Effective Date: 31 December 2023) SSW Keliber MRE TRS CSA Global Report №: R142.2024 168 27 Glossary and Abbreviations 27.1 Abbreviations and Units of Measurement ° degrees °C degrees Celsius AMIS African Mineral Standards cm centimetre(s) CSA Global CSA Global South Africa (Pty) Ltd ETRS European Terrestrial Reference System g gram(s) g/m3 grams per cubic metre Ga billion years before present GTK Geological Survey of Finland ICP-MS inductively coupled plasma with mass spectrometry ICP-OES inductively coupled plasma with optical emission spectrometry k thousand kg kilogram(s) km, km2 kilometre(s), square kilometre(s) kt thousand tonnes (or kilo-tonnes) kV kilovolt LCE lithium carbonate equivalent LCT lithium-caesium-tantalum Li lithium Li2O lithium oxide, also referred to as lithia LiAl(Si2O6) spodumene LiAl(Si4O10) petalite LiOH lithium hydroxide LiDAR Light Detection and Ranging m metre(s) Ma million years before present mamsl metres above mean sea level mm millimetre(s) Mt million tonnes Nb niobium

SSW Keliber MRE TRS CSA Global Report №: R142.2024 169 NYF niobium-yttrium-fluorine ppm parts per million QAQC quality assurance/quality control SEC Securities Exchange Commission t tonnes t/m³ tonnes per cubic metre Ta tantalum tpa tonnes per annum US$ United States dollars 27.2 Glossary of Terms Below are brief descriptions of some terms used in this report. For further information or for terms that are not described here, please refer to internet sources such as Wikipedia www.wikipedia.org Amphibolite facies The set of metamorphic mineral assemblages (facies) which is typical of regional metamorphism between 450°C and 700°C. albite Albite is the sodium endmember of the plagioclase feldspar series. It represents a plagioclase with less than 10% anorthite content and is a common constituent in felsic rocks. Formula NaAlSi3O8. amblygonite The fluorine endmember of the amblygonite group. Occurs chiefly in granite pegmatites of the lithium- and phosphate-rich type. Formula LiAl(PO4)F andalusite A common metamorphic mineral, Andalusite is an aluminium nesosilicate with the chemical formula Al2SiO5. apatite Apatite is a group of phosphate minerals, usually referring to hydroxyapatite, fluorapatite and chlorapatite, with high concentrations of OH−, F− and Cl− ions, respectively, in the crystal. Formula – Ca10(PO4)6(OH,F,Cl)2. aplite An intrusive igneous rock in which the mineral composition is the same as granite, but in which the grains are much finer, under 1 mm across. Quartz and feldspar are the dominant minerals. Often form as well-defined zones within pegmatites. arsenopyrite Arsenopyrite is an iron arsenic sulfide found in high temperature hydrothermal veins and pegmatites. Formula FeAsS. beryl Beryl is a mineral composed of beryllium aluminium cyclosilicate with the chemical formula Be₃Al₂Si₆O₁₈. Well-known varieties of beryl include emerald and aquamarine. Commonly found in pegmatites. Biotite Biotite is a common group of phyllosilicate minerals within the mica group, with the approximate chemical formula K(Mg,Fe)3(AlSi3O10). Calcite Calcite is a carbonate mineral and the most stable polymorph of calcium carbonate. Formula CaCO3. Columbo-tantalite Coltan (short for columbite–tantalite and known industrially as tantalite) is a dull black metallic ore from which the elements niobium and tantalum are extracted. The niobium-dominant mineral in coltan is columbite. SSW Keliber MRE TRS CSA Global Report №: R142.2024 170 chlorite A group of phyllosilicate minerals common in low-grade metamorphic rocks and in altered igneous rocks. Diamond core drilling/ diamond drilling A core drill is a drill specifically designed to remove a cylinder of material using a diamond encrusted bit. The rock core is collected in the hollow drill rods. Elbaite Elbaite is a mineral species belonging to the tourmaline group. Elbaite forms in association with lepidolite, microcline, and spodumene in granite pegmatites. Formula NaLi2.5Al6.5(BO3)3Si6O18(OH)4. Facies A facies is a body of rock with specified characteristics that can used to distinguish them from other rocks. Fault A fault is a planar fracture or discontinuity in a volume of rock across which there has been significant displacement as a result of rock-mass movements. Felsic A rock enriched in lighter elements such as silicon, oxygen, aluminium, sodium, and potassium, typically lighter in colour. Fractional crystallisation Fractional crystallisation is the removal and segregation from a melt of mineral precipitates. The removal of the crystals changes the composition of the magma. In essence, fractional crystallisation is the removal of early formed crystals from an originally homogeneous magma (e.g. by gravity settling) so that these crystals are prevented from further reaction with the residual melt. The composition of the remaining melt becomes relatively depleted in some components and enriched in others, resulting in the precipitation of a sequence of different minerals. It is an important ore forming process. Garnet A group of alumino silicate minerals commonly found in metamorphic and to a lesser extent, igneous rocks. Geological Survey of Finland (or GTK) A research institution governed by the Finnish Ministry of Employment and the Economy, founded in 1885. Geophysics/geophysical survey Geophysics is a subject of natural science concerned with the physical processes and physical properties of the Earth and its surrounding space environment, and the use of quantitative methods for their analysis. Gneiss Gneiss is a common and widely distributed type of metamorphic rock. Gneiss is formed by high-temperature and high-pressure metamorphic processes acting on formations composed of igneous or sedimentary rocks. Orthogneiss is gneiss derived from igneous rock. Paragneiss is gneiss derived from sedimentary rock. Granite (or granitoid) A coarse-grained igneous rock composed mostly of quartz, alkali feldspar, and plagioclase. It forms from magma with a high content of silica and alkali metal oxides that slowly solidifies underground. Granulite facies The set of metamorphic mineral assemblages (facies) which is typical of regional metamorphism of high-temperatures and moderate-pressures. Greenschist facies The set of metamorphic mineral assemblages (facies) which is typical of the lowest temparatures and pressures produced by regional metamorphism (~300–500 °C), ~2– 10 kb). Greenstone A field term applied to any compact, dark green, altered or metamorphosed basic igneous rock (e.g. spilite, basalt, gabbro, diabase) that owes its colour to the presence of chlorite, actinolite, or epidote. Greenstone belt Greenstone belts are zones of variably metamorphosed mafic to ultramafic volcanic sequences with associated sedimentary rocks that occur within Archaean and Proterozoic cratons between granite and gneiss bodies. SSW Keliber MRE TRS CSA Global Report №: R142.2024 171 Hectorite Hectorite is a rare soft, greasy, white clay mineral with a chemical formula of Na0.3(Mg,Li)3Si4O10(OH)2. It is the primary lithium bearing mineral in lithium clay deposits. Igneous rock Igneous rock is formed through the cooling and solidification of magma or lava. The magma can be derived from partial melts of existing rocks in either a planet’s mantle or crust. K-feldspar Alkali potassium-bearing feldspar either microcline or orthoclase. Formula – KalSi3O8. Lithology (plural lithologies) A description of a rock’s physical characteristics visible at outcrop, in hand or core samples, or with low magnification microscopy. Physical characteristics include colour, texture, grain size, and composition. Lithiophilite Lithophilite is comprised of lithium manganese phosphate, occurring primarily in pegmatites. Formula Li(Mn,Fe)PO4. lepidolite Lepidolite is a phyllosilicate mineral in the mica group of minerals. It is the most abundant lithium-bearing mineral and is a secondary source of this metal. Formula K(Li,Al)3(Al,Si,Rb)4O10(F,OH)2. Mafic A rock enriched in iron, magnesium, and calcium and typically dark in colour. Common rock-forming mafic minerals include olivine, pyroxene, amphibole, biotite mica, and the plagioclase feldspars. Metasedimentary A metamorphosed sedimentary rock. Metavolcanic(s) A metamorphosed volcanic rock. Migmatite (migmatitic) A migmatite is a metamorphic rock formed by anatexis that is generally heterogeneous and preserves evidence of partial melting at the microscopic to macroscopic scale. The name means mixed rock. Montebrasite The hydroxyl endmember of the amblygonite series. Occurs chiefly in granite pegmatites of the lithium- and phosphate-rich type. Formula LiAl(PO4)(OH,F). muscovite Muscovite is a hydrated phyllosilicate mineral of aluminium and potassium with formula Kal2(AlSi3O10)(F,OH)2. Pegmatite An essentially igneous rock, commonly of granitic composition, that is distinguished from other igneous rocks by its extremely coarse but variable grain size or by an abundance of crystals with skeletal, graphic, or other strongly directional growth habits. Pegmatites occur as sharply bounded homogenous to zoned bodies within igneous or metamorphic host rocks (London, 2008). Petalite Petalite is a lithium aluminium silicate mineral. It is an important source of Lithium, mostly utilised in the glass and ceramics industry. Formula LiAlSi4O10. Plagioclase Plagioclase is a series of tectosilicate (framework silicate) minerals within the feldspar group. Rather than referring to a particular mineral with a specific chemical composition, plagioclase is a continuous solid solution series, more properly known as the plagioclase feldspar series. The series ranges from albite to anorthite endmembers (with respective compositions NaAlSi3O8 to CaAl2Si2O8). Porphyritic An adjective used in geology, specifically for igneous rocks, for a rock that has a distinct difference in the size of the crystals, with at least one group of crystals obviously larger than another group. SSW Keliber MRE TRS CSA Global Report №: R142.2024 172 Proterozoic The Proterozoic Eon extended from 2,500 to 541 million years ago. It is the longest eon of the Earth’s geologic time scale, and it is subdivided into three geologic eras (from oldest to youngest): the Paleoproterozoic, Mesoproterozoic, and Neoproterozoic. pyrite Pyrite is an iron sulphide with the formula FeS2. Pyrite is the most abundant sulphide mineral. pyrrhotite Pyrrhotite is an iron sulphide mineral with the formula FeS. quality assurance/quality control (QAQC) QAQC procedure covers everything from sample handling at all levels of exploration and processing as well as defined protocols for insertion of standards/blanks and duplicates. Quality control samples inserted into the sample stream include blanks, refence materials and duplicate samples and used to monitor contamination, accuracy and precision of the assay laboratory. quartz Quartz is a chemical compound consisting of silicon dioxide (SiO2). It is the most abundant mineral found at Earth’s surface. schist A medium-grade metamorphic rock formed from mudstone or shale. Schist has medium to large, flat, sheet-like grains in a preferred orientation. It is defined by having more than 50% platy and elongated minerals, often finely interleaved with quartz and feldspar. spodumene Spodumene is a pyroxene mineral consisting of lithium aluminium inosilicate and is a commercially important source of lithium. Spodumene concentrates are largely used to produce lithium carbonate or lithium hydroxide for the battery industry. Formula LiAl(Si2O6). sphalerite Sphalerite is a sulphide mineral with the chemical formula (Zn,Fe)S. It is the most important ore of zinc. S-type granite S-type granite contains muscovite and biotite and is depleted in sodium but enriched in aluminium. They are considered to have formed by partial melting of sedimentary rocks. supracrustal rocks Supracrustal rocks are rocks (sedimentary or volcanic rock) that were deposited on the existing basement rocks of the crust. They may be further metamorphosed. till Till is unsorted glacial sediment, derived from the erosion and entrainment of material by the moving ice of a glacier. It is deposited some distance down-ice to form moraines. topaz Topaz is a silicate mineral of aluminium and fluorine with the chemical formula Al₂SiO₄(F,OH)₂. Often forms in pegmatites rich in fluorine. tourmaline A crystalline boron silicate mineral compounded with elements such as aluminium, iron, magnesium, sodium, lithium, or potassium. xenolith A xenolith is an inclusion of country rock (rock fragment) in an igneous rock which was entrained during magma ascent, emplacement or eruption. zinnwaldite Zinnwaldite is a silicate mineral in the mica group. It occurs in greisens, pegmatite, and quartz veins often associated with tin ore deposits. Formula KLiFeAl(AlSi3)O10(OH,F)2.

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